PRELIMINARY COPY--SUBJECT TO COMPLETION

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               AEGIS REALTY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|  No fee required.

|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(i) and 0-11.

     1) Title of each class of securities to which transaction applies: Common Stock, $.01 par value per share of the Registrant.

     2) Aggregate number of securities to which transaction applies:
        Approximately 9,061,933 shares of Common Stock (representing (a) 8,054,631 shares of Common Stock, (b) 241,522 shares of Common Stock underlying options exercisable for Common Stock at a strike price of $10.57 per share and (c) 765,780 shares of Common Stock underlying OP Units exchangeable for Common Stock on a one-for-one basis, outstanding on January 17, 2003).

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee of $9,370.00 was calculated pursuant to Exchange Act Rule 0-11 and
        Section 14(g) of the Exchange Act, as amended, and is equal to $92 per million of the aggregate merger consideration of 101,840,580.*

        *Includes 8,054,631 shares of Common Stock at $11.52 per share, 765,780 OP Units at $11.52 per share and 241,522 options at $0.95 per share.

     4) Proposed maximum aggregate value of transaction: $101,840,580.

     5) Total fee paid: $9,370.

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:  ______
     2)  Form, Schedule or Registration Statement No.:  ______
     3)  Filing Party:  ______
     4)  Date Filed:  _______

                               AEGIS REALTY, INC.
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                                                          [     ], 2003

Dear Stockholder:

    You are cordially invited to attend a special meeting of the holders of common stock of Aegis Realty, Inc. to be held on __________, 2003 at [ ] (local time), at [ ]. In the materials accompanying this letter, you will find a notice of special meeting, a proxy statement and a proxy card.

    At the special meeting, you will be asked to consider and approve our merger with and into an affiliate of Phillips Edison Ltd., an Ohio limited liability company, pursuant to an agreement and plan of merger, dated December 24, 2002. You should read carefully the merger agreement, a copy of which is attached as Annex A to the accompanying proxy statement. Upon completion of the merger, each share of our common stock, par value $.01 per share, will be converted into the right to receive $11.52 in cash, without interest. The affirmative vote of the holders of shares of common stock representing a majority of our outstanding shares entitled to vote at the special meeting is necessary to approve the merger.

    The merger is a culmination of an effort by us to sell our assets, which commenced immediately following our termination of a proposed transaction with P.O'B Montgomery & Company in August, 2001, which was terminated in response to shareholder concerns.

    To facilitate the merger, our outside advisors, Related Aegis L.P. and RCC Property Advisors, have agreed to take our non-core assets in payment of fees owed to them under our advisory and property management agreements and to pay all fees owed to our financial advisor with respect to the merger.

    Our Board of Directors unanimously approved the merger and believes the merger is in the best interest of our stockholders. Accordingly, our Board of Directors unanimously recommends that our stockholders approve the merger. Among the factors considered by our Board of Directors in evaluating the merger was the opinion, dated December 23, 2002, of RBC Dain Rauscher Inc., our financial advisor, which states that, as of the date of the opinion and subject to the qualifications, limitations and assumptions set forth therein, the cash consideration to be paid in the merger to the holders of our common stock is fair from a financial point of view to those stockholders. The written opinion of RBC is attached as Annex B to the accompanying proxy statement and should be read carefully and in its entirety.



                     --------------------------------------


    We urge you to carefully review the accompanying proxy statement which describes in more complete detail the merger (as well as certain risks and conflicts of interest) and information about the parties involved. If the merger is approved by the requisite holders of our common stock, the closing of the merger will occur as soon as practicable after the special meeting, assuming all of the other conditions to the closing of the merger are satisfied or waived.

    Your vote is very important to us, whether you own few or many shares. Please give all of this information your careful attention. Whether or not you plan to attend the special meeting, you are requested to complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. Returning your proxy card will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card.


                                            Sincerely,



                                            /s/ Stuart J. Boesky
                                            Chairman and Chief Executive Officer

                               AEGIS REALTY, INC.
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK 10022

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held On _______, 2003

To the holders of common stock of Aegis Realty, Inc.:

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Aegis Realty, Inc., a Maryland corporation ("Aegis" or the "Company"), will be held on [ ], 2003, at [ ] (local time), at [ ] for the following purposes:

    1. Merger. To consider and vote upon a proposal to approve our merger with and into Doubleday Station LLC, an Ohio limited liability company and affiliate of Phillips Edison Ltd., an Ohio limited liability company, with Doubleday Station LLC being the surviving company, pursuant to the agreement and plan of merger, dated as of December 24, 2002.

    2. Adjournments of Meeting Date. To consider and vote upon postponements or adjournments of the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger.

    3. Other Business. To transact any other business as may properly come before the special meeting and any adjournments or postponements of that meeting or matters incidental thereto.

    Our Board of Directors has fixed the close of business on [ ], 2003 as the record date for the special meeting. Only stockholders of record on that date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement thereto. A form of proxy and a proxy statement containing more detailed information with respect to the merger and other matters to be considered at the special meeting accompany and form a part of this notice.

    All stockholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, however, you are urged to complete, date, sign and return the enclosed proxy card as soon as possible. We have enclosed a postage-prepaid envelope for your convenience which requires no postage for mailing in the United States. If you attend the special meeting, you may vote in person even if you have already returned your proxy card. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. You may revoke your proxy in the manner described in the proxy statement at any time before your proxy has been voted at the special meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            /s/ Stuart J. Boesky
                                           President and Chief Executive Officer

[               ], 2003

                                TABLE OF CONTENTS
                                                                                          Page
                                                                                          ----

SUMMARY term sheet..........................................................................1

INTRODUCTION...............................................................................11

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................................11

WHO CAN HELP ANSWER YOUR QUESTIONS.........................................................14

[SOLICITATION AGENT]  CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION..........14

THE SPECIAL MEETING........................................................................15

        Date, Time and Place of the Special Meeting........................................15

        Purpose of the Special Meeting.....................................................15

        Record Date, Shares Entitled to Vote and Voting Power..............................15

        Quorum and Vote Required...........................................................15

        Proxies, Voting and Revocation.....................................................15

        Solicitation of Proxies and Expenses...............................................16

        Effective Time of the Merger.......................................................16

THE PARTIES TO THE MERGER..................................................................17

        Aegis Realty, Inc..................................................................17

BACKGROUND OF THE MERGER AND RELATED TRANSACTIONS..........................................19

        Background of the Merger...........................................................19

        Fairness Opinion of RBC Dain Rauscher Inc..........................................24

        Financing Arrangements.............................................................31

        Effects of the Merger..............................................................32

        Future Plans if the Merger is Not Approved.........................................32

        Method of Accounting...............................................................32

        Valuation of Excluded Partnership Interests........................................32

TERMS OF THE MERGER........................................................................34

        General............................................................................34

        Consideration to be Paid in the Merger.............................................34

        Payment Mechanics..................................................................35

        Adjustment of Consideration........................................................35

        Exchange of Stock Certificates.....................................................36

        Conduct of the Business Before the Merger..........................................36

        Conditions to the Merger...........................................................37

        Representations and Warranties.....................................................38

        Survival of Representations and Warranties; Indemnification........................39

        Non-Solicitation of Alternative Transactions from Other Parties; Termination Fee...39

        Termination of the Merger Agreement................................................40

        Obligation to Negotiate............................................................41

                                TABLE OF CONTENTS
                                   (continued)
                                                                                          Page
                                                                                          ----
        Remedies for Breach; Expenses......................................................41

        Treatment of Stock Options.........................................................42

        Transactions Relating to Aegis Operating Partnership...............................42

        Transfer of Suburban Garden Apartment Complex; Payment of Expenses.................43

        Other Agreements...................................................................43

        Waiver and Amendment...............................................................43

APPRAISAL RIGHTS...........................................................................44

Interests of Certain Persons in the Merger.................................................45

        Merger Consideration...............................................................45

        Fees Payable to our Advisors.......................................................45

        Directors and Officers Liability Insurance.........................................46

FEDERAL INCOME TAX CONSEQUENCES............................................................47

        Consequences to U.S. Stockholders..................................................47

        Consequences to Non-U.S............................................................47

        Backup Withholding.................................................................48

REGULATORY AND OTHER APPROVALS.............................................................49

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS.............................50

OTHER MATTERS..............................................................................51

WHERE YOU CAN FIND MORE INFORMATION........................................................51

Annex A -      Merger Agreement
Annex B -      Fairness Opinion of RBC Dain Rauscher Inc.

                               SUMMARY TERM SHEET

    This summary highlights selected information contained in this proxy statement and may not contain all of the information regarding the merger that is important to you. To better understand the matters discussed in this summary section, and for a more complete description of the terms of and risks related to the merger, you should read this entire proxy statement and the other documents that are referred to in this proxy statement.

    Information about Doubleday Station LLC and Phillips Edison Ltd. and its affiliates contained in this proxy statement has been provided by Phillips Edison Ltd. We make no representation or warranty with respect to such information.

    In this proxy statement, we may refer to:

    o   Aegis Realty, Inc., as "we," "us," "our," "Aegis," or the "Company";

    o Aegis Realty Operating Partnership, L.P., a Delaware limited partnership of which Aegis is the sole general partner, as "Aegis OP";

    o Doubleday Station LLC, an Ohio limited liability company, as "Doubleday"; and

    o   Phillips Edison Ltd., as "Phillips Edison."

Parties to the Merger  (p.17)

Aegis Realty, Inc. .................    We are a real estate investment trust,
                                        or REIT, focusing on the acquisition,
                                        ownership, renovation and operation of
                                        supermarket-anchored neighborhood and
                                        community shopping centers. We conduct
                                        substantially all of our operations
                                        through Aegis Realty Operating
                                        Partnership, a Delaware limited
                                        partnership, which we refer to as Aegis
                                        OP, of which we are the sole general
                                        partner and holder of 91.32%of the units of limited partnership interest as of December 31, 2002.

                                        Our principal office is located at 625
                                        Madison Avenue, New York, New York,
                                        10022 and our telephone number is (212)
                                        421-5333.

                                        Our common stock is listed on the
                                        American Stock Exchange under the symbol
                                        "AER."

Doubleday Station LLC...............    Doubleday Station LLC, which we refer to
                                        as Doubleday, is a limited liability
                                        company formed under the laws of the
                                        State of Ohio. Doubleday was recently
                                        formed for the sole purpose of acquiring us in the merger by an affiliated entity of Phillips Edison Ltd., or Phillips
                                        Edison, a privately-owned limited
                                        liability company formed under the laws
                                        of Ohio. Phillips Edison, along with its subsidiaries and affiliated entities, indirectly owns and manages primarily grocery-anchored, community-based shopping centers.

                                        Phillips Edison & Company Shopping
                                        Center Opportunity Fund II LLC, an Ohio
                                        limited liability company, which we
                                        refer to as the PECO Fund, provides
                                        equity investments in some of the
                                        shopping center acquisitions Phillips
                                        Edison makes as part of its ongoing
                                        business. The PECO Fund is owned 25% by
                                        Phillips Edison and 75% by outside
                                        accredited investors and is the sole
                                        member of Doubleday.

                                        As of the date of this proxy statement,
                                        Phillips Edison owns, along with its
                                        subsidiaries and through affiliated
                                        entities, approximately 41 shopping
                                        center properties, containing
                                        approximately 4.5 million
                                        square feet located in 15 states.

                                        The principal office of Doubleday is
                                        located at 11690 Grooms Road,
                                        Cincinnati, Ohio, 45242 and its
                                        telephone number is (513) 554-1110.

The Special Meeting (p.15)

Date, time and place of meeting.....    The special meeting of our stockholders
                                        will be held on ______, 2003 at [ ] a.m.
                                        (local time), at [____________________].

Purpose of the meeting..............    You are being asked to consider and vote
                                        upon:

                                        o The Merger: a proposal to approve our
                                          merger with and into Doubleday, with
                                          Doubleday being the surviving company;
                                          and

                                        o Extension of Solicitation Period: the
                                          approval, if necessary, of an
                                          extension of the solicitation period.

Record date; shares entitled to vote;
  voting power......................    Our Board of Directors has fixed the
                                        close of business on [ ], 2003 as the
                                        record date for determining those
                                        stockholders entitled to notice of, and
                                        to vote at, the special meeting. Only
                                        stockholders of record on the record
                                        date are entitled to notice of, and to
                                        vote at, the special meeting.

                                        On the record date, there were [ ]
                                        shares of our common stock issued and
                                        outstanding, of which [ ] shares of
                                        common stock, or approximately [ ]%,
                                        were beneficially owned by our directors and executive officers and the sole general partner of our outside advisor as a group. The number of shares issued and outstanding and the number of shares and the percentage of outstanding shares held by the foregoing directors and officers include 135,734 shares of common stock issuable upon conversion, on a one-for-one basis, of the units of limited partnership interest in Aegis OP held by such directors and officers. We refer to the units of limited partnership interests in Aegis OP as OP Units throughout this proxy statement.

                                        Stockholders of record on the record
                                        date will be entitled to one vote per
                                        share of common stock they own on any
                                        matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Quorum and vote required............    Our bylaws require the presence, in
                                        person or by duly executed proxy, of the holders of shares of common stock representing at least a majority of the votes entitled to be cast at the special meeting in order to constitute a quorum and, in accordance with the Maryland
                                        General Corporation Law, our charter
                                        requires the affirmative vote of the
                                        holders of a majority of our issued and
                                        outstanding shares of common stock
                                        entitled to vote at the meeting in order to approve the merger. The affirmative vote of the holders of a majority of the shares of common stock voting either in person or by proxy at the meeting is required to approve, if necessary, the extension of the solicitation period.

                                        Our directors and executive officers and the sole general partner of our outside advisor who own shares of our common stock have indicated their present intention to vote "FOR" the merger, and, if necessary, the extension of the solicitation period.

Proxies; revoking your proxy........    Shares of common stock represented at
                                        the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted at the special meeting, and at any adjournments or postponements of that meeting, in accordance with those instructions on the proxies. If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted
                                        "FOR" the approval of the merger and, if necessary, the extension of the solicitation period. Proxies are being solicited on behalf of our Board of Directors.

                                        A proxy may be revoked by the person who
                                        executed it at, or before, the special
                                        meeting by: (a) delivering to our
                                        secretary a written notice of revocation
                                        of a previously-delivered proxy bearing
                                        a later date than the proxy; (b) duly
                                        executing, dating and delivering to our
                                        secretary a subsequent proxy; or (c)
                                        attending the special meeting and voting
                                        in person. Attendance at the special
                                        meeting will not, in and of itself,
                                        constitute revocation of a proxy.

Effective time of the merger........    The merger will become effective as of
                                        the date and time specified in the
                                        articles of merger which will be filed
                                        with (a) the State Department of
                                        Assessments and Taxation of Maryland in
                                        accordance with the Maryland General
                                        Corporation Law and (b) the Secretary of
                                        State of Ohio in accordance with Chapter
                                        1705 of the Ohio Revised Code, which is
                                        expected to occur as soon as practicable after stockholder approval of the merger and the satisfaction or waiver of all other conditions to closing.

The Merger Agreement (p.34)

Principal features of the merger....    We will be merged with and into
                                        Doubleday pursuant to a merger agreement dated as of December 24, 2002, among Doubleday, Aegis OP and us. Following the merger, we will cease to exist and Doubleday will become the sole general partner of Aegis OP. After the completion of the merger, our stockholders will have no continuing equity interest in, and will not share in any of our future earnings, dividends or growth. In addition, after the merger has been completed, our common stock will no longer be listed on the American
                                        Stock Exchange or registered with the
                                        Securities and Exchange Commission.

                                        Holders of OP Units who do not exchange
                                        their OP Units for shares of common
                                        stock prior to the effective time of the merger will continue to own their OP Units. All of our officers and directors intend to exchange their OP Units for shares of common stock immediately prior to the effectiveness of the merger.

Consideration to be paid in the
merger..............................    Doubleday will pay total consideration
                                        consisting of cash and assumable or
                                        payable debt in the aggregate amount of
                                        approximately $171.1 million as follows:

                                        Cash. At the effective time of the
                                        merger, the holders of shares of our
                                        outstanding common stock, options to
                                        purchase our common stock and OP Units
                                        which have been converted into common
                                        stock will be entitled to receive cash,
                                        subject to the adjustment as set forth
                                        below, as follows:

                                        -   each outstanding share of our common
                                            stock will be
                                            converted into the right to receive
                                            $11.52 in cash, without interest;

                                        -   each outstanding option to purchase
                                            our common stock (other than options
                                            which are exercised at or prior to
                                            the effective time of the merger)
                                            will be converted into the right to
                                            receive $0.95 in cash, without
                                            interest, which represents the per
                                            share merger price ($11.52) minus
                                            the option exercise price ($10.57);
                                            and

                                        -   the holders of OP Units in Aegis OP
                                            will be offered the opportunity to
                                            receive $11.52 in cash, without
                                            interest, provided they exchange
                                            their OP Units for common stock.

                                        Assumption/repayment of debt. As the
                                        surviving entity, Doubleday will assume
                                        all of our outstanding debt obligations
                                        which as of the date of this proxy total approximately $22.6 million. In addition, Doubleday is obligated to repay all amounts outstanding on our existing credit facility which, as of the date of this proxy, equal approximately $46.7 million.

                                        Deposit. Upon signing the merger
                                        agreement, Doubleday deposited $1.0
                                        million into escrow as a good faith
                                        deposit. Doubleday is entitled to
                                        replace the $1.0 million with a letter
                                        of credit.

Adjustment of consideration.........    Doubleday will be entitled to a
                                        reduction in the amount of cash
                                        consideration payable by it equal to the amount by which (a) the expenses incurred by us in connection with the preparation of the merger agreement and the transactions contemplated thereby and (b) one-half of the expenses incurred by us in connection with any litigation arising out of the merger, exceeds $667,000 in the aggregate.

                                        The consideration payable by Doubleday
                                        may also be adjusted if (a) there are
                                        more or less shares of our common stock, OP Units and/or stock options on the closing date than anticipated by the terms of the merger agreement, (b) if an adverse circumstance concerning our Company occurs having an aggregate value in excess of $1.0 million, or (c) our actual operating expenses and capital expenditures vary (up or down) from approved budgets as described under the heading "Adjustment of Consideration," beginning on page 35.

Financing arrangements..............    Doubleday will be using a combination of
                                        equity financing provided by the PECO
                                        Fund and debt financing provided by one
                                        or more of US Bank and Lehman Brothers
                                        in order to pay the merger consideration and satisfy its obligations under the merger agreement. In order to obtain the debt financing, Doubleday will leverage the properties held by Aegis OP immediately following the completion of the merger. Obtaining financing is not a condition to consummation of the merger agreement.

                                        In the event that Doubleday is unable to obtain the necessary financing for the completion of the merger, we will be entitled to elect to either receive (a) payment of our expenses up to $1.0 million or (b) pursue legal remedies for damages of up to $3.0 million. This $3.0 million in damages is guaranteed by Phillips Edison if awarded as a result of any legal proceedings.

                                        As of the date of this proxy statement,
                                        Doubleday has not yet closed on its
                                        financing arrangements and no assurance
                                        can be given that any financing will be
                                        completed. Doubleday currently does not
                                        have any alternative financing
                                        commitments in the event that the equity financing from the PECO Fund or the debt financing with US Bank and Lehman Brothers is not obtained.

Treatment of dividends..............    We will pay our regular quarterly
                                        dividends for the quarter ended December
                                        31, 2002 on February 14, 2003. For all
                                        quarterly periods in calendar year 2003, we are entitled to pay dividends in an amount not to exceed our prior dividends or distributions (prorated for a partial quarter); provided that as of the effective time of the merger, we must have retained 30 days of dividend payments.

Exchange of stock certificates;
  treatment of options..............    On or prior to the effective time of the
                                        merger, Doubleday will deposit with the
                                        exchange agent cash in an amount
                                        sufficient to pay our security holders
                                        the cash merger consideration to which
                                        they are entitled under the merger
                                        agreement.

                                        Exchange of stock certificates. As soon
                                        as practicable after the effective time
                                        of the merger, the exchange agent will
                                        send to each stockholder of record as of immediately prior to the effective time, a letter of transmittal and detailed instructions specifying the procedures to be followed in surrendering their stock certificates. You should not send any stock certificates to the exchange agent or to anyone else until you receive a letter of transmittal. Upon your surrender of a stock certificate, the exchange agent will issue to you the consideration to which you are entitled. You will not be entitled to any interest on the cash payable upon the surrender of your stock certificates or certificates to the exchange agent.

                                        Treatment of stock options. Each stock
                                        option which is outstanding immediately
                                        prior to the effective time of the
                                        merger, whether or not then exercisable
                                        and which has not been exercised or
                                        canceled prior to that time, will become fully vested and exercisable. The exchange agent will provide each option holder with the opportunity to exchange its stock option instruments for cash in the same manner as our common stockholders described above under the heading "--Exchange of stock certificates".

Conditions to the merger............    For the merger to occur, holders of a
                                        majority of our outstanding shares of
                                        common stock entitled to vote at the
                                        special meeting must approve the merger
                                        and the parties must satisfy or waive
                                        all other conditions specified in the
                                        merger agreement, including that:

                                        o   we receive all consents, approvals,
                                            permits and authorizations required
                                            to be obtained from any governmental
                                            entity or third party;

                                        o   the representations and warranties
                                            made by each party be true in all
                                            material respects as of the closing
                                            date;

                                        o   each party has performed all
                                            obligations required to be performed
                                            by it under the merger agreement;
                                            and

                                        o   no temporary restraining order,
                                            preliminary or permanent injunction
                                            or other similar order issued by any
                                            court of competent jurisdiction or
                                            governmental entity preventing,
                                            materially
                                            delaying or impairing the completion
                                            of the merger or any of the other
                                            transactions or agreements
                                            contemplated by the merger agreement
                                            be in effect.

  Alternative transactions..........    Pursuant to the terms of the merger
                                        agreement, we have agreed that, until
                                        the termination of the merger agreement
                                        or the effective time of the merger, we
                                        will not authorize or permit any of our
                                        officers, directors, employees, agents,
                                        investment bankers, financial advisors,
                                        attorneys, accountants, brokers or other representatives to initiate, solicit, facilitate, or encourage any inquiries or proposals that constitute or are reasonably likely to lead to:

                                        o   a merger, consolidation, share
                                            exchange, business combination or
                                            similar transaction involving us or
                                            any of our subsidiaries;

                                        o   the sale, lease, exchange, transfer
                                            or other disposition of all or a
                                            material portion of our assets; or

                                        o   a public announcement of a proposal,
                                            plan or intention to do any of the
                                            transactions mentioned above or any
                                            agreement to engage in those
                                            transactions.

                                        In the event we receive unsolicited
                                        inquiries and proposals regarding
                                        potential business combinations and
                                        enter into an alternative agreement with respect to a more favorable transaction with a third party, we will be obligated to pay Doubleday a termination fee of $3.0 million.

Termination of the merger agreement;
  obligation to negotiate...........    Termination Events. The merger agreement
                                        may be terminated by the parties and the
                                        merger abandoned, whether before or
                                        after stockholder approval is obtained,
                                        for a number of reasons, including, by:

                                        o   either party, upon a breach by the
                                            other party of its representations
                                            or warranties or failure by such
                                            party to perform all covenants
                                            required to be performed on or
                                            before closing having an aggregate
                                            value of at least $1.0 million;

                                        o   either party, if a permanent
                                            injunction or other action
                                            preventing the merger has been
                                            issued;

                                        o   either party, if the merger has not
                                            been completed within four months
                                            from the date that we receive final
                                            clearance from the SEC of this proxy
                                            statement;

                                        o   either party, if approval of the
                                            merger by our stockholders is not
                                            obtained on or before the later to
                                            occur of (a) December 24, 2003 or
                                            (b) four months from the date that
                                            we receive final clearance from the
                                            SEC of this proxy statement;

                                        o   mutual consent of the parties;

                                        o   Doubleday, if (a) our Board of
                                            Directors (a) withdraws, modifies or
                                            changes in a manner adverse to
                                            Doubleday, its recommendation of the
                                            merger or (b) has approved or
                                            recommended an "alternative
                                            transaction," as defined in the
                                            merger agreement, or (b) we enter
                                            into a definitive agreement with
                                            respect to an alternative
                                            transaction;

                                        o   us, upon entering into a definitive
                                            agreement with respect to an
                                            alternative transaction;

                                        o   Doubleday, if there has occurred a
                                            material adverse effect of at least
                                            $1.0 million. For purposes of the
                                            merger agreement, a "material
                                            adverse effect" is a material
                                            adverse change in the properties,
                                            assets, financial condition
                                            (exclusive of changes in general
                                            industry or market conditions) or
                                            operations of our Company or our
                                            subsidiaries, taken as a whole,
                                            since September 30, 2002;

                                        o   Doubleday, if we fail to provide
                                            title policies to our properties or
                                            fail to cure (through the payment of
                                            money, bonding or other means
                                            reasonably acceptable to Doubleday)
                                            exceptions to title, as set forth in
                                            the merger agreement; or

                                        o   either party, if the other party
                                            does not satisfy its conditions to
                                            closing by the later of (a) December
                                            24, 2003 or (b) four months from the
                                            date we receive final clearance from
                                            the SEC of this proxy statement.

                                        Obligation to Negotiate. Prior to
                                        terminating the merger agreement due to
                                        (a) either party's breach of a
                                        representation, warranty, covenant or
                                        agreement having an aggregate value of
                                        between $1.0 million and $3.0 million;
                                        or (b) our suffering a material adverse
                                        effect of between $1.0 million and $3.0
                                        million, we and Doubleday have each
                                        agreed to negotiate in good faith an
                                        adjustment of the consideration to
                                        enable consummation of the merger. In
                                        the case of a breach or material adverse
                                        effect in excess of $3.0 million, we and
                                        Doubleday have the option to negotiate,
                                        if the parties so decide. If we and
                                        Doubleday are unable to reach an
                                        agreement as to an appropriate
                                        adjustment to the consideration within
                                        30 days after receipt of notice of
                                        termination or, if we elect not to
                                        negotiate in the case of a breach or
                                        material adverse effect exceeding $3.0
                                        million, the merger agreement will be
                                        terminated.
Termination Fee; Willful Breach;
  Expenses..........................    Termination fee. We may be obligated to
                                        pay a termination fee of $3.0 million if
                                        (a) our Board of Directors modifies or
                                        changes its recommendation of the merger in a manner adverse to Doubleday, (b) we enter into a definitive agreement with respect to an alternative transaction, or (c) either party terminates the merger agreement and we enter into an alternative transaction within one year from the date the merger agreement is terminated provided that Doubleday was not otherwise in material breach of its obligations under the merger agreement.

                                        Willful Breach. Upon a willful material
                                        breach of any representation, warranty,
                                        covenant or agreement by either party,
                                        the non-breaching party will either be
                                        entitled to (a) pursue legal remedies
                                        not to exceed $3.0 million or (b)
                                        reimbursement of its expenses as
                                        described below. As defined in the
                                        merger agreement, a willful material
                                        breach
                                        includes the inability by Doubleday
                                        (whether or not by fault of Doubleday)
                                        to obtain the financing needed to
                                        consummate the merger. Phillips Edison
                                        has agreed to guarantee Doubleday's
                                        obligations under the merger agreement
                                        up to a maximum amount of $3.0 million.
                                        Phillips Edison has represented to us
                                        that it (a) has a net worth of $30.0
                                        million and (b) will not sell any of its assets if it would reduce its net worth below $30.0 million.

                                        Payment of Expenses. In the event the
                                        merger agreement is terminated due to a
                                        party's material breach of any of its
                                        representations or warranties or its
                                        failure to perform certain covenants or
                                        agreements contained in the merger
                                        agreement, and the party does not pursue its legal remedies in case of a willful breach as described above, the breaching party may be required to reimburse, as liquidated damages, the terminating party for its out-of-pocket costs and expenses in connection with the merger, up to $1.0 million.

                                        If our stockholders do not approve the
                                        merger proposal, each party is
                                        responsible for its own expenses and
                                        neither party is entitled to
                                        reimbursement from the other.

  Transfer of certain interests;
  payment of expenses...............    Through Aegis OP, we own partnership
                                        interests in two partnerships (which we
                                        refer to as the excluded partnership
                                        interests), each owning a suburban
                                        garden apartment complex, that are not
                                        being transferred to Doubleday as part
                                        of the merger, but instead will be
                                        transferred to our outside advisor and
                                        property manager concurrently with the
                                        merger. Our Board of Directors retained
                                        Houlihan Lokey Howard & Zukin Financial
                                        Advisors, Inc. to estimate the fair
                                        market value of each of the excluded
                                        partnership interests on a
                                        non-marketable minority interest basis,
                                        which were estimated by Houlihan Lokey
                                        to be approximately $4.9 million.
                                        Houlihan Lokey was instructed to perform its valuation of the excluded partnership interests in isolation and separate from the merger or any other transaction. Our Board of Directors utilized the valuation information to help it determine that the transfer of the excluded partnership interests to our outside advisor and property manager would be equitable consideration for (a) the termination of our advisory and property management agreements with them, (b) the payment of all fees and other rights to which they would be entitled pursuant to their contracts with us (which fees, in the aggregate, amount to approximately $4.3 million),
                                        (c) the payment by them on our behalf of the fees owed to RBC Dain Rauscher Inc.
                                        as our financial advisor in connection
                                        with the merger (which fees amount to
                                        approximately $1.0 million), and (d)
                                        their agreement to fully indemnify and
                                        hold harmless us, Aegis OP and Doubleday from all losses related to the garden apartments.

Amending the merger agreement.......    The merger agreement may be amended by
                                        the parties in writing at any time. In
                                        such case, we may resolicit your consent if required by law.

Regulatory filings or approvals.....    Other than the filing of this proxy
                                        statement with the SEC, the filing of
                                        the articles of merger in the State of
                                        Maryland and the State of Ohio, and such other filings as may be required for the payment of taxes, neither our management nor the management of Doubleday believes that any filings with or approval of any governmental authority is necessary to complete the merger.

Background of the Merger and Related
  Transactions  (p.19)

Recommendation of our Board
  of Directors......................    Our Board of Directors directed
                                        management to begin the effort of
                                        exploring the sale of our Company or our assets after we announced termination of our acquisition agreement with P.O'B
                                        Montgomery & Company in August, 2001 in
                                        response to certain stockholders'
                                        concerns regarding the transaction. At
                                        that time, our Board instructed our
                                        management to pursue alternative
                                        transactions with the goal of maximizing stockholder value.

                                        After an evaluation of a variety of
                                        business, financial and market factors
                                        and consultation with our legal and
                                        financial advisors, our Board of
                                        Directors determined that the merger is
                                        advisable and fair to, and in the best
                                        interests of, our company and our
                                        stockholders, and voted unanimously to
                                        approve the merger, the merger
                                        agreement, the transactions contemplated by the merger agreement and recommend that our stockholders approve the merger.

Fairness opinion.....................   Our Board of Directors retained RBC Dain
                                        Rauscher Inc., which we also refer to as "RBC," to act as its financial advisor and to render an opinion as to whether the consideration payable in the merger to the holders of our common stock pursuant to the merger agreement is fair, from a financial point of view, to those stockholders.

                                        On December 23, 2002, RBC delivered an
                                        opinion to our Board of Directors which
                                        stated that, based upon and subject to
                                        the qualifications, limitations and
                                        assumptions set forth in the opinion, as of the date of the opinion, the consideration to be paid in the merger to holders of our common stock is fair, from a financial point of view, to those stockholders. We urge you to read the fairness opinion issued by RBC, which is attached as Annex B to and incorporated by reference in this proxy statement.

Federal Income Tax Consequences
 (p.47).............................    If the merger is completed, the exchange
                                        of common stock by our stockholders in
                                        return for the merger consideration will be a taxable transaction under the Internal Revenue Code, as amended (the
                                        "Code"). Because of the complexities of
                                        the tax laws, we advise you to consult
                                        your own tax advisors concerning the
                                        applicable federal, state, local,
                                        foreign and other tax consequences
                                        resulting from the merger.

Interests of Certain Persons in
  the Merger (p.45).................    Merger Consideration. Certain of our
                                        directors, executive officers and
                                        employees and those of our affiliates
                                        own shares of our common stock, options
                                        to purchase shares of our common stock
                                        and/or OP Units and, therefore, may have interests in the merger that differ from your interests as a stockholder. These persons are entitled to receive the same merger consideration as all other stockholders, option holders and OP Unit holders. If all such persons exchange their OP Units for common stock, the total amount of merger consideration payable to such persons will aggregate approximately $4.9 million.

                                        Termination Fees; Transfer of Excluded
                                        Partnership Interests. In addition,
                                        certain of such persons are also
                                        principals of our outside advisor and
                                        property manager and will share in the
                                        benefits resulting from the transfer of
                                        the excluded partnership interests to
                                        such entities in payment of the
                                        termination fees owed to such entities.
                                        Our Board of Directors was aware of
                                        these interests and considered them,
                                        among other matters, in approving the
                                        merger, the merger agreement and the
                                        transactions contemplated by that
                                        agreement. The total amount of the
                                        termination fees payable to our advisor
                                        and property manager will be
                                        approximately $4.3 million.

Dissenters' Rights of Appraisal
 (p.44).............................    Our stockholders are not entitled to
                                        dissenters' rights of appraisal under
                                        Maryland law in connection with the
                                        merger.

                                  INTRODUCTION

    This proxy statement is being furnished to holders of shares of common stock of Aegis Realty, Inc., a Maryland corporation, in connection with the solicitation of proxies by our Board of Directors for use at the special meeting of stockholders to be held on [__], 2003 at [ ] (local time), at [ ], and any adjournments or postponements of that meeting. The purpose of the special meeting is for our stockholders to consider and vote upon a proposal to approve our merger with and into Doubleday Station LLC, an Ohio limited liability company, which we refer to as Doubleday throughout this document. Our Board of Directors has fixed the close of business on [____], 2003 as the record date for the special meeting. Accordingly, only stockholders of record on that date will be entitled to notice of, and to vote at, the special meeting.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    Q:  What am I being asked to vote on?

    A: You are being asked to approve our merger with and into Doubleday. After the merger, Doubleday, as the surviving company, will continue as the sole general partner of Aegis OP, and you will no longer own an equity interest in the surviving company. Our Board of Directors has unanimously approved the merger and recommends that you vote "FOR" the merger.

    Q:  What will happen from the merger?

    A: We will be merged with and into Doubleday, pursuant to a merger agreement dated December 24, 2002. Following the merger, we will cease to exist, and all of our subsidiaries will become subsidiaries of Doubleday. In exchange, Doubleday will assume and/or repay approximately $69.3 million of our outstanding debt and pay cash consideration in the amount of approximately $101.8 million, subject to adjustment as set forth in the merger agreement and summarized in this proxy statement.

    Q:  What will I receive in the merger?

    A: Assuming no adjustments to the consideration are made, you will receive a cash payment of $11.52, without interest, for each share of our common stock you own. For example, if you own 100 shares of our common stock, upon completion of the merger, you will receive $1,152.00 in cash.

    Q:  Why has the merger been proposed?

    A: On August 7, 2001, in response to certain stockholders' opposition, we announced our termination of the proposed acquisition of P.O'B Montgomery & Company and its investment partners. Since that time, our management, at the direction of our Board of Directors, has pursued alternative transactions with the goal of maximizing stockholder value.

    Our Board of Directors has proposed the merger because it believes that the merger represents the strategic alternative that is in the best interest of our Company and our stockholders. In addition, the merger consideration payable to our stockholders represents a premium to the historical and recent market price of our common stock. Accordingly, our Board of Directors determined that no other strategic alternative, including continuing to operate as an independent company, would be as favorable to our stockholders as the merger.

    Q:  What will happen to my quarterly dividends?

    A: We will pay our regular quarterly dividends for the quarter ended December 31, 2002 on February 14, 2003. For all quarterly periods in calendar year 2003, we are entitled to pay dividends in an amount not to exceed our prior dividends or distributions (prorated for a partial quarter); provided that as of the effective time of the merger we must have retained 30 days of dividend payments.

    Q: What will happen to the Company's outstanding options and/or other securities?

    A: All of our outstanding stock options (other than options which are exercised at or prior to the effective time of the merger) will become fully vested and exercisable, and in full settlement of each of these options, Doubleday will make a cash payment of $0.95 per outstanding stock option, without interest, which equals the difference between the per share merger price ($11.52) that would be payable with respect to each share of common stock underlying that option and the option exercise price ($10.57). Concurrently with the merger, the holders of the units of limited partnership interest, or OP Units, in Aegis Realty Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, will be offered the opportunity to receive $11.52 in cash, without interest, provided they exchange their OP Units for common stock prior to the effective time of the merger. All of our officers and directors intend to exchange their OP Units for common stock immediately prior to the effectiveness of the merger.

    Q:  Is the merger price subject to adjustment?

    A: Yes. Doubleday will be entitled to a reduction in the amount of cash consideration payable by them equal to the amount by which (a) the expenses incurred by us in connection with the preparation of the merger agreement and the transactions contemplated thereby and (b) one-half of the expenses incurred by us in connection with any litigation arising out of the merger, exceeds $667,000, in the aggregate.

    The amount of consideration payable by Doubleday will be adjusted (up or down) to the extent that operating expenses and capital expenditures vary from approved budgets (a) up or down to the extent that line item variances, as defined in the merger agreement, exceed 5% in either direction or (b) exceeds $250,000 in either direction in the aggregate.

    Finally, the consideration payable by Doubleday may also be adjusted if (a) there are more or less shares of our common stock, OP Units and/or stock options on the closing date than anticipated by the terms of the merger agreement, (b) if an adverse circumstance concerning our Company occurs having an aggregate value in excess of $1.0 million, or (c) our actual operating expenses and capital expenditures vary (up or down) from approved budgets.

    Q:  What are the tax consequences of the merger to me?

    A: Your receipt of the merger consideration will be a taxable transaction for federal income tax purposes. To review the tax consequences of the merger in greater detail, see pages 47 through 48. Your tax consequences will depend on your personal situation. You should consult your own tax advisors for a full understanding of the tax consequences of the merger to you.

    Q:  What vote is required to approve the merger?

    A: Approval of the merger requires the affirmative vote of the holders of a majority of our outstanding common stock entitled to vote at the special meeting. We urge you to complete, execute and return the enclosed proxy card to assure the representation of your shares of common stock at the special meeting.

    Q:  What rights do I have if I oppose the merger?

    A: You can vote against the merger by indicating a vote against the proposal on your proxy card and signing and mailing your proxy card, or by voting against the merger in person at the special meeting. You are not, however, entitled to dissenters' or appraisal rights under Maryland law.

    Q:  When do you expect the merger to be completed?

    A: We hope to complete the merger as quickly as possible after the special meeting.

    Q: If the merger is completed, when can I expect to receive the merger consideration for my shares of stock?

    A: Promptly after the merger is completed, you will receive detailed instructions regarding the surrender of your stock certificates. You should not send your stock certificates to us or anyone else until you receive these instructions. The exchange agent will arrange for the payment of the merger consideration to be sent to you as promptly as practicable following receipt of your stock certificates and other required documents.

    Q:  What will happen to my shares of common stock after the merger?

    A: After completion of the merger, you will have no continuing equity interest in our Company, and will not share in any of our future earnings, dividends or growth. Trading in our common stock will cease, and our common stock will no longer be listed on the American Stock Exchange. In addition, our Company will no longer be registered with the Securities and Exchange Commission. Your shares of common stock will represent solely the right to receive the merger consideration.

    Q:  What do I need to do now?

    A: This proxy statement contains important information regarding the merger and the merger agreement, as well as information about us and Doubleday. It also contains important information about what our Board of Directors considered in approving the merger. We urge you to read this proxy statement carefully, including its appendices. You may also want to review the documents referenced under "Where You Can Find More Information."

    Q:  How do I vote?

    A: Just indicate on your proxy card how you want to vote, sign your proxy card and mail it in the enclosed postage-paid envelope as soon as possible so that your shares of common stock will be represented at the special meeting. You may attend the special meeting and vote your shares of common stock in person, rather than voting by proxy. In addition, you may withdraw your proxy up to, and including, the day of the special meeting by (a) submitting a subsequent proxy to change your vote, (b) providing written notice to our secretary or (c) attending the special meeting and voting in person. You should be aware that the failure to vote, an abstention or a broker non-vote will have the same effect as a vote against the merger.

    Q: What happens if I sell my shares before the special meeting or the effective time of the merger?

    A: The record date for the special meeting is earlier than the expected completion date of the merger. If you held your shares of common stock on the record date but have transferred those shares after the record date and before the merger, you will retain your right to vote at the special meeting but not the right to receive the merger consideration. This right to receive the merger consideration will pass to the person to whom you transferred your shares of common stock.

    Q: If my shares of common stock are held in "street name" by my broker, will my broker vote my shares for me?

    A: Your broker will vote your shares of common stock only if you provide instructions to your broker on how to vote. You should contact your broker and ask what information your broker will need from you. Your brother will not be able to vote your shares without instructions from you. If you do not provide instructions to your broker, your shares of common stock will not be voted and this will have the same effect as a vote against the proposal to approve the merger.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

    If you would like additional copies of this document, or if you would like to ask any additional questions about the merger, you should contact:

                 Aegis Realty, Inc.              Phillips Edison & Company
                 625 Madison Avenue                   116 Grooms Road
              New York, New York 10022            Cincinnati, Ohio 45242
                   (212) 421-5333                (513) 554-1110, ext. 218
                 Attn: Brenda Abauf                Attn: Sigrid Campbell





                              [SOLICITATION AGENT]



           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

    This proxy statement contains certain forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us and Doubleday and members of our and their respective management teams, as well as the assumptions on which those statements are based. Those forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements. Important factors currently known to management of our Company and Doubleday that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the risks discussed elsewhere in this proxy statement and: (a) the possibility that market or other factors could adversely affect Doubleday's ability to obtain the financing necessary to complete the merger and (b) the possibility that difficulties obtaining financing could delay closing of the merger. We and Doubleday undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.

                               THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

    The special meeting will be held on _______, 2003 at [  ] (local time) at
[              ].

Purpose of the Special Meeting

    At the special meeting, you will be asked to consider and vote upon a proposal to approve our merger with and into Doubleday, with Doubleday being the surviving company. As a result of the merger, our separate corporate existence will cease and all of our subsidiaries, including Aegis OP, will become subsidiaries of Doubleday.

Record Date, Shares Entitled to Vote and Voting Power

    Our Board of Directors has fixed the close of business on [ ], 2003 as the record date for determining those stockholders entitled to notice of, and to vote at, the special meeting. Only holders of record on the record date are entitled to notice of, and to vote at, the special meeting. On the record date, there were [ ] shares of our common stock issued and outstanding, of which [ ] shares of common stock, or approximately [ ]%, were beneficially owned by our directors and executive officers and the sole general partner of our outside advisor as a group. The number of shares issued and outstanding and the number of shares and the percentage of outstanding shares held by the foregoing directors and officers include 135,734 shares of common stock issuable upon conversion of the OP Units in Aegis OP held by such directors and officers.

    Stockholders of record on the record date will be entitled to one vote per share of common stock they own on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Quorum and Vote Required

    Our bylaws require the presence, in person or by duly executed proxy, of the holders of shares of common stock representing at least a majority of the votes entitled to be cast at the special meeting in order to constitute a quorum and, in accordance with the Maryland General Corporation Law, our charter requires the affirmative vote of the holders of a majority of our issued and outstanding common stock entitled to vote at the special meeting in order to approve the merger. For purposes only of determining the presence or absence of a quorum for the transaction of business, we intend to count abstentions as present at the special meeting. Abstentions and broker non-votes are not, however, counted as votes cast and, therefore, have the same effect as a vote against the merger. Broker non-votes are proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote the shares which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

Proxies, Voting and Revocation

    Shares of our common stock represented at the special meeting by properly executed proxies received prior to, or at, the special meeting, and not revoked, will be voted at the special meeting, and at any adjournment or postponement of that meeting, in accordance with the instructions on those proxies. If a proxy is duly executed and submitted without instructions, the shares of our common stock represented by that proxy will be voted "FOR" the approval of the merger. Proxies are being solicited on behalf of our Board of Directors.

    A proxy may be revoked at any time before it is voted at the special meeting. A proxy may be revoked by the person who executed it at, or before, the special meeting by:

    o delivering to our secretary a written notice of revocation of a previously-delivered proxy bearing a later date than the proxy;

    o duly executing, dating and delivering to our secretary a subsequent proxy; or

    o attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously delivered proxy.

    Any written notice revoking a proxy should be delivered to Aegis Realty, Inc., 625 Madison Avenue, New York, New York, 10022, Attention: Brenda Abauf.

Solicitation of Proxies and Expenses

    We will bear the entire cost of solicitation of proxies from our stockholders. We have retained [ ] to assist in soliciting proxies and will pay to [ ] approximately $[ ] plus reasonable out of pocket expenses in connection with the solicitation. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to those beneficial owners. We will reimburse persons representing beneficial owners of the shares of our common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of our Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.

Effective Time of the Merger

    The merger will become effective as of the date and time specified in the articles of merger which will be filed with (a) the State Department of Assessments and Taxation of Maryland in accordance with the Maryland General Corporation Law and (b) the Secretary of State of the State of Ohio in accordance with Chapter 1705 of the Ohio Revised Code, which is expected to occur as soon as practicable after stockholder approval of the merger and the satisfaction or waiver of all other conditions to closing.

                            THE PARTIES TO THE MERGER

Aegis Realty, Inc.

    We are a Maryland corporation that has qualified as a real estate investment trust or REIT, under the Internal Revenue Code of 1986, as amended. We are primarily engaged in the business of acquiring, renovating, owning and operating primarily supermarket-anchored neighborhood and community shopping centers. We own all of our assets and conduct substantially all of our activities directly or indirectly through Aegis Realty Operating Partnership, L.P., a Delaware limited partnership ("Aegis OP"), of which we are the sole general partner and holder of 91.32%of the units of limited partnership interest as of December 31, 2002. We refer to the class of limited partnership interests in Aegis OP as "OP Units."

    We were formed on October 1, 1997 as the result of the consolidation of four publicly registered, non-listed limited partnerships: Summit Insured Equity L.P., Summit Insured Equity L.P. II, Summit Preferred Equity L.P. and Eagle Insured, L.P. One of the general partners of the partnerships was an affiliate of Related Capital Company, a nationwide, fully integrated real estate financial services firm. Pursuant to the consolidation, we issued shares of our common stock to all partners in the partnerships in exchange for their interests in the partnerships based upon each partner's proportionate interest.

    As of the date of this proxy statement, we own a portfolio of 28 retail properties throughout 14 states, containing a total of approximately 3.0 million gross leasable square feet, and partnership interests in two suburban garden apartment properties. Most of our properties are grocery store-anchored shopping centers that are used by members of the surrounding communities for their day-to-day living needs. Our shopping center portfolio consists of a diverse tenant base, with properties typically ranging in size from approximately 58,000 to 219,000 gross leasable square feet. As of December 31, 2002, our retail properties had an average occupancy of 88.9%.

    Our common stock trades on the American Stock Exchange under the symbol
"AER."

    We have engaged Related Aegis L.P., a Delaware limited partnership and an affiliate of Related Capital Company, to manage our day-to-day affairs. Through Related Aegis L.P., Related Capital Company offers us a core group of experienced staff and executive management who advise us and provide us with services such as financial, accounting, capital markets, asset monitoring, portfolio management, investor relations and public relations services. In addition, we have retained another affiliate of Related Capital Company, RCC Property Advisors, to provide property management and leasing services to our retail properties. We refer to Related Aegis L.P. as our outside advisor and RCC Property Advisors as our property manager throughout this proxy statement.

    Our principal office is located at 625 Madison Avenue, New York, New York, 10022 and our telephone number of our offices is (212) 421-5333.

    Doubleday Station LLC

    Doubleday Station LLC, or Doubleday, is a limited liability company formed under the laws of the State of Ohio. Doubleday was recently formed for the sole purpose of acquiring us in the merger by an affiliated entity of Phillips Edison Ltd., or Phillips Edison, a privately-owned limited liability company formed under the laws of Ohio. Phillips Edison, along with its subsidiaries and affiliated entities, indirectly owns and manages primarily grocery-anchored, community-based shopping centers. Phillips Edison & Company Shopping Center Opportunity Fund II LLC, an Ohio limited liability company, which we refer to as the PECO Fund, provides equity investment in some of the shopping center acquisitions Phillips Edison makes as part of its ongoing business. The PECO Fund is owned 25% by Phillips Edison and 75% by outside accredited investors and is the sole member of Doubleday.

    Phillips Edison was formed on August 21, 1998 when the members of 19 individually-owned limited liability companies, each holding a grocery-anchored shopping center purchased between 1990 and 1998, converted their equity interests into equity interests of Phillips Edison. The mission of Phillips Edison is to purchase under-performing, grocery-anchored shopping centers and maximize their value through hands-on leasing, management and development. Since 1998, Phillips Edison has built value by turning under-performing properties into institutional quality assets.

    As of the date of this proxy statement, Phillips Edison owns, along with its subsidiaries and through affiliated entities, approximately 41 shopping center properties containing approximately 4.5 million square feet located in 15 states throughout the country. Its website at www.phillipsedison.com contains detailed information about their properties and operations.

    The principal office of Doubleday is located at 11690 Grooms Road, Cincinnati, Ohio, 45242, and the phone number is (513) 554-1110.

                BACKGROUND OF THE MERGER AND RELATED TRANSACTIONS

Background of the Merger

    On August 7, 2001, we announced that we had agreed by mutual consent to terminate our acquisition agreement to acquire a portfolio of 19 community shopping centers and several retail development opportunities from P.O'B Montgomery & Company (and its investment partners) ("POB") together with POB management team and on-going development business.

    At the time the transaction with POB was negotiated, we believed that the transaction was consistent with our long-term strategic plan which we had put in place at our inception in 1997 which was to act as a consolidator of shopping centers. However, subsequent to the announcement of the transaction, a few of our major stockholders expressed their opposition to the acquisition transaction and their desire that we instead liquidate our portfolio. We believe that this opposition was partially due to the fact that the market for retail shopping centers had improved since we had initially begun exploring opportunities to be a consolidator. This meant that it was becoming more expensive for us to be a consolidator of assets and that we could potentially obtain a higher price for our existing portfolio. Given the reality that remaining as a small-cap REIT, such as we are, limits our ability to raise the necessary capital required to continue to grow the company and to help create shareholder value, our Board instructed management in August, 2001 to focus on pursuing the sale of our Company or our assets with the goal of maximizing shareholder value. In order to undertake this initiative, we invited representatives of Robertson Stephens, Inc. to attend the meeting of our Board of Directors held on September 13, 2001. At this meeting the representatives of Robertson Stephens described its qualifications to act as the advisor to us with regard to this initiative.

    On October 3, 2001 we engaged Robertson Stephens as our exclusive financial advisor in connection with our exploration of strategic alternatives to maximize shareholder value. Robertson Stephens' responsibilities included advice and assistance with respect to refining the terms of the sale-side process, seeking a potential buyer, defining the terms of a potential transaction, performing valuation analyses, and structuring, planning and negotiating certain terms of the transaction. In addition, Robertson Stephens agreed, subject to the results of its analysis, to render a fairness opinion letter with respect to the fairness, from a financial point of view, of the consideration to be received by the holders of our common stock.

    On October 10, 2001, Robertson Stephens presented our management with a detailed list of publicly held and privately held potential buyers for us to consider and solicited feedback from management to complete the list.

    From October 10, 2001 through December 3, 2001, the representatives of Robertson Stephens, with assistance from us, completed the preparation of an offering memorandum and ARGUS financial projections for our properties.

    From early December, 2001 until early January, 2002, Robertson Stephens contacted 49 prospective buyers, sent out 44 offering memorandum excerpts, entered into confidentiality agreements with, and delivered offering memorandums to, 28 interested parties, and informed prospective buyers that initial indications of interest were due on February 11, 2002.

    On February 11, 2002, Robertson Stephens received nine bids, six bids for our entire Company or our assets and three bids for selected assets of our Company. The bids submitted for our entire Company or our assets ranged in value from $8.94 to $11.70 per share.

    Robertson Stephens discussed the various bids with the potential bidders in an attempt to determine the strengths and weaknesses of each bid and on March 13, 2002, representatives of Robertson Stephens met with our Board and discussed the initial bids. Our Board indicated its desire to move forward with the six potential buyers for our entire Company or our assets and to supply the potential buyers with more detailed information, including financial projections. Subsequently, we and our advisors completed preparation of two data rooms to supply interested parties with further information with the goal of achieving a second round of bids that would be less contingent on due diligence and other factors which could affect the bids.

    From February, 2002 through April 2002, Robertson Stephens supplied the potential buyers with expanded financial and business due diligence items, and invited them to visit the data rooms in New York, New York and Boca Raton, Florida. During this time two of the potential buyers reviewed the additional financial and operational due diligence items on us and began to visit our properties.

    On March 20, 2002, we received another bid from a new party for $11.88 per share. This party was invited to commence due diligence and was supplied with updated financial and business due diligence material.

    In April 2002, three of the potential buyers submitted updated bids, all subject to continued due diligence including, but not limited to, completion of property visits. The revised bids ranged in value from $8.97 per share to $12.00 per share. Based on the bid ranges provided by the potential buyers, management instructed Robertson Stephens to move forward with one of the potential buyers, Phillips Edison, which had submitted a bid of $12.00 per share in cash, subject to further due diligence.

    On May 7, 2002, we signed an exclusivity letter with Phillips Edison, whereby Phillips Edison agreed to conduct and complete all on-site due diligence on all 28 of our retail properties throughout the 14 states and we agreed not to provide any further marketing materials to, or have discussions with, other prospective buyers during that time.

    From May 7, 2002 through June 6, 2002, Phillips Edison conducted its due diligence on our retail assets and began preliminary discussions with us regarding the terms and conditions of a potential acquisition. During these discussions, Phillips Edison expressed concern over having to take ownership of the partnership interests in two garden apartment entities that we owned and in having to raise additional cash necessary to pay the fees due to our outside advisor as a result of this transaction. In order to keep the negotiations moving forward, Phillips Edison and our outside advisor agreed that, upon closing of the transaction, our outside advisor would receive the partnership interests in the two garden apartment entities as payment of all fees due to the advisor. In addition, the advisor agreed to pay all fees owed to our financial advisor on our behalf.

    On May 24, 2002 the exclusivity agreement with Phillips Edison expired although we continued to negotiate a transaction with them.

    On June 6, 2002, we had a meeting with Phillips Edison in our offices where Phillips Edison informed us that it had substantially completed its on-site due diligence and advised us that it had adjusted its bid from $12.00 per share to $11.88 per share in cash based on its due diligence. We advised Phillips Edison that we were neither accepting nor rejecting its new bid but would assess it after Phillips Edison was further along with its due diligence and was better prepared to give us a final number.

    From June 6, 2002 through September 27, 2002, Phillips Edison continued to complete its due diligence review including, but not limited to, discussions with our outside advisor and property manager, additional visits to the data room, review of leases, assessments of capital expenditure needs, and other matters. In addition, Phillips Edison continued its effort to obtain debt financing for the potential transaction and began negotiations with us relating to the structure, terms and conditions of a potential acquisition.

    On June 11, 2002, at our regular quarterly Board meeting, management updated our Board of Directors on the progress of the efforts to sell the Company. Management informed the Board of its discussions with Phillips Edison, provided the Board with background information on Phillips Edison and explained that Phillips Edison was seeking to secure financing and that management and Robertson Stephens were in the process of validating its financing sources. Management also informed the Board that there were several key issues, including the ultimate price, that were still being negotiated with Phillips Edison and that the transaction was contingent on working out these issues. The Board instructed management to continue to pursue the transaction with Phillips Edison and to report back when the issues had been resolved.

    In July 2002, rather than continue to attempt to finalize a term sheet for a proposed transaction, Phillips Edison agreed to retain counsel to prepare a draft agreement, which would serve to focus the parties on the open issues. In late July, Phillips Edison presented a draft agreement proposing a merger transaction at $11.88 per share with, among other terms, a requirement that there be an $8.0 million dollar escrow of merger consideration to collateralize a proposed indemnification by us for breaches of our representations of warranties. Management advised Phillips Edison that the proposed escrow was unusual and unacceptable and that we had to be able to advise our stockholders of the net amount they would receive upon closing of the transaction. Phillips Edison advised that its insistence on an indemnity was due in part to the fact that it desired to acquire the properties and not undertake the risks of succeeding to the ownership of 100% of our stock.

    During August and September 2002, the parties continued to discuss alternatives to Phillips Edison's requirement for indemnification. Among other proposed changes, Phillips Edison proposed that the transaction be restructured as a sale of our general partnership interest in Aegis OP. We ultimately advised Phillips Edison that this structure was unacceptable as it again could have the effect of delaying our ability to distribute sale proceeds to our stockholders while we liquidated and unnecessarily complicated the transaction. In response, Phillips Edison agreed to return to its originally proposed merger structure but continued to insist on an escrow holdback, albeit at a reduced level of $4.0 million.

        On August 5, 2002 we received an adjusted offer from Phillips Edison of $11.55 per share, which reflected Phillips Edison's valuation given our strong preference that the transaction be structured as a merger, thereby enabling our shareholders to receive sales proceeds in a timely manner. Given that there were still other unresolved issues, we did not accept or reject the new offer price, but we agreed to continuing working with Phillips Edison to resolve the open items.

    In September 2002, our engagement with Robertson Stephens was terminated concurrent with the dissolution of Robertson Stephens. The individuals from Robertson Stephens that were conducting our engagement moved as a team to RBC Dain Rauscher. In order to maintain continuity, we determined that it was in our best interest to retain RBC to act as our financial advisor. The scope of the RBC engagement was materially the same as the Robertson Stephens engagement.

    In late September 2002, we received from Phillips Edison a redraft of the merger agreement and during October and November continued to negotiate the terms of a merger agreement.

    On October 21, we met with Phillips Edison and our respective advisors where negotiations focused on a variety of subjects, including the scope of our representations and warranties, the covenants governing our operations between signing and closing, the conditions to the parties' respective obligations to close, the events giving rise to the parties' respective rights to terminate the agreement and the circumstances in which a termination fee would be paid, the method with which the transaction purchase price could be adjusted and issues relating to Phillips Edison's arrangements for financing the transaction. Phillips Edison agreed to consider eliminating the escrow holdback if it could obtain an insurance policy to cover breaches of representations and warranties following the closing.

    On November 21, 2002, we had a meeting with Phillips Edison at our legal counsel's offices where we updated them as to the performance of our portfolio of retail assets, provided them with revised financial projections, and continued to negotiate numerous terms and conditions as well as representations contained within the merger agreement. At this meeting, the per share price was lowered from $11.55 to $11.52 per share. The price reduction reflected our desire to achieve as close to a net price as possible that we could present to our stockholders and Phillips Edison's desire to obtain some level of protection on representations and warranties. In this regard, we agreed to the price reduction to resolve the indemnification issues. In connection with the reduction in price, Phillips Edison agreed to assume all risks on the representations and warranties and use a portion of the price reduction, if it so desired, to buy an insurance policy with respect to representation and warranty coverage.

    In November, 2002, our management received an unsolicited call from a NYSE-listed REIT through its financial advisor, expressing its interest in making an offer to acquire us. Robertson Stephens had contacted this REIT during the initial marketing phase in December 2001 to January 2002. At that time, the REIT had declined to submit a bid. During November 2002, the REIT conducted business and financial due diligence and held numerous conference calls and a face-to-face meeting with management and representatives from RBC. On November 21, 2002, the REITs financial advisor communicated to RBC an indicative bid for 100% of our stock in the range of $10.50 - $11.00 per share, subject to continued due diligence and negotiation of a definitive agreement. After conferring with our management, RBC informed the REIT's financial advisor that it would not be interested in receiving any proposal below $11.40 per share.

    On December 3, 2002, the REIT's financial advisor called RBC and indicated the REIT would be unwilling to increase its bid range above $11.00 per share and that even the bid at the $11.00 level would be subject to continued diligence and site visits. The REIT indicated a strong preference for an exclusive period in order to continue diligence. In light of the difference between the per share price being negotiated with Phillips Edison and the per share price indicated by the REIT, as well as the continued progress that was being made in negotiations with Phillips Edison, we decided not to enter into the requested exclusive period. This was communicated to the REIT by RBC and that was the final communication by us or RBC with the REIT.

    On December 18, 2002, a special meeting of our Board was held at which members of management, RBC and our legal advisors were present. Mr. Boesky made a presentation to the Board regarding the background and events leading up to the meeting with respect to the proposed merger with Phillips Edison. Mr. Boesky then set forth the reasons that management believed a merger with Phillips Edison would be beneficial to us and our stockholders, which reasons are described under the heading "Recommendation of Our Board of Directors and Reasons for the Merger" set forth below, Mr. Rothstein and our legal counsel then made a presentation to the Board where they explained the material terms of the proposed merger agreement, including representations and warranties, covenants, closing conditions, termination rights and related fees and expense reimbursement, the transfer of the garden apartments, potential adjustments to the purchase price; briefed the Board on certain legal issues raised by the proposed merger; described for the Board the legal and financial due diligence performed on Phillips Edison that had been conducted in connection with the proposed merger, and discussed with the Board its fiduciary duties in connection with the proposed transaction. Counsel also explained that there were still a few key open issues regarding budgets, schedules and our obligations to obtain certain leases prior to consummation of the merger that still needed to be resolved and that we were not yet in a position to execute a merger agreement. RBC then delivered to the Board its preliminary opinion that as of that date, the merger consideration to be paid to the holders of our common stock pursuant to the proposed merger agreement was fair from a financial point of view to such stockholders. Following such presentations, the Board engaged in an extensive discussion of the advantages and potential risks of the proposed transaction and agreed to reconvene telephonically after all final issues had been resolved.

   At the December 18, 2002 meeting, Mr. Rothstein advised the Board that we had not yet received a valuation of the excluded partnership interests. Mr. Boesky, representing for this purpose our outside advisor, confirmed that the outside advisor would agree to rebate to us the excess, if any, of the valuation over the amounts owed to, and payable by, the outside advisor.

    Between December 19 and December 23, 2002 there were numerous conference calls between our Company and Phillips Edison, and our respective legal counsel in order to finalize the terms of the definitive documentation and resolve all open issues.

    On December 23 2002, we held a telephonic conference call with our Board to obtain final approval for the merger agreement. Our Board unanimously approved the merger, the merger agreement and the transactions contemplated thereby and recommended that our stockholders approve the transaction. Following the meeting, RBC delivered its written fairness opinion dated December 23, 2002.

    The parties executed the merger agreement on December 24, 2002.

Recommendation of Our Board of Directors and Reasons for the Merger

    As described above in the section entitled "Background of the Merger," our Board of Directors unanimously approved the merger, the merger agreement and the transactions contemplated by that agreement at a meeting held on December 23, 2002. Our Board believes that the merger, the merger agreement and the other transactions contemplated by that agreement are fair to, and in the best interests of, our Company and our stockholders. Accordingly, our Board of Directors recommends approval of the merger by our stockholders. In reaching its conclusion to approve the merger and the merger agreement, our Board consulted with our management, our legal counsel and our accountants and was advised by RBC, its financial advisor in this transaction. The Board considered our short-term and long-term interests and those of our stockholders.

    In view of the wide variety of factors considered by our Board, our Board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our Board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth below, the Board determined that the potential benefits of the merger outweighed the potential detriments associated with the merger. In particular, our Board considered the following factors in support of its conclusion to approve the merger and the merger agreement:

    Benefits

    o Value of Merger Consideration as Compared to Historical and Recent Market Price of Our Common Stock. The consideration to be received by our common stockholders in the merger represents a premium of:

        -- 7.7% over the closing price of $10.70 per share on December 23, 2002, which was the last trading day prior to public announcement of the merger,

        -- 6.2% over the closing price of $10.85 per share on November 22, 2002, which was one month prior to public announcement of the merger, and

        -- 5.6% over the average daily closing price of $10.91 per share for the period of January 1, 2002 through December 23, 2002, which was the year to date period prior to public announcement of the merger.

    o Our Business, Financial Condition and Prospects. Our Board believes that the merger represents a more desirable alternative for our stockholders than continuing to operate as an independent public company under our current business plan.

    o Other Strategic Alternatives Available to Us. As a result of the negative reaction by certain of our stockholders to the proposed transaction with P.O'B, our Board of Directors rejected strategic alternatives to the merger that might have been available to us, including:

        o diversifying our business into new geographical markets and/or property types;

        o pursuing other business combination transactions such as a merger-of-equals or a large acquisition in which we would be the surviving entity; and

        o entering into joint ventures with institutional investors and other sources of private equity capital.

        After considering the risks to us and our stockholders associated with exploring each of these alternatives, our Board determined that the merger, which will allow all of our stockholders to liquidate their investment, represented the alternative that would best maximize shareholder value.

    o RBC Analysis and Fairness Opinion. Our Board considered as favorable to its determination, the opinion, analyses and presentations of RBC described in "--Opinion of Financial Advisor" below, including the opinion of RBC to the effect that, as of the date of its opinion and based upon and subject to those qualifications, limitations and assumptions stated in the opinion, the consideration payable in the merger to the holders of our common stock is fair, from a financial point of view, to those stockholders. A copy of the fairness opinion is attached as Annex B to this proxy statement.

    o The Financial Ability and Willingness of Doubleday to Consummate the Transaction. Our Board considered the fact that Doubleday has obtained equity and debt commitments to provide the financing necessary to consummate the merger. Based on the foregoing, our Board viewed as reasonable the risk that

        Doubleday would not be able to obtain the financing necessary to consummate the merger and related transactions. See "--Financing Arrangements" and "Terms of the Merger."

    o Valuation. Our board considered as favorable that the valuation of our two partnership interests containing the garden apartment complexes being transferred to our outside advisor and property manager was less than our determination of the aggregate amounts owed to, and payable by, such entities.

    o Our Termination Rights in the Event of a Superior Acquisition Proposal and Termination Fee. The merger agreement permits our Board of Directors to receive unsolicited inquiries and proposals regarding other potential business combinations and, to the extent required by its duties under applicable law, to negotiate and provide information to third parties with respect to proposals reasonably likely to lead to a more favorable transaction to our stockholders. Subject to the satisfaction of certain conditions, we may enter into an alternative agreement with respect to a more favorable transaction with a third party upon the payment of a $3.0 million termination fee to Doubleday.

    Negatives
    ---------

    Our Board also considered the following potentially negative factors in its deliberations concerning the merger and the merger agreement:

    o Holders of Our Common Stock will be Unable to Share in Future Growth. Our Board acknowledged that the merger would preclude the holders of our common stock from having the opportunity to participate in the future growth of our assets.

    o Our Limited Remedies if Financing is Unavailable. In the event that Doubleday is unable to raise the necessary financing for the merger, our sole and exclusive remedies are to either sue for damages of up to $3.0 million or receive up to $1.0 million of our expenses reimbursed by Doubleday.

    o The Tax Consequences to Our Stockholders. Our Board of Directors acknowledged that the merger is a taxable transaction and, as a result, our security holders will be required to pay taxes on any gain as a result of their receipt of the cash consideration in the transaction.

    o Significant Costs Involved. Our Board considered the significant costs involved in connection with completing the merger, the substantial management time and effort required to effectuate the merger and the related disruption to our operations, substantially all of which has already been incurred and will be an expense to us whether or not the merger is completed.

    Our Board also considered the potential benefits to certain directors and officers discussed in the section entitled "Interests of Certain Persons in the Merger."

    In the opinion of our Board of Directors, the above factors represent the material potential adverse consequences which could occur as a result of the merger. In considering the merger, our Board of Directors considered the impact of these factors on our stockholders and concluded that the benefits noted above outweigh these negative factors.

Fairness Opinion of RBC Dain Rauscher Inc.

    On December 23, 2002, RBC Dain Rauscher Inc., which we also refer to as RBC, a member company of RBC Capital Markets, rendered its opinion to our Board of Directors that as of that date and subject to the assumptions and limitations set forth in its opinion, the cash consideration payable in the merger to the holders of our common stock is fair, from a financial point of view, to those stockholders. The full text of RBC's opinion is attached as Annex B to this proxy statement and incorporated by reference herein, and this summary of the opinion is qualified in its entirety by reference to the full text of the opinion by RBC. You are urged to read the opinion of RBC carefully and in its entirety.

    RBC's opinion was provided for the information and assistance of our Board of Directors in connection with its consideration of the merger. RBC did not, however, determine or recommend the amount or type of consideration to be paid in the merger. The terms of the merger agreement and the per share merger price were determined through negotiations between us and Phillips Edison and were approved by our Board of Directors.

    RBC's opinion does not address the relative merits of the merger as compared to other transactions or business strategies that might be available to us, nor does it address the underlying business decision of our Board of Directors to engage in the merger. RBC's opinion and analyses were only one of many factors taken into consideration by our Board of Directors in making its determination to approve the merger agreement. RBC's opinion does not constitute a recommendation to any holder of our common stock as to how the stockholder should vote with respect to the merger.

    RBC's opinion addresses solely the fairness, from a financial point of view, of the cash consideration payable in the merger to the holders of our common stock and does not address any other terms or agreements related to the merger, including without limitation, the decision by the holders of OP Units to exchange or not to exchange the OP Units for shares of our common stock. As used in this document, the term `per share merger price' refers to the amount of cash payable with respect to each share of our common stock at the closing of the merger under the provisions of the merger agreement, which are described beginning on page ______ of this proxy statement.

    In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating, and other information provided to it by us and our employees, representatives and affiliates, including, without limitation, the financial statements and related notes of our Company. RBC did not assume responsibility for independently verifying and did not independently verify this information. With respect to financial forecasts we provided to RBC, which RBC relied upon in connection with rendering its opinion, RBC assumed that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our future financial performance and that we will perform substantially in accordance with those forecasts. RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of our assets or liabilities, and RBC was not furnished with any such valuations or appraisals. In addition, RBC did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of our Company. Likewise, RBC was not asked to, and did not consider, the possible effects of any litigation or other legal claims.

    In rendering its opinion, RBC assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement, and that all conditions to the completion of the merger will be satisfied without waiver thereof.

    The opinion of RBC speaks only as of the date it was rendered and is based on the conditions as they existed and information which it was supplied through December 11, 2002 (the last trading day preceding the finalization of its analysis), and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may have existed or occurred after such date. RBC did, however, inform our Board of Directors on December 23, 2002 that it was not aware of any fact or circumstance occurring after December 11, 2002 that would have caused RBC to be unable to render its opinion based upon conditions existing on December 23, 2002.

    The opinion of RBC addresses solely the fairness of the cash consideration, from a financial point of view, to the holders of our common stock. The opinion does not in any way address other merger terms or arrangements, including, without limitation, the consideration to be received by the holders OP Units. RBC did not express any opinion as to the prices at which our common stock has traded or may trade following the announcement or completion of the merger.

        In arriving at its opinion, RBC:

        o reviewed the financial terms of the draft merger agreement dated December 23, 2002;

        o reviewed and analyzed publicly available financial and other information with respect to our Company and other relevant historical operating data relating to us made available to RBC from published sources and from our internal records;

        o conducted discussions with members of our senior management with respect to our business prospects, operations, assets, financial condition and financial outlook;

        o received and reviewed financial forecasts prepared by our management; and

        o reviewed the reported prices and trading activity for our common stock.

        In arriving at its opinion, in addition to reviewing the matters listed above, RBC also:

        o compared selected market valuation metrics of our Company and other comparable publicly-traded companies using metrics implied by the per share merger price;

        o compared the financial metrics, to the extent publicly available, of selected precedent transactions with the financial metrics implied by the per share merger price;

        o compared the premium implied by the per share merger price with the premiums paid in selected precedent transactions; and

        o prepared a discounted cash flow analysis using forecasted financial information and estimates provided to or discussed with RBC by our management.

    In performing these analyses, RBC used $11.52 as the value of the per share merger price as contemplated by the merger agreement.

    In connection with rendering its opinion to our Board of Directors, RBC prepared and delivered to our Board written materials containing the analyses listed above and other information material to the opinion. Set forth below is a summary of these analyses, including information presented in tabular format. To fully understand the summary of the analyses used by RBC, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses.

    Comparable Company Analysis

    RBC compared our implied transaction valuation with a group of six publicly-traded REITs in the community shopping center industry that RBC deemed for purposes of its analysis to be comparable to our Company. In this analysis, RBC compared the adjusted enterprise value, calculated as total capitalization less land held for development, property held for sale, construction in progress, joint venture interests, deferred costs, minority interests and mortgages receivable, of our Company implied by the per share merger price, expressed as a multiple of last quarter annualized EBITDA, to the respective range of multiples of adjusted enterprise value to last quarter annualized EBITDA of comparable companies implied by the public trading prices of our common stock. For purposes of this analysis, total capitalization is defined as market capitalization, or equity value, including OP Units where applicable, plus debt and preferred stock less cash and cash equivalents. "EBITDA" is earnings before interested, taxes, depreciation and amortization.

    RBC compared the market capitalization or equity value, including OP Units where applicable, of our Company implied by the per share merger consideration, expressed as a multiple of price to projected funds from operations in fiscal years 2002 and 2003, to the range of multiples of the comparable companies implied by the closing trading price of their common stock on December 11, 2002. Projected funds from operations were based on management estimates for our Company and were based on publicly available estimates, where available, for the comparable companies used in the analyses.

    In addition, RBC compared the capitalization rate implied by the per share merger consideration, expressed as the percentage of last quarter annualized net operating income divided by adjusted enterprise value to capitalization rates of the comparable companies implied by the closing trading prices of their common stock on December 11, 2002. Net operating income for the comparable companies was based on last quarter annualized figures or, where available, on institutional investment research estimates for fiscal 2002.

   RBC compared our valuation implied by adjusted enterprise value to last quarter annualized EBITDA multiples, price to projected funds from operations multiples, and capitalization rates with those of the following publicly-traded companies:

      o   Acadia Realty Trust;

      o   Agree Realty Corporation;

      o   Equity One, Inc.;

      o   Kramont Realty Trust;

      o   Mid-Atlantic Realty Trust; and

      o   Ramco-Gershenson Properties Trust.

   The following table presents, as of December 11, 2002, our adjusted enterprise value to last quarter annualized EBITDA multiple, price to funds from operations multiples and implied capitalization rates and the associated range, mean and median multiples for the aforementioned comparable companies. For purposes of this analysis, the last quarter is the last full calendar quarter prior to the date of execution of the merger agreement.


                            Comparable Company Analysis          Aegis (as
                                                              implied by the
                                                             per share merger
                                                              consideration)
                        --------------------------------------------------------

                         Low       High      Mean      Median
                       --------------------------------------------------------
Adjusted enterprise
value as a multiple
of:

  Last quarter
   annualized
   EBITDA               9.4x      11.8x     10.6x      10.9x        11.3x

Share price as
a multiple of:

  Projected
   fiscal year
   2002 FFO             6.7x      10.0x      8.6x       9.4x         8.5x

  Projected
    fiscal year
    2003 FFO            6.6x       9.2x      8.4x       8.8x         8.4x

Implied cap
rate based on:
  Projected fiscal
    2002 net
    operating
    income              9.5%      12.8%      10.7%      10.2%        9.8%

  Implied share
    price based
    on cap rate:       $12.04      $7.08     $9.88     $10.72       $11.52

   Precedent Transaction Analysis

   RBC compared equity transaction values, calculated as a multiple of latest 12 months ("LTM") funds from operations and implied capitalization rates, of the proposed merger of our Company and Phillips Edison with multiples from selected precedent merger and acquisition transactions. In selecting precedent transactions, RBC considered comparable publicly-traded shopping center REIT transactions announced after October 1, 1995 involving companies with businesses and holdings similar to those of our Company. Based on these criteria, the following fifteen transactions were analyzed, none of which were identical to the merger:


      Acquiror                                          Target
      --------                                          ------
      Pan Pacific Retail Properties, Inc.          Center Trust, Inc.
      Equity One, Inc.                             IRT Property Company
      Developers Diversified Realty Corporation    JDN Realty Corporation
      Prometheus Southeast Retail Trust            Konover Property Trust, Inc.
      New Plan Excel Realty Trust                  CenterAmerica Property Trust
      Equity One, Inc.                             United Investors Realty Trust
      Weingarten Realty Investors                  Burnham Pacific Properties, Inc.
      Pan Pacific Retail Properties, Inc.          Western Properties Trust
      US Retail Partners, LLC                      First Washington Realty Trust, Inc.
      Heritage Property Investment Trust           Bradley Real Estate, Inc.
      CV REIT, Inc.                                Kranzco Realty Trust
      Bradley Real Estate, Inc.                    Mid-America Realty Investments, Inc.
      New Plan Realty Trust, Inc.                  Excel Realty Trust, Inc.
      Vornado Realty Trust                         Arbor Property Trust
      Bradley Real Estate, Inc.                    Tucker Properties Corporation

   For the purpose of calculating the multiples, funds from operations was based on funds from operations of the target companies for the twelve months prior to the announcement of the transaction. Implied capitalization rates were calculated as estimated net operating income of the target companies for the twelve months following the announcement of the transaction, when such estimates where publicly available (otherwise, for the twelve months prior to the announcement of the transaction), divided by total announced transaction value. Financial data regarding the precedent transactions were taken from filings with the Securities and Exchange Commission, press releases, and other institutional investment research estimates.

   The following table compares the implied transaction multiples and capitalization rates for the merger transaction with the range, mean and median multiples for the selected precedent transactions:


                          Precedent Transaction Analysis        Aegis (as
                                                              implied by the
                                                             per share merger
                                                              consideration)
                        --------------------------------------------------------

                         Low       High      Mean      Median
                       --------------------------------------------------------

Equity value as a
multiple of:

  LTM FFO               6.7x      11.0x      9.1x       9.0x        8.5x

Implied cap rate:       9.0%      11.6%     10.2%      10.2%        9.8%

Implied share price
based on cap rate:     $12.85     $8.30     $10.46     $10.46       $11.52

   As part of its Precedent Transaction Analysis, RBC compared the implied premium payable to holders of our common stock to the premiums in the fifteen precedent transactions discussed above. RBC compared the per share merger price ($11.52 per share) to our closing stock price one day (August 6, 2001) prior to announcement and to our 52 week high for the period ending on the announcement date to the premiums for the same periods for the targets in the selected transactions.

   For purposes of this analysis the announcement date was considered to be August 7, 2001, the date on which we announced we were pursuing the sale of our Company or our assets. The following table summarizes this analysis:




                             Premiums Paid Analysis             Aegis (as
                                                              implied by the
                                                             per share merger
                                                              consideration)
                        --------------------------------------------------------

                         Low       High      Mean      Median
                       --------------------------------------------------------

Premium to closing
price prior to
announcement             (9.7%)     31.2%      9.0%       5.3%         8.2%

Premium / (Discount)
to 52 week high         (53.3%)     18.0%     (7.7%)     (3.1%)        6.3%


   Discounted Cash Flow Analysis

   RBC performed a discounted cash flow analysis using projections of unlevered after-tax free cash flows of our Company, assuming we continued to operate as a stand-alone entity. RBC calculated present values of projected free cash flows totaling $54.057 million for calendar years 2002 through 2007 using a range of discount rates from 8.5% to 10.5%. RBC estimated a range of terminal values from $164.216 million to $180.638 million based on multiples of our projected calendar year 2007 EBITDA ranging from 10.0x to 11.0x. The terminal value was discounted to present value using the same discount rate as for the cash flows. RBC calculated an implied equity valuation of our Company by adding the present value of the cash flows and the terminal value and subtracting our estimated debt and adding excess cash to the discounted cash flow range. The implied equity value of our Company based on this analysis ranged from a low of $8.71 per share to a high of $11.26 per share.

   The per share value of our Company implied by the discounted cash flow analysis was the following:


                                                     Terminal EBITDA
                                                        Multiples
                                                        ---------
                                                 10.0x    10.5x    11.0x
                                                 -----    -----    -----
      Discount Rate
      8.5%.......................................$10.02   $10.64   $11.26
      9.0%.......................................$9.68    $10.28   $10.89
      9.5%.......................................$9.35    $9.94    $10.53
      10.0%......................................$9.03    $9.60    $10.18
      10.5%......................................$8.71    $9.28    $9.84

   Other Considerations

   No single company or transaction used in the above analyses as a comparison is identical to our Company or Phillips Edison or the proposed merger. The analyses were prepared solely for purposes of RBC providing an opinion as to the fairness, from a financial point of view, of the merger consideration to be paid to our common stockholders and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty.

   The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Several analytical methodologies were used by RBC and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBC were based on all the analyses and factors presented herein taken as a whole and also on application of RBC's own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBC therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and of the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the analyses and processes underlying its opinion.

   In connection with its analyses, RBC made, and was provided by our management, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond our or RBC's control. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of our Company or our advisors, none of our Company, RBC, or any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

   Miscellaneous

   During October 2001, we retained Robertson Stephens, Inc. as an investment advisor to pursue the potential sale of our Company or our assets. Subsequently, following Fleet Boston Financial Corporation's decision to wind down the investment banking operations of Robertson Stephens, the team assigned to our Company was hired by RBC. We selected RBC to act as our financial advisor, and render its opinion, based on RBC's experience in mergers and acquisitions and in securities valuation generally. RBC is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

   RBC has in the past provided, and in the future may provide, investment banking and financial services, unrelated to the merger, to Related Capital Company and its affiliates, having received fees for such services over the past two years of approximately $2.6 million. Robertson Stephens also in the past has provided investment banking and financial services, unrelated to the merger, to Related Capital Company and its affiliates and earned fees for such services over the past two years of approximately $2.3 million. In the ordinary course of business, RBC may actively trade our securities for its own account and the accounts of its customers, and, accordingly, may hold a long or short position in such securities.

   Pursuant to an engagement letter dated October 15, 2002, we became obligated to pay RBC a nonrefundable fee of $250,000 upon the rendering of its opinion on December 23, 2002, all of which is creditable against the transaction fee described below. Payment of this fee to RBC is not contingent upon the closing of the merger. We have also agreed to pay RBC a transaction fee upon the closing of the merger for investment banking and financial advisory services. The transaction fee is contingent upon the closing of the merger and is currently estimated to be approximately $1.0 million. Whether or not the transaction closes, we have agreed to reimburse RBC for its reasonable out-of-pocket expenses and to indemnify RBC against liabilities relating to or arising out of services performed by RBC in connection with the merger, including without limitation, liabilities arising under the federal securities laws. Under the terms of the merger agreement, our outside advisor and property manager has agreed to pay RBC's fees. See "Fees Payable to our Advisors," beginning on page 45. The terms of the engagement letter, which we believe are customary for transactions of this nature, were negotiated at arm's-length between us and RBC, and our Board of Directors was aware of this fee arrangement at the time of its approval of the merger agreement.

Financing Arrangements

   Doubleday will require approximately $147.6 million to satisfy its obligations under the merger agreement. Doubleday's source of funds to pay all of the merger consideration and other costs and obligations of the merger transaction will be provided by a combination of equity and debt financing as described below. Any amount raised in excess of the financing needed to complete the merger will be used for transaction expenses, working capital, tenant improvements, leasing commissions, capital expenditure upgrades and renovations, and other similar expenses.

   Equity Financing

   Phillips Edison will invest approximately $35.0 million of equity in the merger through the PECO Fund. The PECO Fund is a fully discretionary equity pool established to purchase retail shopping centers. The PECO Fund has total equity commitments from its investor of $31.0 million, of which $4.0 million has been invested in previously acquired retail shopping centers. The incremental equity required for the merger ($8.0 million) will be provided by the principals of Phillips Edison and other existing equity investors.

   Debt Financing

   General. In order to obtain the debt financing, Doubleday will obtain loans secured by certain of the properties held by Aegis OP and its affiliates immediately following the completion of the merger. See "--Payment Mechanics" on page 35. Prior to the execution of the merger agreement, Doubleday delivered to us copies of a loan commitment letter from US Bank (for up to $42,290,000 in loan proceeds) and an application/loan commitment for a loan from Lehman Brothers (for up to $43,290,000 in loan proceeds). As of the date of this proxy statement, the commitment letter and the application/commitment letter remain in full force and effect and have not been terminated. Doubleday expects to utilize the loans, together with other funds, to fulfill its payment obligations under the merger agreement.

   Although Doubleday has entered into the US Bank commitment letter and the application/commitment letter for the Lehman Brothers loan, it is pursuing possible commitments from other sources of funds, which may provide financing in a different form than the debt financings described in the commitment letter and the application/commitment letter. As of the date of this proxy statement, however, Doubleday has not obtained any other commitments to obtain these funds.

      The US Bank and Lehman Brothers loans are subject to typical and customary conditions which generally include the following:

      o   negotiation, execution and delivery of the loan documents;

      o   payment of all closing costs;

      o   title insurance commitments;

      o   surveys and surveyor's certifications;

      o   environmental reports;

      o   certified copies of organizational documents of the borrowers;

      o   evidence of authority of the borrowers;

      o   opinions of counsel of the borrower; and

      o   due diligence by the lender.

Effects of the Merger

   If the merger is completed, holders of shares of our common stock and options to purchase our common stock will not have an opportunity to continue their equity interest in the surviving company and, as a result, will not share in any of our future earnings, dividends or growth. Upon completion of the merger, our common stock will no longer be listed on the American Stock Exchange and will cease to be registered with the Securities and Exchange Commission.

Future Plans if the Merger is Not Approved

   In the event the merger is not completed for any reason, we will continue to pursue our business objectives of:

      o maximizing funds from operations and cash available for distributions to holders of our common stock and OP Units;

      o   increasing distributions per share of our common stock; and

      o increasing the value of our properties by continuing our growth through the active management, expansion and redevelopment of existing shopping centers and selective development, redevelopment and acquisition of new shopping centers.

   In addition, we may seek to enter into other acquisition or business combination opportunities or to issue additional debt or equity financing.

Method of Accounting

The merger will be accounted for under the purchase method of accounting.

Valuation of Excluded Partnership Interests

   Our Board of Directors retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") to determine the fair market value of the excluded partnership interests on a non-marketable minority interest basis. The excluded partnership interests are comprised of our ownership interests in each of TCR-Pinehurst Limited Partnership ("Pinehurst Partnership") and FAI, Ltd Limited Partnership ("FAI Partnership"). Houlihan Lokey was instructed to perform its valuation of the excluded partnership interests in isolation and separate from the merger or any other transaction.

   Houlihan Lokey valued each of the excluded partnership interests using three principal valuation methodologies: a yield approach, a direct capitalization approach and a price per square foot approach. Each of these methodologies is a method generally used for estimating the fair value of income-producing real estate assets. In determining its conclusions, Houlihan Lokey relied on the accuracy and completeness of all financial, accounting, legal, operating and other information we provided to them and assumed that all such information was complete and accurate in all material respects through the date of the valuation.

   Pinehurst Partnership

   We own a 91.32% general partnership interest in Aegis OP, and Aegis OP owns a 98.99% limited partnership interest in Pinehurst Partnership. Pinehurst Partnership owns and operates the Pinehurst apartment complex in Kansas City, Missouri. Using the three principal valuation methodologies indicated above, Houlihan Lokey valued the fair market value as of December 20, 2002 of the equity of the Pinehurst Partnership at approximately $4,493,860. Further, after reviewing applicable discounts for lack of control and lack of marketability, Houlihan

Lokey valued the non-marketable minority interest of our equity interest in the Pinehurst Partnership (through our interest in Aegis OP) at approximately $4,060,000.

   FAI Partnership

   We own a 91.32% general partnership interest in Aegis OP, and Aegis OP owns a 40% limited partnership interest in FAI Partnership. FAI Partnership owns the Weatherly Walk Apartments located in Fayetteville, Georgia. Using the same three principal valuation methodologies indicated above, Houlihan Lokey valued the fair market value as of December 20, 2002 of the equity of FAI Partnership at $1,002,629. Further, after reviewing applicable discounts for lack of control and lack of marketability, Houlihan Lokey valued the non-marketable minority interest of our equity interest in FAI Partnership (through our interest in Aegis OP) at approximately $796,000.

   The foregoing valuation information set forth above does not constitute a recommendation to us or our shareholders on whether or not to vote in favor of any matter set forth in this proxy statement. Houlihan Lokey was not asked to provide and did not render any services to us or our Board of Directors in connection with the merger or otherwise, other than the valuation of the excluded partnership interests described above. In fact, Houlihan Lokey performed its valuation of the excluded partnership interests in isolation, without taking into account the merger or any other transaction contemplated by us.

                               TERMS OF THE MERGER

   The terms of and conditions to the merger are contained in the merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. Set forth below is a description of the material terms and conditions of the merger. This description is qualified in its entirety by, and made subject to, the more complete information set forth in the merger agreement.

General

   The merger agreement provides for our merger with and into Doubleday, with Doubleday being the surviving company. At the effective time of the merger, we will cease to exist as a separate entity and all of our subsidiaries, including Aegis OP, will become subsidiaries of Doubleday. Holders of shares of our common stock will have no further ownership interest in the surviving company and, as a result, will not have the opportunity to share in any of our future earnings, dividends or growth. Our common stock will no longer be listed on the American Stock Exchange or registered with the Securities and Exchange Commission.

Consideration to be Paid in the Merger

   Doubleday will pay total consideration consisting of cash and assumable or payable debt in the aggregate amount of $171.1 million as follows:

   Cash Consideration
   ------------------

   At the effective time of the merger, Doubleday will pay cash consideration of approximately $101.8 million, subject to the adjustment as set forth below under the heading "--Adjustment of Consideration," as follows: (a) each issued and outstanding share of our common stock will be converted into the right to receive $11.52 in cash, without interest, and (b) all of our outstanding stock options will become fully vested and exercisable, and in full settlement of each of these options (other than options which are exercised at or prior to the effective time of the merger), Doubleday will make a cash payment of $0.95 per stock option, without interest, which equals the difference between the per share merger price that would be payable with respect to each share of common stock underlying that option and the option exercise price.

   In addition, each holder of OP Units in Aegis OP will have the right to convert his or her OP Units into common stock one a one-for-one basis and receive $11.52 per share in cash, without interest, subject to the same adjustments as are applicable to the holders of our common stock. This treatment of the OP Units is in accordance with the terms of the merger agreement and the Amended and Restated Agreement of Limited Partnership Agreement of Aegis OP (the "OP Partnership Agreement"). Specifically, the merger agreement and the OP Partnership Agreement provide that the amount of consideration to be received by OP Unitholders will be determined on an "as-if-converted" basis. This means that each holder of OP Units will receive the same amount of consideration that he, she or it would have received if they had elected to convert their shares into shares of our common stock prior to the completion of the transaction. Any OP Unit holder who elects not to accept that offer will remain as a limited partner of Aegis OP and will continue to hold their OP Units with the same rights, terms and conditions set forth in the OP Partnership Agreement.

   Assumption/Repayment of Debt
   ----------------------------

   As the surviving entity, Doubleday will assume all of our outstanding debt obligations which equaled approximately $22.6 million as of the date of this proxy. In addition, Doubleday is obligated to repay all amounts outstanding on our existing credit facility which equals approximately $46.7 million as of the date of this proxy.

   Deposit
   -------

   Upon signing the merger agreement, Doubleday deposited $1.0 million into escrow as a good faith deposit. Doubleday is entitled to replace the $1.0 million with a letter of credit.

Payment Mechanics

   In order to ensure that Doubleday has obtained the necessary financing to complete the merger Doubleday is required to cause its equity and debt financing sources to place in escrow with the title company all of the funds necessary for it to fulfill its payment obligations under the merger agreement prior to the merger being declared effective. Upon satisfactory proof of such deposit, the following actions will be taken in the following order: (a) the merger certificates will have been filed subject to our right to abandon such filings (if the financing deposit is not made); (b) we will agree in a letter delivered to the title company not to abandon the merger provided that the title company receives the proceeds of the financing; (c) Doubleday will close its debt financing; and (d) the merger consideration will be transferred out of escrow to the exchange agent and our existing credit facility will be repaid.

Adjustment of Consideration

   The cash consideration payable by Doubleday will be adjusted in the following circumstances:

      o If there are more or less shares of common stock, OP Units and/or stock options on the closing date. The total consideration to be paid by Doubleday was calculated assuming that, at the effective time of the merger, all of the OP Units would be converted into common stock, there would be outstanding the same number of stock options and shares of common stock outstanding as there were on the date the merger agreement was entered into (not including the shares of common stock issued to the holders of OP Units in exchange for an equal number of OP Units) and no OP Units outstanding. If there is variation in these amounts at the effective time of the merger, the amount of cash consideration payable to each of these security holders will be proportionately adjusted to equal the approximately $101.8 million cash consideration agreed upon pursuant to the merger agreement. On the date the merger agreement was entered into and as of the date of this proxy statement, we had 8,054,631 shares of our common stock, options to acquire 241,522 shares of our common stock (at an exercise price of $10.57 per share) and 765,780 OP Units in Aegis OP issued and outstanding.

      o If an adverse circumstance concerning our Company occurs having an aggregate value of at least $1.0 million. Pursuant to the merger agreement, we and Doubleday have agreed to negotiate in good faith an adjustment of the consideration payable by Doubleday prior to terminating the merger agreement in the following circumstances: (a) either party breaches a representation, warranty, covenant or agreement made by them having an aggregate value of between $1.0 million and $3.0 million or (b) there occurs a material adverse effect on our property, assets, financial condition or operations of between $1.0 million and $3.0 million. In the case of a breach or material adverse effect in excess of $3.0 million, we and Doubleday have the option to negotiate, if the parties so decide. If we and Doubleday are unable to reach an agreement as to an appropriate adjustment to the consideration within (30) days after receipt of notice of termination or, if we elect not to negotiate in the case of a breach or a material adverse effect exceeding $3.0 million, the merger agreement will be terminated.

      o If the transaction expenses (and litigation expenses, if any) incurred by us in connection with the merger exceed $667,000. Doubleday will be entitled to a reduction in the amount of consideration payable by them equal to the amount by which (a) the expenses incurred by us in connection with the preparation of the merger agreement and the transactions contemplated thereby and (b) one-half of any litigation expenses incurred by us arising out of the merger, exceeds $667,000, in the aggregate.

      o Expense budget variance. The amount of consideration payable by Doubleday will be adjusted (up or down) to the extent that capital expenses, operating expenses and capital expenditures vary as follows, from approved budgets: (a) any one line item variance, as defined in the merger agreement, exceeds 5% in either direction or (b) all line item variances exceed $250,000 in either direction in the aggregate. The expense budget for the first quarter of 2003 is as follows:

              Corporate Expenses   $3,175,165
              Operating Expenses   $3,374,528
              Capital Expenses     $2,402,186(1)

   ________________________
   1 Represents the total budget for all capital improvements we have agreed to complete prior to the merger.

   If the merger is not completed by the end of the first quarter of 2003, we are required to prepare for Doubleday's approval a new quarterly budget. If the parties cannot agree on a new budget, we must operate the Company in accordance with the then existing budget subject to increase based on increased revenues but in no event greater than 5%.

Exchange of Stock Certificates

   We have designated [_____________] to act as exchange agent in the merger. After the effective time of the merger, the exchange agent will mail a letter of transmittal to each record holder of an outstanding share of common stock and the stock certificate or certificates, which immediately prior to the effective time represented shares of our common stock, will represent the right to receive the merger consideration. The letter of transmittal will specify that delivery will be effected and risk of loss and title to stock certificates will pass only upon proper delivery of the stock certificate to the exchange agent. In addition, the exchange agent will also mail to each record holder instructions on how to properly surrender their stock certificates for payment. You should not to surrender your stock certificates until you receive a letter of transmittal and instructions.

   Upon the surrender to the exchange agent of your stock certificate, together with a duly executed letter of transmittal and any other required documents, and subject to any required withholding of taxes, you will be paid the merger consideration for each share of our common stock represented by your surrendered stock certificate, and the stock certificate will then be canceled.

   No interest will be paid or accrued on the cash payable upon the surrender of your stock certificate. If payment is to be made to a holder other than the registered holder of the stock certificate surrendered, it will be a condition of payment that the stock certificate so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting that exchange pay transfer or other taxes required by reason of the payment to a person other than the registered holder of the stock certificate surrendered or establish to the satisfaction of the surviving corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions stated above, each certificate will, after the effective time of the merger, represent only the right to receive the merger consideration.

   After the effective time of the merger, there will be no transfers of certificates that previously represented shares of our common stock on our stock books. If, after the effective time, stock certificates are presented to the surviving corporation or the exchange agent for payment, they will be canceled and exchanged for the merger consideration, without interest.

Conduct of the Business Before the Merger

   We have agreed that prior to the merger, we and our subsidiaries will:

      o conduct our business only in the ordinary course of business consistent with past practice;

      o use commercially reasonable efforts to preserve intact our business organization, goodwill and ongoing business; and

      o operate and cause all of the properties in our portfolio to operate in accordance with an operating expense and capital expenditure budget agreed to with Doubleday.

   In addition, the merger agreement specifically prohibits us, without Doubleday's consent, which consent shall not be unreasonably withheld, from taking any of the following actions:

      o paying dividends or making distributions other than regular quarterly dividends in an amount not to exceed our prior dividends or distributions (prorated for a partial quarter); provided that as of the effective time of the merger we must have retained 30 days of dividend payments;

      o splitting, combining, reclassifying or issuing any of our capital stock, OP Units or other equity interests in our Company or our subsidiaries, or options, warrants, or rights to acquire these securities;

      o redeeming, repurchasing, or otherwise acquiring, directly or indirectly, any shares of our capital stock or OP Units, or permitting any other person or entity to redeem, repurchase or acquire these securities;

      o issuing or authorizing the issuance or sale of any of our or our subsidiaries' capital stock;

      o amending our organizational documents or the organizational documents of any of our subsidiaries, except as necessary to consummate the merger;

      o subject to our right to pursue an alternative transaction as discussed under the heading "- Non-Solicitation of Alternative Transactions from Other Parties; Termination Fee" below, merging, consolidating or entering into any other business combination with a third party or directly or indirectly, soliciting or engaging in discussions or negotiations to sell a material portion of our assets or the assets of our subsidiaries or entering into a business combination with a third party;

      o purchasing a substantial equity interest in or substantial portion of the assets of any business corporation, limited liability entity or other business organization;

      o selling, mortgaging, pledging or otherwise disposing of any of our shopping center properties or any of our assets; or

      o amending, modifying, altering or renewing any of the leases for property in our portfolio or entering into any new property leases.

Conditions to the Merger

   Before the merger can occur, several conditions must be fulfilled, or alternatively, waived by the appropriate party or parties. If any material condition is waived, we may resolicit the consent of our stockholders to the merger if required by law. The conditions that remain outstanding include the following:

      o   obtaining the requisite stockholder approval;

      o obtaining any governmental or regulatory consents, approvals, permits and authorizations that are necessary to complete the merger;

      o verifying that no temporary restraining order, preliminary or permanent injunction or other similar order has been issued by any court of competent jurisdiction or governmental entity preventing, materially delaying or impairing the completion of the merger;

      o that the representations and warranties made by each party must be true in all material respects as of the closing date of the merger, except for those matters as would not be reasonably expected to have a material adverse effect on each party's respective business or financial condition;

      o that each party has performed all obligations required to be performed by it under the merger agreement;

      o obtaining an opinion from our counsel relating to our qualification as a REIT under the Code and the treatment of Aegis OP as a partnership rather than an association taxable as a corporation or publicly traded partnership for Federal income tax purposes;

      o obtaining other necessary opinions required to be obtained pursuant to the merger agreement;

      o   obtaining the third party consents required by the merger agreement;

      o that each member of our Board of Directors and each officer of our Company will have resigned as of the effective date of the merger;

      o that we receive an assumption agreement from Doubleday on the closing date stating that Doubleday agrees to assume all of its obligations required to be assumed under the Aegis OP operating agreement;

      o that we receive from tenants the estoppel certificates discussed under the heading "- Other Agreements" below; and

      o   that we deliver marketable title to our properties.

Representations and Warranties

   The merger agreement contains customary representations and warranties by us and Doubleday concerning our respective business and assets. Subject to certain limited exceptions, the representations and warranties must be true and correct in all material respects on the date of the closing in order to consummate the merger. These representations include, but are not limited to:

   Reciprocal representations and warranties
   -----------------------------------------

      o the due organization, validity and good standing of each party in its respective place of incorporation or formation and in each jurisdiction where qualification is necessary for the conduct of its business as currently conducted;

      o the power and authority of each party to (a) conduct its business as presently conducted and (b) execute the merger agreement and other agreements thereto and to consummate the transactions contemplated by the merger agreement;

      o the receipt by each party of all authorizations, consents and approvals required to be obtained, governmental or otherwise, to consummate the merger;

      o the execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement will not violate a respective party's organizational documents (or other charter documents), or other contractual obligations of such party;

      o the accuracy and completeness of each party's financial statements, which financial statements have been made available to the other party;

      o the absence of any pending or threatened litigation or other proceeding or action against a party which would have a material adverse effect on such party or prevent the merger from being consummated;

      Representations and warranties specific to our Company and our subsidiaries
      --------------------------------------------------------------

      o that the capital stock of our company and our subsidiaries has been duly authorized, validly issued and fully paid and non-assessable;

      o that all reports, schedules, filings and other reports required to be filed with the SEC have been so filed and made available to Doubleday, and each such filing complies, in all material respects, with the applicable rules and regulations of the SEC;

      o that we have, for each taxable year since December 31, 2001, qualified as a REIT within the meaning of the Code;

      o that we have provided true and complete copies of leases, title policies and reports and other documents affecting the property of our Company and our subsidiaries;

      Representations and warranties specific to Doubleday and its affiliates
      -----------------------------------------------------------------------

      o that Phillips Edison is duly organized, validly existing and in good standing under its state of formation and has all the requisite power and authority to enter into and perform its obligations under the merger agreement; and

      o that Doubleday has provided to us copies of all material documents relating to its obtaining financing for the merger, including any commitment letters received by them.

   Many of these representations and warranties will not be breached unless the breach of the representation or warranty has a material adverse effect on our Company or our subsidiaries which would prevent consummation of the merger. For purposes of the merger agreement, a "material adverse effect" is a material adverse change in the properties, assets, financial condition (exclusive of changes in general industry or market conditions) or operations of our Company or our subsidiaries of at least $1.0 million. In addition, we and Doubleday have agreed that if a tenant in one of the shopping centers being acquired by Doubleday in the merger (a) has not entered into a lease renewal on terms resulting in the same economic value as the lease renewal proposal under negotiation at the date of execution of the merger agreement and (b) has notified us in writing that it does not intend to enter into a lease renewal on terms resulting in the same economic value, then such event will be deemed to be a material adverse effect with an aggregate value of $750,000.

Survival of Representations and Warranties; Indemnification

   The representations, warranties, covenants and agreements contained in the merger agreement will not survive consummation of the merger. We have no liability following the consummation of the merger for the breach of any of our representations and warranties.

Non-Solicitation of Alternative Transactions from Other Parties; Termination
Fee

   Alternative Transactions

   In accordance with the merger agreement, we have agreed that, until the termination of the merger agreement or the effective time of the merger, we will not authorize or permit any of our officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants, brokers or other representatives to initiate, solicit, facilitate or encourage any inquiries or proposals that are reasonably likely to lead to:

      o a merger, consolidation, share exchange, business combination or similar transaction involving us or any of our subsidiaries;

      o the sale, lease, exchange, transfer or other disposition, directly or indirectly, of all or a material portion of our assets; or

      o a public announcement of a proposal, plan or intention to do any of the transactions mentioned above or any agreement to engage in these transactions.

   We must notify Doubleday in writing, within 48 hours, of all relevant details relating to any inquiry or proposal which we or any of our subsidiaries or representatives receive concerning any of the transactions mentioned above and we must promptly inform Doubleday in writing with respect to any inquiry or proposal which we have received that is reasonably likely to lead to a proposal that our Board of Directors determines, in good faith, will be more favorable to our stockholders than the proposed merger.

   If we receive an unsolicited written proposal concerning any of the transactions mentioned above, however, and our Board determines, in good faith, that the proposal is reasonably likely to lead to a transaction that is more favorable to our stockholders than the proposed merger, then the merger agreement permits us to:

      o furnish non-public information to the third party making the unsolicited proposal so long as that party enters into a confidentiality agreement at least as favorable to us as the one entered into by Doubleday; and

      o   participate in negotiations concerning that proposal.

   Under the merger agreement, our Board also may approve or recommend, or enter into an agreement with respect to, another business combination which our Board has determined, in good faith, is reasonably likely to lead to a transaction more favorable to our stockholders, and, at the same time, withdraw or modify its approval and recommendation of the merger. In this circumstance, either party will have the right to terminate the merger agreement and, if so terminated, we will be required to pay Doubleday a $3.0 million termination fee as described below.

   Termination Fee

   We may be obligated to pay Doubleday a termination fee of $3.0 million in any of the following circumstances:

      o our Board of Directors modifies or changes its recommendation of the merger in a manner adverse to Doubleday;

      o we enter into a definitive agreement with respect to an alternative transaction; or

      o either party terminates the merger agreement, and we enter into an alternative transaction within one year from the date of termination of the merger agreement, provided that Doubleday was not otherwise in material breach of its obligations under the merger agreement.

Termination of the Merger Agreement

   The merger agreement may be terminated by the parties and the merger abandoned, whether before or after stockholder approval is obtained, for a number of reasons, including by:

      o   mutual consent of the parties;

      o either party, upon a breach by the other party of its representations or warranties or failure by such party to perform all covenants required to be performed on or before the closing having an aggregate value of at least $1.0 million, subject to the obligation to negotiate referred to in "--Obligation to Negotiate," below;

      o either party, if any United States federal or state court of competent jurisdiction or other governmental entity issues a final judgment, injunction, order or decree or action permanently enjoining or prohibiting the merger;

      o either party, if the merger is not completed within four months after receiving final clearance from the SEC of this proxy statement;

      o either party, if we fail to receive the requisite vote for approval and adoption by our stockholders of the merger by the later of (a) December 24, 2003 or (b) four months from the date we receive final clearance from the SEC of this proxy statement;

      o Doubleday, if (a) our Board of Directors (a) withdraws, modifies or changes in a manner adverse to Doubleday, its recommendation of the merger or (b) has approved or recommended an alternative transaction, or (b) we enter into a definitive agreement with respect to an alternative transaction, that the Board determines, in good faith, will be more favorable to our stockholders than the proposed merger;

      o us, upon entering into a definitive agreement with respect to an alternative transaction;

      o Doubleday, if there has occurred a material adverse effect on our Company of at least $1.0 million, subject to our obligation to negotiate referred to in "--Obligation to Negotiate," below;

      o Doubleday, if we fail to provide title policies to our properties or fail to cure (through the payment of money, bonding or other means reasonably acceptable to Doubleday) exceptions to title, as set forth in the merger agreement; or

      o either party, if the other party does not satisfy its conditions to closing by the later of (a) December 24, 2003 or (b) four months from the date we receive final clearance from the SEC of this proxy statement.

Obligation to Negotiate

   Prior to terminating the merger agreement due to (a) either party's breach of a representation, warranty, covenant or agreement having an aggregate value of between $1.0 million and $3.0 million or (b) a material adverse effect on our property, assets financial condition or operations of between $1 million and $3.0 million, we and Doubleday have each agreed to negotiate in good faith an adjustment of the consideration to enable consummation of the merger. In the case of a breach or material adverse effect in excess of $3.0 million, we and Doubleday have the option to negotiate, if the parties so decide. If we and Doubleday are unable to reach an agreement as to an appropriate adjustment to the consideration within (30) days after receipt of notice of termination or, if we elect not to negotiate in the case of a breach or material adverse effect exceeding $3.0 million, the merger agreement will be terminated.

Remedies for Breach; Expenses

   Willful Breach

   Upon a willful material breach by a party of any representation, warranty, covenant or agreement contained in the merger agreement, the non-breaching party will be entitled to either (a) pursue legal remedies not to exceed $3.0 million or (b) reimbursement of its expenses as described below under the heading "- Expenses". In lieu of these two remedies, Doubleday is also entitled to sue for specific performance. As defined in the merger agreement, a willful material breach specifically includes (a) our failure to eliminate a non-permitted exceptions to title which can be eliminated by the payment of money and (b) the inability of Doubleday (whether or not by fault of Doubleday) to obtain the financing needed to consummate the merger. Phillips Edison has agreed to guarantee Doubleday's obligations under the merger agreement. Phillips Edison has represented to us that it (a) has a net worth of $30.0 million and (b) will not sell any of its assets if it would reduce its net worth below $30.0 million.

   Non-willful Breach

   Upon a non-willful material breach by a party with an aggregate value of at least $1.0 million (taken as a whole when aggregated with the aggregate value of all other non-willful material breaches and material adverse effects), the non-breaching party will be entitled to reimbursement of its expenses as described below under the heading "- Expenses."

   Expenses

   Generally, each party must pay all fees, costs and expenses incurred by it in connection with the merger agreement and the transactions contemplated by the merger agreement. However, if a party is entitled to terminate the merger agreement, it may be entitled, (except in the case of a willful breach in which such party elects to pursue its legal remedies as described above), to reimbursement for its out-of-pocket expenses from the other party (which includes, in a case of a breach by Doubleday, our litigation expenses incurred in connection with the merger) in an amount not to exceed $1.0 million in the following circumstances:

      o a material breach by the other party of a representation, warranty, covenant or agreement with an aggregate value of at least $1.0 million, and such breach is incapable of being cured by the later of
          (a) December 24, 2003 or (b) four months from the date we receive final clearance from the SEC of this proxy statement,

      o our failure to (a) cause the title company to provide title in accordance with the terms of the merger agreement; (b) cure (through the payment of money, bonding or other means reasonably acceptable to Doubleday) exceptions to title; or (c) cause our counsel to provide tax and legal opinions, by the later of (a) December 24, 2003 or (b) four months from the date we receive final clearance from the SEC of this proxy statement;

      o   a willful delay by the other party of the closing beyond the later of
          (a) December 24, 2003 or (b) four months from the date we receive final clearance from the SEC of this proxy statement; or

      o the occurrence of an event or change in circumstances having a material adverse effect on our or our subsidiaries' properties, assets, financial condition (exclusive of changes in general industry or market conditions) or operations, having an aggregate value of at least $1.0 million.

   If our stockholders do not approve the merger proposal, each party is responsible for its own expenses and neither party is entitled to reimbursement from the other.

Treatment of Stock Options

   The merger agreement provides that each stock option which is outstanding immediately prior to the effective time of the merger, whether or not then exercisable, and which has not been exercised or canceled prior to that time, will become fully vested and exercisable. At the effective time of the merger, in full settlement of all remaining outstanding options, Doubleday will pay to each holder of an option an amount equal to the difference between the per share merger price that would be payable with respect to each share of common stock underlying that option and the option exercise price. Following the effective time of the merger, all outstanding options to purchase our common stock will represent only the right to receive the merger consideration.

Transactions Relating to Aegis Operating Partnership

   Pursuant to the terms of the merger agreement and the Aegis OP Partnership Agreement, each holder of OP Units in Aegis OP will have the right to convert his or her OP Units into common stock on a one-for-one basis and receive $11.52 per share in cash, without interest. Specifically, the merger agreement and the OP Partnership Agreement provide that the amount of consideration to be received by OP Unit holders will be determined on an "as-if-converted" basis. This means that each holder of OP Units will receive the same amount of consideration that he, she or it would have received if they had elected to convert their shares into shares of our common stock prior to the completion of the merger. Any OP Unit holder who elects not to accept that offer will remain as a limited partner of Aegis OP and will continue to hold its OP Units with the same rights, terms and conditions set forth in the OP Partnership Agreement.

   Doubleday will not complete the offer to OP Unit holders or make payment to any OP Unit holders accepting the offer, unless the merger is also completed.

   Holders of OP Units who elect not to exchange their OP Units will generally not be entitled to receive any distributions in connection with the merger. However, to the extent that the amounts of financing Doubleday receives in connection with the merger exceeds the consideration and fees payable by Doubleday under the merger agreement and otherwise attributable to our allocable ownership interest in Aegis OP, holders of OP Units who elect not to exchange their OP Units for cash may be entitled to a pro-rata share of that excess, allocable to the holders of OP Units in accordance with the terms of the OP Partnership Agreement.

Transfer of Suburban Garden Apartment Complex; Payment of Expenses

   Through Aegis OP, we own the excluded partnership interests representing ownership in two partnerships, each owning a suburban garden apartment complex, that are not being transferred to Doubleday as part of the merger. These excluded partnership interests will instead be transferred to our outside advisor and property manager concurrently with the merger in consideration for
(a) the termination of our advisory and property management agreements with them, (b) satisfaction of all fees and other rights owed to them under their agreements with us (which fees, in the aggregate, amount to approximately $4.3 million), (c) the payment by our outside advisor and property manager of the fees owed by us to RBC Dain Rauscher Inc. as our financial advisor in connection with the merger (which fees amount to approximately $1.0 million), and (d) their agreement to fully indemnify and hold harmless us, Aegis OP and Doubleday from all losses related to the garden apartments. See "Interests of Certain Persons in the Merger - Fees Payable to our Advisors, Expense Reimbursement."

Other Agreements

   Director and Officer Liability Insurance

   Prior to the effective time of the merger we will purchase, at our expense, an extended reporting period endorsement under our existing directors' and officers' liability insurance coverage for the directors, officers, employees and agents of our Company and our subsidiaries, that will continue in full force and effect for a period of six years from the effective time of the merger.

   Pay-off of Credit Facility

   At the closing of the merger, Doubleday is obligated to repay our existing credit facility held by Fleet Bank N.A. which has an outstanding balance as of the date of this proxy of approximately $46.7 million.

   Resignation of Officers and Directors

   At the closing of the merger, each of our officers and directors is obligated to resign their positions.

   Estoppel Certificates

   As a condition to closing the merger, we are required to obtain estoppel certificates from (a) all our "major tenants" which are defined as those tenants that pay greater than $50,000 in annual rent and (b) other tenants who represent at least 75% of all rents received annually by us from all tenants other than our major tenants.

Waiver and Amendment

   At any time prior to the effective time of the merger, the parties may:

      o extend the time for the performance of any of the obligations or other acts of the other parties set forth in the merger agreement;

      o waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

      o waive compliance with any of the agreements or conditions contained in the merger agreement.

   Any waiver of the conditions set forth in the merger agreement must be in writing and signed by the party providing the waiver. The merger agreement may be amended by the parties in writing by action of their respective Board of Directors at any time. In such case, we may resolicit you consent if required by law.

                                APPRAISAL RIGHTS

   No dissenters' or appraisal rights are available in connection with the merger or any of the transactions contemplated by the merger agreement. Maryland law does not provide for dissenters' or appraisal rights because our common stock is listed on the American Stock Exchange.

                   Interests of Certain Persons in the Merger
                   ------------------------------------------

Merger Consideration

   Certain of our directors and officers, and employees of our outside advisor, own shares of our common stock and OP Units. In addition, pursuant to our Incentive Stock Option Plan, certain of our directors and officers, and employees of our outside advisor, were issued options to purchase shares of our common stock which will become fully vested and exercisable upon consummation of the merger at an exercise price of $10.57 per stock option. The following chart shows the ownership of our common stock, OP Units and stock options held by our directors and officers and employees of our outside advisor as of the date of this proxy statement and also indicates the amount of consideration each of these individuals will receive upon consummation of the merger:


                         Number of
                        Shares of    Number of    Number of         Total
Name                   Common Stock  OP Units  Stock Options(1) Consideration($)
---------------------- ------------  --------  ---------------- ----------------

Stuart J. Boesky......   152,155        231(2)       12,519        $1,767,380
Michael Brenner.......         -                     15,304            14,539
Alan P. Hirmes........    27,133     65,643(2)       12,519         1,080,673
Denise L. Kiley.......         -        141(2)       12,519            13,522
Marc D. Schnitzer.....         -        231(2)       12,519            14,554
Jeffrey Suchman.......         -                     30,000            28,500
Peter T. Allen........     5,102                          -            58,775
Stephen M. Ross.......    79,559     69,488(2)            -         1,717,017
Arthur P. Fisch.......     5,102                          -            58,775
Other (5 persons).....

----------------------
1 In 2001, the compensation committee of our Board of Directors approved the grant of options to acquire 241,522 shares of common stock to officers and directors as well as to employees of affiliates of our outside advisor. The options represented the remaining balance of available options which were authorized but unissued. These options will become exercisable upon consummation of the merger. These options were issued as part of our employee retention program which was adopted after our announcement that we would seek to sell our assets.

2 Includes the pro rata percentage of an aggregate of 2,384 OP Units which are owned by Related Capital Company, which is directly owned by Messrs. Ross, Boesky, Hirmes and Schnitzer and Ms. Kiley

   See also "Security Ownership of Management and Certain Beneficial Owners," below.



Fees Payable to our Advisors

   Under the terms of our advisory agreement with our outside advisor and our property management agreement with our property manager, each of our outside advisor and our property manager are entitled to receive termination fees equal to 1.5% and 1.0%, respectively, of the gross aggregate value of the merger. As a result, such entities are entitled to receive fees in the aggregate amount of $4.3 million (assuming the per share consideration payable by Doubleday equals $11.52 and the debt being assumed by the surviving entity is equal to $69.3 million).

   Doubleday, which is in the business of owning shopping center properties, did not view our interests in the excluded partnership interests (representing interests in two partnerships which own garden apartment complexes) as core to its operations. To facilitate the merger, our outside advisor and our property manager agreed to accept the transfer of 100% of the excluded partnership interests in satisfaction of all amounts due to them under their agreements. In addition, and in consideration for the transfer of the excluded partnership interests, our outside advisor has agreed to be responsible for all fees due to RBC in its role as financial advisor to our Board of Directors.

   Our Board of Directors retained Houlihan Lokey to estimate the fair market value of each of the excluded partnership interests on a non-marketable minority interest basis. Houlihan Lokey was instructed to perform its valuation of the excluded partnership interests, in isolation and separate from the merger or any other transaction. Our Board of Directors utilized this information to help it determine that the transfer of the excluded partnership interests to our outside advisor and property manager would be equitable consideration for (a) the termination of our advisory agreements with them, (b) the cancellation of all fees and other rights which they would be entitled pursuant to their contract with us (which fees, in the aggregate, amount to approximately $4.3 million), (c) the payment of the fees owed to RBC as our financial advisor in connection with the merger (which fees amount to $1.0 million), and (d) their agreement to fully indemnify and hold harmless us, Aegis OP and Doubleday from all losses related to the garden apartments, on or before the effective date of the merger. In addition, the termination agreement provides that all distributions that accrue in respect of the ownership interests in the two partnerships owning garden apartment complexes prior to the closing will belong to us, and following the closing, all such distributions will belong to our outside advisor or our property manager.

Directors and Officers Liability Insurance

   Prior to the effective time of the merger we will purchase, at our expense, an extended reporting period endorsement under our existing directors' and officers' liability insurance coverage for the directors, officers, employees and agents of our Company and our subsidiaries, that will continue in full force and effect for a period of six years from the effective time of the merger. The coverage will be equivalent to the directors' and officers' liability insurance coverage presently maintained by us and our subsidiaries under the respective existing policies and have other terms not materially less favorable on the whole.

                         FEDERAL INCOME TAX CONSEQUENCES

   The following discussion summarizes certain material U.S. federal income tax considerations of the merger generally relevant to holders of our capital stock, assuming that the merger is consummated as contemplated by the merger agreement and this proxy statement. This discussion is based upon interpretations of the Code, Treasury regulations promulgated under the Code, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. The discussion below does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of the merger. The tax treatment of a stockholder may vary depending upon that stockholder's particular situation. Also, stockholders subject to special treatment, including dealers in securities or foreign currency, tax-exempt entities, non-U.S. stockholders, banks, thrifts, insurance companies, persons that hold our capital stock as part of a "straddle", a "hedge", a "constructive sale" transaction or a "conversion transaction", persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities, may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences of the merger to holders of our capital stock that do not hold that stock as a capital asset. A U.S. stockholder is a U.S. citizen or resident as defined within the Code, a domestic corporation, an estate the income of which is includable in its gross income for U.S. federal income tax purposes without regard to its source, or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all the substantial decisions of the trust. A non-U.S. stockholder is any stockholder that is not a U.S. stockholder.

   THIS U.S. FEDERAL INCOME TAX DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT ADDRESS ALL TAX CONSIDERATIONS THAT MAY BE SIGNIFICANT TO YOU. EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

Consequences to U.S. Stockholders

   For U.S. stockholders, the merger will be treated as a taxable sale of their capital stock in exchange for the merger consideration. As a result, each U.S. stockholder will recognize capital gain or loss with respect to its capital stock, measured by the difference between the tax basis in the capital stock exchanged and the amount of cash received for that stock. The gain or loss on that disposition will constitute long-term capital gain or loss if that capital stock had been held for more than one year as of the effective time of the merger. However, a stockholder who has held our capital stock for six months or less at the effective time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss with respect to that capital stock will be treated as recognizing long-term capital loss to the extent of any capital gain dividends received from us, or his, her or its share of any designated retained capital gains, with respect to that capital stock.

   In the case of stockholders who hold multiple blocks of our capital stock (i.e., capital stock acquired separately at different times and/or prices) gain or loss must be calculated and accounted for separately for each block of capital stock owned.

Consequences to Non-U.S. Stockholders

   Generally, a non-U.S. stockholder's gain or loss from the merger will be determined in the same manner as that of a U.S. stockholder. Assuming that the merger is treated as a taxable sale of our capital stock by stockholders for purposes of the Foreign Investment in Real Property Act of 1980, or FIRPTA, in accordance with the general treatment of the merger for U.S. federal income tax purposes and subject to the discussion below regarding potential application of certain FIRPTA provisions governing distributions, a non-U.S. stockholder should not be subject to U.S. federal income taxation on any gain or loss from the merger, unless (a) the gain is effectively connected with a U.S. trade or business of the non-U.S. stockholder, (b) that stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, or (c) that stockholder's capital stock constitutes a "U.S. real property interest" within the meaning of FIRPTA.

   If a non-U.S. stockholder's capital stock constitutes a "U.S. real property interest" within the meaning of FIRPTA or if the gain from the merger is otherwise effectively connected with a U.S. trade or business of the non- U.S. stockholder, that stockholder will be subject to U.S. federal income tax generally at regular capital gains rates with respect to that gain. In addition, the non-U.S. stockholder may, however, be subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. If the non-U.S. stockholder is an individual who has been present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are satisfied, that stockholder will be subject to a 30% tax on its capital gains. An applicable income tax treaty may modify certain of these consequences for a non-U.S. stockholder eligible for treaty benefits and non-U.S. stockholders should consult with their tax advisors regarding the possible applications of such a treaty.

   A non-U.S. stockholder's capital stock will generally constitute a U.S. real property interest if (a) we are not a "domestically- controlled REIT" at the effective time of the merger and (b) that non-U.S. stockholder held more than 5% of the total fair market value of our capital stock at any time during the shorter of the time that stockholder held that capital stock or during the five-year period ending on the effective time of the merger. We will be a domestically controlled REIT at the effective time of the merger if non-U.S. stockholders held less than 50% of the value of its stock at all times during the 5 year period ending with the effective time of the merger. Based on the record ownership of our capital stock, we believe we are a domestically-controlled REIT, but no assurances can be given that the actual ownership of our capital stock has been or will be sufficient for it to qualify as a domestically-controlled REIT at the effective time of the merger.

   The tax treatment of non-U.S. stockholders described above assumes that the receipt of the merger consideration will be treated as a sale of our capital stock for purposes of FIRPTA, consistent with the general treatment of the merger for federal income tax purposes. It is possible, however, that non- U.S. stockholders will be subject to tax under special provisions of FIRPTA which provide that distributions from REITs are treated as gain from the sale of U.S. real property interests, and thus subject to tax as described above, to the extent that the distributions are attributable to gain from the sale of U.S. real property interests by the REIT. These provisions could apply because for federal income tax purposes the merger will be treated as if we sold our assets in a taxable transaction and then distributed the merger consideration in our liquidation. Although these liquidating distributions are generally treated as a taxable exchange of shares for purposes of determining a stockholder's tax consequences, it is not clear under current law whether the sale treatment generally applicable to these liquidating distributions also applies for purposes of FIRPTA. Accordingly, it is possible that the IRS may assert that the merger consideration received by a non-U.S. stockholder is subject to tax under FIRPTA, as gain effectively connected with a U.S. trade or business.

   Any merger consideration paid to non-U.S. stockholders will be subject to income tax withholding at the rate of 10% if the stockholder's capital stock constitutes a U.S. real property interest. Because of the difficulties of determining whether a particular non-U.S. stockholders' capital stock constitutes a U.S. real property interest, non-U.S. stockholders should anticipate that 10% of their merger consideration will be withheld and paid over to the IRS. A non-U.S. stockholder may be entitled to a refund or credit against the stockholder's U.S. tax liability with respect to the amount withheld, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. stockholders should consult their own tax advisors regarding withholding tax considerations.

Backup Withholding

   Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury regulations promulgated under the Code, that stockholder may be subject to backup withholding tax of up to 30% with respect to any cash payments received pursuant to the merger. Stockholders should consult their own tax advisors to ensure compliance with these procedures.

   Backup withholding generally will not apply to payments made to certain exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against that stockholder's U.S. federal income tax liability.

                         REGULATORY AND OTHER APPROVALS

   There are no federal or state regulatory requirements which remain to be complied with in order to consummate the merger, other than the filing of the Articles of Merger with the State Department of Assessments and Taxation of Maryland and the Secretary of State of the State of Ohio.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

   The following table sets forth as of [_________, 2003], certain information regarding the beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of our common stock for (a) beneficial holders of more than 5% of our common stock, (b) each of our directors, (c) each of our executive officers for which compensation information is required to be disclosed in our proxy statement for our annual meeting and (d) all of our directors and executive officers as a group. This information is based on filings received by us under the Securities Exchange Act of 1934, as amended, as supplemented by additional information provided to us. Unless otherwise indicated, the beneficial owner has sole voting power and dispositive power with respect to the shares of common stock beneficially owned.

   As of [______], 2003, one person was known by us to be the beneficial owner of more than five percent of our outstanding common stock:

                                     Amount and
                                      Nature of           Percentage of Common
Name and Address                Beneficial Ownership       Shares Outstanding
----------------------------  ------------------------- ------------------------

Warren E. Buffett
1440 Kiewit Plaza
Omaha, NE 68131.............     569,900 Shares (1)                  7.08%
___________

1 The ownership of Common Stock reported herein is based upon the Form 13-G/A filed with the Securities and Exchange Commission on February 14, 2001.

   As of [______], 2003 the directors of the sole general partner of our outside advisor own, in the aggregate, 100% of the voting stock of the sole general partner of our outside advisor.

   As of [______], 2003, our directors and executive officers and the directors and officers of the sole general partner of our outside advisor own directly, or beneficially, shares of common stock as follows [TO BE UPDATED UPON MAILING]:

                                               Amount and Nature
                                                 of Beneficial      Percent of
Beneficial Owner (1)                              Ownership          Class (2)
-------------------------------------------- --------------------- -------------

Stephen M. Ross............................  149,881  (3, 4)               1.84%
Alan P. Hirmes.............................  94,929   (4, 5)               1.17%
Stuart J. Boesky...........................  154,539  (4)                  1.92%
Peter T. Allen.............................  5,102                           *
Arthur P. Fisch............................  5,102                           *
All executive officers and directors of our
Company and Related Capital Company as a
group (12 persons).........................  404,785  (6)                  4.94%
___________

* Less than 1% of the common stock issued by Aegis.

(1) Address of beneficial owner is c/o Aegis Realty, Inc., 625 Madison Avenue, New York, New York 10022.

(2) Percent of class assumes that (a) with respect to each individual person, all of the OP Units held by such person have been converted to shares of our common stock and (b) with respect to all officers and directors as a group that all such OP Units held by all such persons have been converted to shares of our common stock.

(3) Includes 67,938 OP Units, which are currently convertible to shares of our common stock on a one-to-one basis.

(4) Includes 2,384 OP Units which are currently convertible to shares of our common stock on a one-to-one basis, held by Related Capital Company, in which Messrs. Ross, Boesky and Hirmes hold a majority of the direct and indirect equity interest.

(5) Includes 65,412 OP Units which are currently convertible to shares of our common stock on a one-to-one basis.

(6) Includes 135,734 OP Units which are currently convertible to shares of our common stock on a one-to-one basis.



                                  OTHER MATTERS

   Our management knows of no other business to be presented at the special meeting. If other matters do properly come before the special meeting, or any adjournment or postponement of that meeting, it is the intention of the persons named in the proxy to vote on these matters according to their best judgment unless the authority to do so is withheld in such proxy.



                       WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the information filing requirements of the Securities Exchange Act of 1934 and, in accordance with that act, are obligated to file with the Securities and Exchange Commission periodic reports, proxy statements and other information relating to our business, financial condition and other matters. These reports, proxy statements and other information may be inspected at the Commission's office at the public reference facilities of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, and are also available for inspection at the regional offices of the Commission located at Citicorp Center, 13th Floor, New York, New York 10048. Copies of these materials can be obtained, upon payment of the Commission's customary charges, by writing to the Commission's principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information. Doubleday is not subject to the information filing requirements of the Securities Exchange Act of 1934.

   You should rely only on the information contained in this document to vote your shares of common stock at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated [________]. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in that jurisdiction.

Authorize Your Proxy By Telephone          Authorize Your Proxy By Internet
---------------------------------          --------------------------------
Its fast, convenient and immediate!        It's fast, convenient and your proxy
Call Toll-Free on a Touch-Tone Phone       authorization is immediately
1-877-PRX-VOTE (1-888-779-8683)            confirmed and posted.
                                           www.eproxyvote.com/chc

--------------------------------------     -------------------------------------
Follow these four easy steps:              Follow these four easy steps:

1. Read the accompanying Proxy             1. Read the accompanying Proxy
Statement and Proxy Card.                     Statement and Proxy Card.
2. Call the toll-free number               2. Go to the Website
1-877-PRX-VOTE(1-877-779-8683).               http://www.eproxyvote.com/chc
3. Enter your 14-digit Voter Control       3. Enter your 14-digit Voter Control
Number located on your Proxy Card             Number located on your Proxy Card
above your name.                              above your name.
4. Follow the recorded Instructions.       4. Follow the Instructions provided
--------------------------------------     -------------------------------------

Your vote is important!                    Your vote is important!
Call 1-877-PRX-VOTE anytime!               Go to www.eproxyvote.com/chc anytime!

Do not return your Proxy Card if you are authorizing your proxy by Telephone or Internet

--------------------------------------------------------------------------------

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF AEGIS REALTY, INC.

        The undersigned stockholder of Aegis Realty, Inc., a Maryland corporation (the "Company"), hereby appoints Stuart J. Boesky or Alan P. Hirmes, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Stockholders of the Company to be held at [__________________], on ________, 2003, at
_______, local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

        THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE PROPOSALS AS DESCRIBED IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

        PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

        1. Approval of the Company's merger with and into Doubleday Station LLC, an Ohio limited liability company and affiliate of Phillips Edison Ltd., an Ohio limited liability company, with Doubleday Station LLC being the surviving company, pursuant to the agreement and plan of merger, dated as of December 24, 2002.

               |_| FOR        |_| AGAINST        |_| ABSTAIN

        2. Approval of any postponements or adjournments of the Special Meeting of Stockholders if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting of Stockholders to approve the merger.

               |_| FOR        |_| AGAINST        |_| ABSTAIN

        3. To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.



               |_|    CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN
                      PERSON.

Please sign exactly as name appears                _____________________________
on the  records of the  Company and                       Signature
date.   If  the   shares  are  held
jointly,  each holder  should sign.
When   signing   as  an   attorney,
executor,  administrator,  trustee,                _____________________________
guardian,  officer of a corporation                   Signature, if held jointly
or  other   entity  or  in  another
representative   capacity,   please                Dated:  _______________, 2003
give   the   full    title    under
signature(s).

                                     ANNEX A
                                     -------

                                Merger Agreement

                                                                         Annex A
                                                                         -------


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                             DOUBLEDAY STATION LLC,
                        an Ohio Limited Liability Company
                                    ("PECO")

                    AEGIS REALTY OPERATING PARTNERSHIP, L.P.,
                         a Delaware Limited Partnership
                                     ("OP")

                                       and

                               AEGIS REALTY, INC.,
                             a Maryland Corporation
                                   ("Company")

                             DATED December 24, 2002


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of December 24, 2002 by and among DOUBLEDAY STATION LLC, an Ohio limited liability company
("PECO"),   AEGIS  REALTY  OPERATING  PARTNERSHIP,   L.P.,  a  Delaware  limited
partnership ("OP"), and AEGIS REALTY, INC., a Maryland corporation (the "Company").

                                    RECITALS
                                    --------

    A. The Company is a Maryland corporation that has qualified as a REIT (as defined herein) under the Code (as defined herein). The Company owns 100% of the general partnership interests in OP. OP owns, among other things: (i) directly or indirectly through wholly owned entities, a portfolio of twenty-eight (28) retail shopping centers containing approximately 3.0 million gross leasable square feet; and (ii) partnership interests in two partnerships, each of which owns a garden apartment project.

    B. The sole member of PECO is Phillips Edison & Company Shopping Center Opportunity Fund II LLC, an Ohio limited liability company.

    C. The board of directors of the Company and the sole member of PECO have approved the acquisition of the Company by PECO through a merger of the Company with and into PECO (the "Merger") under the Maryland General Corporation Law (the "MGCL") and the Chapter 1705 of the Ohio Revised Code (the "ORC") in accordance with the provisions of this Agreement and the Plan of Liquidation, adopted in accordance with Section 562(b)(1)(B) of the Code, in substantially the form attached hereto as Exhibit A (the "Plan of Liquidation", and together with this Agreement, the "Plan"). By virtue of the Merger, each share of Common Stock shall be converted into the right to receive an amount of cash, as set forth in this Agreement.

    D. PECO will be financing a portion of the payment of the Consideration (as defined herein) indirectly through OP by leveraging the Properties. At or prior to Closing (as defined herein), the Financing Parties (as defined herein) will deliver the amount necessary to satisfy PECO's obligations (to the extent not previously or simultaneously satisfied) in respect of the payment of the Consideration pursuant to Sections 2.6 and 3.1 hereof, to the Exchange Agent (as defined herein) to be held in escrow for the benefit of the persons entitled to receive the Consideration upon consummation of the Contemplated Transactions (as defined herein). The Exchange Agent shall release such amount from Escrow and into the Fund (as defined herein) immediately and automatically upon receipt by the Exchange Agent of certified copies of the Merger Certificates (as defined herein) evidencing the filing thereof in accordance with Section 9.2(a)(i) hereof and without the need for any further action on the part of any party hereto or any other party.

    E. As a result of the Merger, PECO shall become the sole general partner of OP.

    NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions as set forth in this Agreement, and in order to set forth the terms and conditions of the Merger and the mode of carrying the Merger into effect, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

"Abandonment Letter" has the meaning specified in Section 3.1(c)(i)(A) hereof.

"Abandonment Resolutions" has the meaning specified in Section 3.1(c)(ii)(E) hereof.

"Acceptable Bank" shall mean any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii)which has capital, surplus and undivided profits aggregating at least $500,000,000, and(iii) whose long-term unsecured debt obligations (or the long-term debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, or "A2" or better by Moody's, or an equivalent rating by any other credit rating agency of recognized national standing.

"Acceptable Fund" shall mean any money market mutual fund, or other collective investment trust, the assets of which are limited to the United States Governmental Securities, which (i) seeks to maintain a net asset value of $1.00 per share, (ii) is rated no less than "AAA" by S&P, (iii) is Section 2A7 eligible and (iv) has assets of at least $1,000,000,000.

"Advisor" shall mean Related Aegis LP, a Delaware limited partnership.

"Aggregate Value" has the meaning specified in Section 10.3(b) hereof.

"Aggregate Variance" has the meaning specified in Section 3.3(c) hereof.

"Agreement" has the meaning specified in the introductory paragraph hereof.

"Alternative Transaction" has the meaning specified in Section 6.1(e)(i) hereof.

"Assets" has the meaning specified in Section 4.13 hereof.

"Assumable Debt" has the meaning specified in Section 3.2(a) hereof.

"Board Letters" has the meaning specified in Section 3.1(c)(ii)(D) hereof.

"Cash Payment" has the meaning specified in Section 3.1(c)(i) hereof.

"Charter Document" has the meaning specified in Section 4.4 hereof.

"Closing" has the meaning specified in Section 9.1 hereof.

"Closing Date" has the meaning specified in Section 9.1 hereof.

"Code" has the meaning specified in Section 4.10(a) hereof.

"Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

"Company" has the meaning specified in the introductory paragraph hereof.

"Company Benefit Plans" has the meaning specified in Section 4.12(a) hereof.

"Company Board" has the meaning specified in Section 4.4 hereof.

"Company Controlled Group" has the meaning specified in Section 4.12(a) hereof.

"Company Insured Parties" has the meaning specified in Section 7.18 hereof.

"Company Option Holder" has the meaning specified in Section 2.6(a) hereof.

"Company Permits" has the meaning specified in Section 4.8 hereof.

"Company Proxy Statement" has the meaning specified in Section 4.4 hereof.

"Company Stockholder" has the meaning specified in Section 2.5(a) hereof.

"Company Stockholder Approval Condition" has the meaning specified in Section
4.3 hereof.

"Company Stockholders' Meeting" has the meaning specified in Section 4.4 hereof.

"Company Transaction Expenses" has the meaning specified in Section 7.6(a)(ii) hereof.

"Confidentiality Agreement" has the meaning specified in Section 6.1(e)(i) hereof.

"Consideration" has the meaning specified in Section 3.1 hereof.

"Contemplated Transactions" has the meaning specified in Section 4.3 hereof.

"Contingent Letter" has the meaning specified in Section 3.1(c)(ii)(G) hereof.

"Debt Financing" has the meaning specified in Section 3.1(c)(ii)(A) hereof.

"Debt Lenders" has the meaning specified in Section 3.1(c)(ii)(C) hereof.

"Deemed Distribution" has the meaning specified in Section 4.10(d) hereof.

"Deposit" has the meaning specified in Section 3.1(a) hereof.

"Dividend" has the meaning specified in Section 6.1(b)(i) hereof.

"Disclosure Letter" has the meaning specified in Section 3.1 hereof.

"Dispute Notice" has the meaning specified in Section 7.13(a) hereof.

"Disputed Exceptions" has the meaning specified in Section 7.13(a) hereof.

"DOJ" has the meaning specified in Section 4.4 hereof.

"Duties" has the meaning specified in Section 6.1(e)(i) hereof.

"Effective Time of the Merger" has the meaning specified in Section 3.1(c)(i)(A) hereof.

"Endorsements" has the meaning specified in Section 7.13 hereof.

"Engineering Reports" has the meaning specified in Section 4.29 hereof.

"Environmental Laws" has the meaning specified in Section 4.18 hereof.

"Environmental Reports" has the meaning specified in Section 4.18 hereof.

"Equity Financing" has the meaning specified in Section 3.1(c)(ii)(A) hereof.

"ERISA" has the meaning specified in Section 4.12(a) hereof.

"Escrow Agent" has the meaning specified in Section 3.1(a) hereof.

"Estoppel Certificates" has the meaning specified in Section 8.2(f)(i) hereof.

"Exercised Options" has the meaning specified in Section 2.5(b) hereof.

"Exchange Act" has the meaning specified in Section 4.4 hereof.

"Exchange Rights Agreements" has the meaning specified on Schedule 4.4 to the Disclosure Letter.

"Exchange Agent" has the meaning specified in Section 2.6(a) hereof.

"Existing Credit Facility" has the meaning specified in Section 3.2(b) hereof.

"Expense Budgets" has the meaning specified in Section 3.3 hereof.

"FCPA" has the meaning specified in Section 4.20 hereof.

"Final Title Reports" has the meaning specified in Section 7.13(a) hereof.

"Financing Documents" has the meaning specified in Section 3.1(c)(i) hereof.

"Financing Letters" has the meaning specified in Section 5.4 hereof.

"Financing Parties" has the meaning specified in Section 3.1(c)(ii)(C) hereof.

"Financing Policies" has the meaning specified in Section 3.1(c)(i)(B) hereof.

"FTC" has the meaning specified in Section 4.4 hereof.

"Fund" has the meaning specified in Section 2.6(a) hereof.

"GAAP" has the meaning specified in Section 4.6 hereof.

"Garden Apartment Interests" has the meaning specified in Section 3.2(c) hereof.

"Governmental Entity" has the meaning specified in Section 4.4 hereof.

"Guaranteed Obligations" has the meaning specified in Section 7.17 hereof.

"Guarantor" shall mean Phillips Edison Ltd, an Ohio limited liability company.

"Hazardous Substances" has the meaning specified in Section 4.18 hereof.

"HSR Act" has the meaning specified in Section 4.4 hereof.

"Joint Notification Letters" has the meaning specified in Section 9.2(a)(x) hereof.

"knowledge" and analogous expressions have the meaning specified in Section
11.10 hereof.

"Leases" shall mean each and every occupying agreement, both oral and written, whereby any person or entity has the right to occupy any part of the Properties.

"Lender" has the meaning specified in Section 4.4 hereof.

"Letter of Credit" has the meaning specified in Section 3.1(b) hereof.

"Letter of Transmittal" has the meaning specified in Section 2.6(a) hereof.

"Lien" has the meaning specified in Section 4.4 hereof.

"Line Items" has the meaning specified in Section 3.3(a) hereof.

"Line Item Variance" has the meaning specified in Section 3.3(b) hereof.

"Litigation Expenses" has the meaning specified in Section 7.6(a)(iv) hereof.

"LOC Issuer" has the meaning specified in Section 3.1(b) hereof.

"Major Tenants" has the meaning specified in Section 8.2(f)(ii) hereof.

"Material Adverse Effect" shall mean a material adverse change in the properties, assets, financial condition (exclusive of changes in general industry or market conditions) or operations of the Company, OP and the Subsidiaries taken as a whole since September 30, 2002.

"Material Breach" has the meaning specified in Section 10.1(a)(ii)(A) hereof.

"MGCL" has the meaning specified in Recital C hereof.

"Merger" has the meaning specified in Recital C hereof.

"Merger Certificates" has the meaning specified in Section 9.2(a)(i) hereof.

"Moody's" shall mean Moody's Investor Service, Inc.

"Non-Terminating Party" has the meaning specified in Section 10.1(c) hereof.

"OP" has the meaning specified in the introductory paragraph hereof.

"OP Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of OP, dated as of October 1, 1997, as amended from time to time.

"OP Closing Documents" has the meaning specified in Section 8.2(g) hereof.

"OP Debt" has the meaning specified in Section 4.16 hereof.

"OP Permitted Exceptions" has the meaning specified in Section 4.13 hereof.

"OP Unit Holder Election Condition" has the meaning specified in Section 7.4 hereof.

"OP Unit Holder Notes" has the meaning specified in Section 4.32 hereof.

"OP Unit Holders" has the meaning specified in Section 3.5 hereof.

"OP Units" shall mean the units of limited partnership interest of OP.

"Option Instruments" has the meaning specified in Section 2.6(a) hereof.

"ORC" has the meaning specified in Recital C hereof.

"Outside Termination Date" has the meaning specified in Section 10.1(a)(v) hereof.

"PCBs" has the meaning specified in Section 4.18 hereof.

"PECO" has the meaning specified in the introductory paragraph of this Agreement.

"PECO Closing Documents" has the meaning specified in Section 8.3(d)(i) hereof.

"PECO Transaction Expenses" has the meaning specified in Section 7.6(a)(i) hereof.

"Per Share Merger Price" has the meaning specified in Section 2.5(a) hereof.

"Per Share Stock Option Price" has the meaning specified in Section 2.5(b) hereof.

"Plan" has the meaning specified in Recital C hereof.

"Plan of Liquidation" has the meaning specified in Recital C hereof.

"Preferred Stock" shall mean the preferred stock, par value $0.01 per share, of the Company.

"Proceed Letter" has the meaning specified in Section 3.1(c)(ii)(F) hereof.

"Properties" has the meaning specified in Section 4.27 hereof.

"Property Manager" shall mean RCC Property Advisors, a Florida general partnership.

"R&W Policy" has the meaning specified in Section 7.21 hereof.

"RBC Fee" has the meaning specified in Section 3.2(c) hereof.

"REIT" has the meaning specified in Section 4.10(b) hereof.

"Registration Rights Agreements" has the meaning specified on Schedule 4.4 to the Disclosure Letter.

"Representatives" has the meaning specified in Section 6.1(e)(i) hereof.

"Required Tenants" has the meaning specified in Section 8.2(f)(ii) hereof.

"Required Term" has the meaning specified in Section 3.1(b) hereof.

"S&P" shall mean Standard & Poor's, a Division of The McGraw-Hill Companies,
Inc.

"SEC" shall mean the U.S. Securities and Exchange Commission.

"SEC Documents" has the meaning specified in Section 4.6 hereof.

"Security Documents" has the meaning specified in Section 4.16 hereof.

"Specified Investments" has the meaning specified in Section 2.6(c) hereof.

"State Takeover Laws" has the meaning specified in Section 4.15 hereof.

"Stock Certificates" has the meaning specified in Section 2.5(a) hereof.

"Stock Options" has the meaning specified in Section 4.2(a) hereof.

"Strike Price" has the meaning specified in Section 4.2(a) hereof.

"Subsequent Dispute Notice" has the meaning specified in Section 7.13(c) hereof.

"Subsequent Disputed Exceptions" has the meaning specified in Section 7.13(c) hereof.

"Subsidiary" and "Subsidiaries" have the meaning specified in Section 4.5 hereof.

"Surviving Entity" has the meaning specified in Section 2.1 hereof.

"tax", "taxes" and "taxable" have the meanings specified in Section 4.10(a) hereof.

"Tax Partnership" has the meaning specified in Section 4.10(a) hereof.

"Terminating Party" has the meaning specified in Section 10.1(c) hereof.

"Termination Agreement" has the meaning specified in Section 3.2(c) hereof.

"Termination Notice" has the meaning specified in Section 10.1(c) hereof.

"Title Company" shall mean First American Title Insurance Company or an agent thereof.

"Title Reports" has the meaning specified in Section 7.13(a) hereof.

"Total Financing" has the meaning specified in Section 3.1(c)(ii)(A) hereof.

"Transaction Financing Amount" has the meaning specified in Section 3.1(c)(ii)(B) hereof.

"Treasury Regulation" shall mean the treasury regulations promulgated by the Internal Revenue Service under the Code.

"United States Governmental Security" shall mean any direct obligation of, or guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

"USTs" has the meaning specified in Section 4.18 hereof.

"Violation" has the meaning specified in Section 4.4 hereof.

                                   ARTICLE II

                                   THE MERGER

    2.1 Surviving Entity. Upon the terms and subject to the conditions set forth in this Agreement and the Plan, and in accordance with the MGCL and the ORC, at the Effective Time of the Merger, the Company will be merged with and into PECO. As a result of the Merger, the separate corporate existence of the Company will cease and PECO shall continue as the surviving entity of the Merger (the "Surviving Entity").

    2.2 Governing Documents. At the Effective Time of the Merger, the Articles of Organization and Operating Agreement of PECO, as in effect immediately before the Effective Time of the Merger, shall be the Articles of Organization and Operating Agreement of the Surviving Entity and shall thereafter continue to be its Articles of Organization and Operating Agreement until duly altered, amended or repealed.

    2.3 Directors and Officers. From and after the Effective Time of the Merger, there shall be no directors or officers of the Surviving Entity, but the Surviving Entity shall be governed by the manager of PECO, pursuant to the Articles of Organization and the Operating Agreement of PECO.

    2.4 Effect on Property, Rights and Liabilities. At the Effective Time of the Merger, the separate corporate existence of the Company will cease and the Company shall be merged with and into PECO, which, as a surviving entity, shall have all of the assets, rights, privileges, immunities and franchises, of a public as well as of a private nature, and shall be subject to all of the restrictions, obligations, disabilities, duties and liabilities, of the Company. If at any time PECO, as a surviving entity, shall consider or be advised that any further assignment or assurances or any other documents are reasonably necessary or desirable to vest into PECO, according to the terms of this Agreement, the title of any property or rights of the Company, at the direction of PECO, the last acting officers and directors of the Company (without any expense to them) will execute and make all such proper assignments and assurances and do all things necessary or proper and reasonable within their power and authority to vest title in such property or rights in PECO. No failure by any officer or director to comply with the provisions of this Section 2.4 shall have any effect on the validity of the Merger.

    2.5 Effect on Common Stock and Stock Options.

         (a) Common Stock. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any party or any holder of Common Stock (each, a "Company Stockholder"), each share of Common Stock issued and outstanding immediately prior to the Effective Time of the Merger and any right to receive Common Stock then existing, if any, shall be cancelled and retired, and shall be converted into the right to receive Eleven and 52/100 Dollars ($11.52), subject to adjustment as specified in Sections 3.1, 3.3 and 7.6 hereof and elsewhere in this Agreement (the "Per Share Merger Price"), payable as specified in Section 2.6 hereof. As of the Effective Time of the Merger, any outstanding certificates that, immediately prior to the Effective Time of the Merger, represented issued and outstanding shares of Common Stock (the "Stock Certificates") shall after the Effective Time of the Merger no longer represent Common Stock, but instead shall represent for all purposes the right to receive the Per Share Merger Price.

         (b) Options. In accordance with the Company's Incentive Share Option Plan, at the Effective Time of the Merger, all Stock Options (other than any Stock Options which have been exercised by the holders thereof at or prior to the Effective Time of the Merger ("Exercised Options")) shall be converted into the right to receive an amount equal to the Per Share Merger Price reduced by the Strike Price (the "Per Share Stock Option Price"), payable as specified in
Section 2.6 hereof. Assuming that the Per Share Merger Price is not adjusted as specified in Sections 3.1, 3.3 or 7.6 hereof or elsewhere in this Agreement, the Per Share Stock Option Price would be 95/100 Dollars ($0.95). In the event that, at any time prior to the Closing Date, any Company Option Holder elects to exercise any Stock Options held by such Company Option Holder, any amounts received by the Company upon such exercise shall be retained by the Company and shall not be spent by the Company without the prior written consent of PECO.

    2.6 Procedure for Payment.

         (a) At least one week prior to the Closing, the parties hereto shall designate a bank or trust company mutually agreeable to the parties to act as exchange agent (the "Exchange Agent") in effecting the payment of the Consideration pursuant to and in accordance with Sections 2.5, 2.6 and 3.1 hereof in respect of the Stock Certificates and the instruments or agreements that represented outstanding Stock Options ("Option Instruments"). On or prior to the Closing Date, an amount equal to the sum of (i) the Per Share Merger Price multiplied by the number of issued and outstanding shares of Common Stock (including any shares of Common Stock issued in exchange for the redemption of any OP Units on or prior to the Closing Date), plus (ii) the Per Share Stock Option Price multiplied by the number of outstanding Stock Options (other than Exercised Options) (collectively, the "Fund") shall be delivered in the order and manner, and to the parties, specified in Section 3.1 hereof. Upon satisfaction of PECO's obligation to deposit the foregoing amounts, neither PECO or the Company shall have any further obligation in respect of payment of the Consideration to the Company Stockholders or the holders of outstanding Stock Options (the "Company Option Holders").

         (b) As soon as practicable following the Effective Time of the Merger, the Exchange Agent shall forward to each holder of a Stock Certificate or an Option Instrument representing the right to receive cash pursuant to and in accordance with Sections 2.5, 2.6 and 3.1 hereof a form of letter of transmittal and instructions (the "Letter of Transmittal"), in a form reasonably agreeable to the parties hereto (such form to be prepared and agreed upon by the parties on or prior to the Closing Date), for use in effecting the surrender of such Stock Certificates and Option Instruments for payment. As soon as practicable following the Effective Time of the Merger, each such holder shall surrender such Stock Certificates or Option Instruments for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and the Exchange Agent shall pay to such holder the portion of the Consideration equal to the amount such holder has the right to receive pursuant to and in accordance with Sections 2.5, 2.6 and 3.1 hereof, and the Stock Certificates or Option Instruments so surrendered shall forthwith be cancelled. No interest shall be paid or accrued on the cash payable upon the surrender of a Stock Certificate or Option Instrument.

         (c) The Fund shall be made available to the Company Stockholders at the Per Share Merger Price and to the Company Option Holders at the Per Share Stock Option Price. Pending payment of monies held in the Fund to holders of Stock Certificates and Option Instruments, the Fund shall be held and invested by the Exchange Agent as PECO directs, subject to this subparagraph (c). Upon receipt by the Exchange Agent of any amounts which comprise or are otherwise deemed to be a part of the Fund pursuant to this Agreement, the Exchange Agent shall cause the same to be invested in investments in (x) United States Governmental Securities, (y) Federal funds, or demand or time deposits in, certificates of deposit issued by, or bankers' acceptances of, any Acceptable Bank, and (z) investments in any Acceptable Fund ("Specified Investments"); provided, however, that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal funds from an Acceptable Bank; and provided, further, that no investment shall be eligible as a Specified Investment unless the date of return of such investment is [three] days or less from the date of purchase thereof. The Exchange Agent shall not be liable for
(1) any loss of such investment (unless due to the Exchange Agent's gross negligence or willful misconduct) or (2) any failure to attain a favorable rate of return on such investment. Any net profit resulting from, or interest or income produced by such investment shall be payable to PECO. PECO will promptly replace any monies lost through any investment made pursuant to this Section 2.6(c).

         (d) If the consideration to be paid pursuant to and in accordance with Sections 2.5, 2.6 and 3.1 hereof (or any portion thereof) is to be delivered to a person other than the record holder of the Common Stock or the Stock Option, it shall be a condition to the payment of such consideration that (i) the Stock Certificate or Option Instrument so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper, and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid.

         (e) After the Effective Time of the Merger, there shall be no further registration of transfers on the records of the Company of outstanding Stock Certificates or Option Instruments. If a Stock Certificate or Option Instrument is presented to the Company or PECO, it shall be forwarded to the Exchange Agent for cancellation and payment or exchange as provided in this Section 2.6.

         (f) The consideration provided in this Agreement paid upon the surrender of Stock Certificates or Option Instruments in accordance with the terms and conditions of this Agreement shall be deemed to be in full satisfaction of all rights pertaining to the shares of Common Stock or Stock Options represented by such Stock Certificates or Option Instruments, and no dividend or distribution payable to PECO shall be paid to any holder of Stock Certificates or Option Instruments following the surrender thereof.

         (g) Any portion of the Fund (including the proceeds of any investments of the Fund) that remains unclaimed by the holders of Stock Certificates or Option Instruments for six (6) months after the Effective Time of the Merger shall be returned or repaid to PECO. Any holders of Stock Certificates or Option Instruments who have not complied with this Section 2.6 before six (6) months after the Effective Time of the Merger shall thereafter look only to PECO for the Per Share Merger Price or the Per Share Stock Option Price, as applicable, in each case without any interest on such consideration. If outstanding Stock Certificates or Option Instruments are not surrendered or the payment for them not claimed before the date on which such consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent not prohibited by abandoned property or any other applicable law, become the property of PECO (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of PECO, the Company, the Exchange Agent or any other person or entity shall be liable to any former holder of Stock Certificates or Option Instruments for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (h) If any Stock Certificate or Option Instrument has been lost, stolen, mutilated or destroyed, and if the holder makes an affidavit of that fact and otherwise complies with the requirements of this Section 2.6, the Exchange Agent shall pay to such holder the consideration required pursuant to this Agreement; provided, however, that the Exchange Agent, in its discretion, may require the owner of such lost, stolen, mutilated or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against any of them or any other party with respect to the Stock Certificate or Option Instrument alleged to have been lost, stolen, mutilated or destroyed.

                                  ARTICLE III

                 CONSIDERATION AND OTHER FINANCIAL ARRANGEMENTS

         3.1 Consideration. In consideration of the Merger, and assuming that all OP Unit Holders elect to exchange their OP Units for shares of Common Stock and that no Company Option Holders elect to exercise their Stock Options (such that they do not receive Common Stock in exchange therefor) at or prior to the Effective Time of the Merger, PECO shall pay a total consideration of One Hundred One Million Eight Hundred Forty Thousand Five Hundred Eighty and 62/100 Dollars ($101,840,580.62) (the "Consideration"). The Consideration shall be (i) reduced by an amount equal to the Per Share Merger Price multiplied by the number of OP Units that are not exchanged for shares of Common Stock at or prior to the Effective Time of the Merger, and (ii) increased by an amount equal to the Strike Price multiplied by the number of Stock Options that are exercised at or prior to the Effective Time of the Merger. The Consideration shall also be adjusted as set forth in Sections 3.3 and 7.6 hereof and elsewhere in this Agreement. The Consideration was calculated assuming that, at the Effective Time of the Merger, there would be outstanding 8,820,411 shares of Common Stock (including 765,780 shares of Common Stock issued to the OP Unit Holders in exchange for an equal number of OP Units), no OP Units and unexercised Stock Options to acquire 241,522 shares of Common Stock at the Strike Price. If there are more or less shares of Common Stock, OP Units and/or Stock Options outstanding at the Effective Time of the Merger, the Per Share Merger Price and the Per Share Stock Option Price will be adjusted accordingly, such that the Per Share Merger Price, when multiplied by the number of outstanding shares of Common Stock and outstanding OP Units, and when combined with the Per Share Stock Option Price multiplied by the number of outstanding Stock Options, will equal the Consideration. Examples of this calculation, for illustrative purposes only, are set forth on Schedule 3.1 to the disclosure letter dated as of the date of this Agreement and delivered in connection with the execution of this Agreement (the "Disclosure Letter").

         (a) Delivery of Deposit. Simultaneously herewith, PECO has delivered the sum of One Million Dollars ($1,000,000.00) (the "Deposit") to the Title Company (the "Escrow Agent"). The Deposit shall be applicable to the Consideration and shall comprise part of the Fund. The Deposit shall be held in escrow by the Escrow Agent pending the Closing in accordance with the terms of this Agreement and the Escrow Agreement attached hereto as Exhibit L. The Escrow Agent shall not release the Deposit from escrow at any time prior to Closing, except as otherwise provided in Section 3.1(b) hereof or as otherwise provided in this Agreement. At and upon Closing, the Escrow Agent shall deliver the Deposit to the Exchange Agent and shall serve as part of the Consideration, or, if this transaction is not consummated, delivered to the Company or delivered to PECO (as the case may be) in accordance with the terms of this Agreement. The parties agree that the liability of the Escrow Agent to the parties hereto shall be only as expressed in this Agreement. It is specifically agreed that the Escrow Agent shall not be liable for any mistake or error of judgment in the discharge of its functions hereunder, but shall be liable only for bad faith or gross negligence. In the event that there shall be any action or legal proceedings involved or arising out of this Agreement, to which action or legal proceedings the Escrow Agent is or may be a party, the Escrow Agent shall be entitled, at any time, in its sole discretion, to pay the Deposit, or any part thereof, into court, and upon so doing, it shall be relieved of any further responsibility as to said monies. The Deposit shall be invested by the Escrow Agent in an interest-bearing account acceptable to the Company and PECO and the interest earned thereby shall be applied in the same manner as the balance of the Deposit.

         (b) Letter of Credit. PECO shall have the right to deliver to the Escrow Agent, either in lieu of the Deposit or at any time after the delivery of the Deposit to the Escrow Agent in accordance with Section 3.1(a), an irrevocable unconditional letter of credit in substantially the form attached hereto as Exhibit B (the "Letter of Credit") issued by either US Bancorp or Lasalle Bank, N.A. (the "LOC Issuer"), bearing a maturity date that is at least thirteen (13) months after the date of issuance (the "Required Term") and containing such provisions as are customarily contained in such documents. Notwithstanding anything to the contrary in Section 3.1(a) hereof, if PECO delivers the Deposit to the Escrow Agent on the date hereof and thereafter delivers the Letter of Credit to the Escrow Agent in accordance with this
Section 3.1(b), the Escrow Agent shall, upon receipt of the Letter of Credit, release the Deposit from escrow and deliver the Deposit to PECO. Notwithstanding anything in the foregoing to the contrary, the Letter of Credit shall be consistent with the provisions hereof. The Letter of Credit shall be held in accordance with the terms of this Agreement and shall be held in escrow by the Escrow Agent pending the Closing.

              (i) If the Closing has not occurred and this Agreement has not been terminated as of the end of the Required Term, PECO shall, at least ten (10) days prior to the end of the Required Term, either (A) continuously extend the term of the Letter of Credit or (B) deliver to the Escrow Agent a substitute Letter of Credit; provided, however, that if PECO shall fail to satisfy its obligations pursuant to this sentence, the Escrow Agent shall notify the Company of such failure, and the Company shall thereafter have the right, at any time during the ten (10) days prior to the end of the Required Term, to obtain the Letter of Credit from the Escrow Agent, present the Letter of Credit for payment in accordance with
     Section 3.1(b)(ii) hereof, and deliver the proceeds thereof to the Escrow Agent, which proceeds shall constitute the Deposit (and, as a result, be applicable to the Consideration and comprise part of the Fund) and be held by the Escrow Agent in accordance with Section 3.1(a) hereof.

              (ii) In the event that, at any time prior to the Closing, the Company becomes entitled to the Deposit, and the Letter of Credit has been delivered to the Escrow Agent in lieu of the Deposit, the Company shall notify PECO that the Company is entitled to the Deposit. In the event that PECO fails to pay the amount of the Deposit (or such portion thereof as is due the Company) within three (3) business days after receipt of such notice, the Company shall have the right to obtain the Letter of Credit from the Escrow Agent and to present the Letter of Credit for payment by delivering to the LOC Issuer (A) a site draft and (B) a signed certificate to the LOC Issuer referring to the Letter of Credit and certifying that the Company (1) is entitled to the proceeds of the Deposit pursuant to the terms of this Agreement, and (2) has so advised PECO and PECO has failed to deliver the amount due to the Company within three (3) business days after receiving such notice. Upon receipt, the Company shall deliver the proceeds thereof to the Escrow Agent, which proceeds shall constitute the Deposit (and, as a result, be applicable to the Consideration and comprise part of the Fund) and be held by the Escrow Agent in accordance with Section 3.1(a) hereof. Notwithstanding the foregoing, the

     Company shall only be entitled to retain that portion of the proceeds of such Letter of Credit as is equal to the amount of the Deposit to which the Company is then entitled, and the balance of such proceeds shall be immediately delivered to PECO.

              (iii) In the event that the Letter of Credit has been delivered to the Escrow Agent in lieu of the Deposit and remains in the possession of the Escrow Agent as of the Closing Date, at and upon Closing (A) PECO shall deliver an amount equal to the amount of the Deposit to the Exchange Agent, which amount shall serve as part of the Consideration and comprise part of the Fund, and (B) the Escrow Agent shall deliver the Letter of Credit to PECO.

              (iv) The Escrow Agent shall deliver the Letter of Credit to PECO upon the earlier of (i) the date that PECO is entitled to a return of the Deposit under this Agreement or (ii) the date that PECO either pays the Company the amount due the Company under this Agreement or otherwise
     substitutes   cash  for  the   Letter  of  Credit.

         (c) Balance of the Consideration; Satisfaction of the Existing Credit Facility.

              (i) The balance of the Consideration (the "Cash Payment") shall be payable to the Exchange Agent on or prior to the Closing Date, in the manner described in this Section 3.1(c). On or prior to the Closing Date, PECO shall deliver to the Company fully executed documentation (the "Financing Documents") evidencing the procurement by PECO, indirectly through OP, of the Total Financing (as defined herein). The Financing Documents shall provide as follows (or as shall otherwise be mutually agreeable to the Company and PECO):

                    (A) At least one day prior to the Closing Date, (1) the Company Board shall deliver the Board Letters to the Escrow Agent, with the Abandonment Letter and the Proceed Letter to be held in escrow by the Escrow Agent in accordance with the provisions of this Section 3.1(c)(i) and the Contingent Letter to be absolutely delivered to the Escrow Agent, and (2) the Company and PECO shall deliver duly executed Merger Certificates to the Escrow Agent to be held in escrow by the Escrow Agent in accordance with the provisions of this Section 3.1(c)(i), which Merger Certificates shall provide that (x) the effective date and time of the Merger Certificates shall be 4:00 p.m., local New York time, on the Closing Date (or such other time as may be mutually agreeable to the parties) (the "Effective Time of the Merger"), and (y) the Merger may be abandoned before the Effective Time of the Merger, by letter sent by the Company Board abandoning the Merger (the "Abandonment Letter") and provided, further, that upon any abandonment of the Merger in accordance with the MGCL, the ORC and the Merger Certificates, the Abandonment Letter shall be promptly filed with the State Department of Assessments and Taxation of Maryland and the Secretary of the State of the State of Ohio.

                    (B) At least one day prior to the Closing Date, and upon receipt by the Escrow Agent of the Merger Certificates and the Board Letters, then at such time as the Escrow Agent is prepared to (1) issue the Title Policies in accordance with Section 7.13 hereof and (2) otherwise provide title insurance to the Debt Lenders in accordance with the Financing Documents (the "Financing Policies"), subject only to the filing of the Merger Certificates, the Escrow Agent shall advise the Company, PECO and the Debt Lenders that it is prepared to so issue the Title Policies and Financing Policies.

                    (C) Upon notification by the Company, PECO and the Debt Lenders to each other and the Escrow Agent that (1) PECO and the Debt Lenders will deliver the proceeds of the Total Financing into escrow in accordance with Clause (D) below and (2) each of such parties is satisfied with the notification referenced in Clause (B) above, the Escrow Agent shall (x) cause the Merger Certificates to be released from escrow and filed in accordance with Section 9.2(a)(i) hereof, and
         (y) deliver to the Company, PECO and the Debt Lenders evidence of such filing.

                    (D) On the morning of Closing, PECO and the Debt Lenders shall deliver the proceeds of the Total Financing to the Escrow Agent to be held in escrow by the Escrow Agent in accordance with the provisions of this Section 3.1(c)(i). Immediately upon its receipt of the Total Financing, the Escrow Agent shall deliver the Transaction Financing Amount (as defined herein) to the Exchange Agent by Federal wire transfer of immediately available funds, to be held in escrow for the benefit of the persons entitled to receive the Consideration upon consummation of the Contemplated Transactions. At such time as the Exchange Agent notifies the Company, PECO and the Escrow Agent that such funds have been received by the Exchange Agent, the Escrow Agent shall release from escrow the Proceed Letter and destroy the Abandonment Letter. If, however, by no later than 3:00 p.m., local New York time on the date of Closing, the Escrow Agent has not received notification from the Exchange Agent that the Exchange Agent has received the Transaction Financing Amount, the Escrow Agent shall immediately release the Abandonment Letter from escrow and file the Abandonment Letter with the appropriate Governmental Entities, and the Contemplated Transactions shall not be consummated, unless PECO and the Company have agreed to extend the time for such consummation. In the event of such abandonment, the Transaction Financing Amount shall be returned to PECO and the Debt Lenders.

                    (E) After the Effective Time of the Merger, (1) the Exchange Agent shall, without the need for any further action on the part of any party hereto or any other party, release the Transaction Financing Amount from escrow and into the Fund, which amount shall constitute the Cash Payment and which, along with the Deposit (whether delivered on the date hereof or out of the proceeds of the Letter of Credit), shall comprise the Fund, and (2) the Escrow Agent shall use the balance of the Total Financing to satisfy the Existing Credit Facility in accordance with Section 3.2(b).

               (ii) For purposes of this Agreement:

                    (A) "Total Financing" shall mean, collectively, the debt financing procured by PECO, indirectly through OP (the "Debt Financing") and the equity financing procured by PECO (the "Equity Financing"), in connection with the Contemplated Transactions; provided, however, that the proceeds of the Total Financing shall be at least equal to the amount necessary to satisfy PECO's obligations (to the extent not previously satisfied) (i) in respect of the payment of the Consideration pursuant to this Section 3.1 and Section 2.6 hereof and (ii) pursuant to Section 3.2(b) hereof.

                    (B) "Transaction Financing Amount" shall mean that portion of the proceeds of the Total Financing necessary to satisfy PECO's obligations (to the extent not previously satisfied) in respect of the payment of the Consideration pursuant to this Section 3.1 and Section
         2.6 hereof.

                    (C)  "Financing  Parties"  shall  mean,  collectively,   the
         lender(s) with respect to the Debt Financing (the "Debt Lenders") and the investors with respect to the Equity Financing.

                    (D) "Board Letters" shall mean the Abandonment Letter, the Abandonment Resolutions, the Proceed Letter, and the Contingency Letter.

                    (E) "Abandonment Resolutions" shall mean the resolutions of the Company Board necessary to authorize the abandonment of the Merger in accordance with this Section 3.1(c)(i) and the filing of the Abandonment Letter with the appropriate Governmental Entities.

                    (F) "Proceed Letter" shall mean a letter addressed to the Escrow Agent from the Company Board advising the Escrow Agent that the Company Board will not cause the merger to be abandoned and that the Abandonment Letter is to be destroyed.

                    (G) "Contingent Letter" shall mean a letter addressed to the Escrow Agent from the Company Board advising the Escrow Agent that the Company Board will only cause the abandonment of the merger and the release of the Abandonment Letter under the circumstances set forth above.

         (d) Remedy for Failure to Satisfy Certain Obligations. If the actions specified in Section 3.1(c)(i)(D) above shall not have been completed as of the Effective Time of the Merger, PECO shall be deemed to have failed to satisfy its obligations in respect of the payment of the Consideration pursuant to Sections
2.6 and 3.1 hereof, and the Merger shall be deemed to have been abandoned in accordance with the terms of the Merger Certificates, the MGCL and the ORC; provided, however, that the Company may, in its discretion, elect to pursue the consummation of the Contemplated Transactions at a subsequent date. Notwithstanding the foregoing, in the event that the actions specified in
Section 3.1(c)(i)(D) above are not completed as of the Effective Time of the Merger, and the Merger shall have nonetheless become effective pursuant to the terms of the Merger Certificates, the MGCL and the ORC, PECO shall use its best efforts and agrees to take all actions necessary or appropriate, in the sole discretion of the

Company (as constituted immediately prior to the Effective Time of the Merger), to restore the parties to this Agreement to their status quo ante immediately prior to the Effective Time of the Merger, including, without limitation, if the Company so elects, transferring and assigning all assets and liabilities received by PECO in the Merger to a newly formed subsidiary of PECO, containing no other assets or liabilities, and transferring to the Company Stockholders all of the outstanding shares of stock of such newly formed subsidiary; provided, that in such event, PECO shall be required to reimburse the Company and the Company Stockholders for any adverse tax consequences suffered as a result of such event, and the Company shall be entitled to exercise all of its other remedies as set forth in Section 10.3 hereof.

         (e) Payment of Dividends. Immediately prior to the Closing, the Company and/or OP, as applicable, shall deliver to the Exchange Agent an amount equal to the aggregate amount of (i) all Dividends permitted to be paid (and not previously paid) by the Company and/or OP pursuant to Section 6.1(b) hereof and
(ii) all accrued and payable Dividends. The Exchange Agent shall distribute such Dividends in accordance with the written instructions of the Company or OP, as applicable, which instructions shall be delivered to the Exchange Agent together with such Dividends, and a copy of such instructions shall be delivered by the Company or OP, as applicable, to PECO. Such written instructions shall include the names and addresses of, and the amount of such Distributions to be paid to, each person entitled to receive such Dividends.

    3.2 Other Financial Arrangements. The Company, OP, PECO, the Advisor and the Property Manager agree to the following financial arrangements:

         (a)  Assumable  Debt.  The loans to certain  Subsidiaries  described on
Schedule 3.2(a) to the Disclosure Letter (the "Assumable Debt") shall remain outstanding after the Closing Date.

         (b)  Existing  Credit  Facility.   Simultaneously  with  Closing,   the
Surviving Entity shall cause OP to pay in full that certain line of credit facility held by Fleet Bank, N.A. (the "Existing Credit Facility").

         (c) Transfer of Garden Apartment Interests and Payment of the Company Transaction Expenses. OP is the owner of certain partnership interests in two
(2)  partnerships,  each owning a garden  apartment  complex,  as  described  in
Schedule 3.2(c) to the Disclosure Letter (such partnerships, the interests therein and the properties owned thereby collectively referred to as the "Garden Apartment Interests"). On or prior to the Closing Date, the Company shall transfer one hundred percent (100%) of the Garden Apartment Interests to the Advisor and the Property Manager, both of which, in turn, shall fully indemnify and hold harmless the Company, OP and PECO from all losses related to the garden apartments, pursuant to the terms of the Termination Agreement attached hereto as Exhibit C and made a part hereof (the "Termination Agreement"). The Termination Agreement shall provide that all dividends which accrue in respect of the Garden Apartment Interests through the Closing Date shall belong to the Company, and not the Property Manager or Advisor. As set forth in the
Termination Agreement, such transfer shall be made to the Advisor and the Property Manager in satisfaction of all termination fees and other rights which the Advisor and the Property Manager have with respect to their contracts and agreements relating to the Company, OP, and the Properties and in consideration for payment by the Advisor and the Property Manager of all fees due to Robertson Stephens, RBC Dain Rauscher Inc., and the successor entities to Robertson Stephens and RBC Dain Rauscher Inc. in connection with the Contemplated Transactions (collectively, the "RBC Fee"), as set forth in the Termination Agreement. The Company represents and warrants to PECO that, following the Closing Date and the execution and delivery of the Termination Agreement, none of the Company, OP or PECO shall have any liability relating to the Garden Apartment Interests.

    3.3 Operation Within Expense Budgets. The amount of the Consideration is based upon the operation of the Company (including, without limitation, the Properties) in accordance with the operating expense and capital expenditure budgets for the period from January 1, 2003 through March 31, 2003, which are attached as Schedule 3.3 to the Disclosure Letter (collectively, the "Expense Budgets"). The Company shall operate and cause all of the Properties to be operated during such period in accordance with the Expense Budgets; provided, however, that the Company shall be deemed to have complied with this Section 3.3 so long as any Line Item Variance (as defined herein) does not exceed five percent (5%) and the Aggregate Variance (as defined herein) does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00). To the extent that, as of the Effective Time of the Merger, any Line Item Variance exceeds five percent (5%) in either direction or the Aggregate Variance exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) in either direction, the total amount of the Consideration shall be adjusted up or down, as applicable, to reflect the same. Notwithstanding the foregoing, in no event shall any Line Item Variance be caused by an increase in fees or other compensation to be received by the Advisor, the Property Manager, or any entity or person affiliated therewith. In the event that the Closing does not occur for any reason on or prior to March 31, 2003, the Expense Budgets for all subsequent quarters shall be prepared by the Company no later than 45 days prior to the beginning of such subsequent quarters and submitted to PECO by that date for PECO's review and approval, and the Company shall operate in accordance with such approved Expense Budgets for such subsequent quarters, with adjustments to the Consideration as set forth above. To the extent that the Expense Budgets for any such subsequent quarter are not approved by PECO on or prior to the last day of the immediately preceding quarter, the Company shall operate in accordance with the Expense Budgets applicable to such immediately preceding quarter; provided, however, that the Company may, in its discretion, increase the individual Line Item amounts reflected in such Expense Budgets by a percentage equal to the projected percentage increase in revenues for such subsequent quarter, but in no event greater than five percent (5%). For purposes of this Agreement:

         (a) "Line Items" shall mean only those particular line items in the Expense Budgets for "Operating Expenses", "Capital Expenses" and "Corporate Expenses".

         (b) "Line Item Variance" shall mean, with respect to each Line Item, the amount, expressed as a percentage, by which the actual amount expended with respect to such Line Item varies from the amount set forth therefor in the Expense Budgets.

         (c) "Aggregate Variance" shall mean the amount, expressed in terms of dollars, by which the aggregate actual amounts expended by the Company with respect to all Line Items collectively varies from the aggregate amounts set forth therefor in the Expense Budgets.

    3.4 Total Financing. PECO acknowledges that PECO's ability to obtain the Total Financing shall not be a condition precedent to PECO's obligations under this Agreement. The Company and OP shall, however, fully cooperate with PECO in connection with PECO obtaining the Total Financing (at no expense to the Company outside of legal fees paid to the Company's attorneys), shall provide such information as may be reasonably required in connection therewith, and shall fully cooperate, at PECO's expense, with the formation of any new single asset entities required by the Debt Lenders and the transfer of Properties into those entities.

    3.5 OP Unit Holders' Interests. The proceeds from the Total Financing shall be used by the Surviving Entity to satisfy the Existing Credit Facility and to pay the fees and associated closing costs relating to the Total Financing. The balance of such proceeds shall be allocated between the Surviving Entity and the limited partners in the OP (the "OP Unit Holders") in accordance with the terms of the OP Agreement. That portion of such proceeds allocable to the Surviving Entity shall be used by the Surviving Entity to satisfy PECO's obligations (to the extent not previously satisfied) in respect of the payment of the Consideration pursuant to Sections 2.6 and 3.1 hereof. In any event, that portion of such proceeds allocable to the OP Unit Holders shall be distributed to the OP Unit Holders in accordance with the terms of the OP Agreement; provided, however, that the amount payable under this Section, if any, to the obligor under the OP Unit Holder Notes shall be reduced by the amount of such obligor's obligations to OP under the OP Unit Holder Notes.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND OP

    The Company and OP jointly and severally represent and warrant to PECO as follows:

    4.1 Organization, Standing and Power. Each of the Company, OP and the Subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization, has all requisite corporate, limited liability company or limited partnership (as applicable)
power and authority to enter into and, subject to the satisfaction of the Company Stockholder Approval Condition and the OP Unit Holder Election Condition, perform its obligations under each of the OP Closing Documents to which it is a party and to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company, OP and the Subsidiaries is (or, as of the Closing Date, will be) duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a Material Adverse Effect. All such jurisdictions are listed on
Schedule 4.1 to the Disclosure Letter.

    4.2 Capital Structure.

         (a) Common Stock. The authorized stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock of which 500,000 shares are classified as Class A Junior Participating Preferred Stock, par value $0.01 per share.

At the close of business on the date immediately preceding the date hereof, 8,054,631 shares of the Common Stock and no shares of the Preferred Stock of the Company were issued and outstanding. All of the outstanding Common Stock has been duly authorized and validly issued and is fully paid and non-assessable. There are no outstanding shares of stock of the Company other than the outstanding Common Stock. As of the date hereof, there are issued and outstanding options (the "Stock Options") to acquire, in the aggregate, 241,522 shares of Common Stock at a purchase price of Ten and 57/100 Dollars ($10.57) per share of Common Stock (the "Strike Price"). Except as otherwise provided in this Section 4.2(a), there are no outstanding options, warrants, calls, rights or agreements to which the Company, OP or any Subsidiary is a party or by which the Company, OP or any Subsidiary is bound obligating the Company, OP or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, equity securities of the Company.

         (b) OP Units. At the close of business on the date immediately preceding the date hereof, the total issued and outstanding units of partnership interest of OP consists of 8,051,141 units of general partner interest owned by the Company and 765,780 OP Units owned by the OP Unit Holders. There are no outstanding options, warrants, calls, rights or agreements to which the Company, OP or any Subsidiary is a party or by which the Company, OP or any Subsidiary is bound obligating the Company, OP or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, equity securities of OP.

    4.3 Authorization and Enforceability. The Company and OP have all requisite corporate, limited liability company or limited partnership (as applicable) power and authority to enter into this Agreement and, subject to the approval of the Merger and the transactions contemplated hereby (collectively, the "Contemplated Transactions") by the affirmative vote of the Company Stockholders representing a majority of all of the votes entitled to be cast on the matter (the "Company Stockholder Approval Condition"), to consummate the Contemplated Transactions. The execution and delivery of this Agreement has been duly authorized by all necessary action on the part of the Company and OP, and, subject to the satisfaction of the Company Stockholder Approval Condition and the OP Unit Holder Election Condition, the consummation by the Company and OP of the Contemplated Transactions has been duly authorized by all necessary corporate, limited liability company or limited partnership (as applicable) action on the part of the Company and OP. This Agreement has been duly executed and delivered by the Company and OP and, subject to the satisfaction of the Company Stockholder Approval Condition and the OP Unit Holder Election Condition, constitutes a valid and binding obligation of the Company and OP enforceable against each of such parties in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

    4.4 Non-Contravention. The execution and delivery of this Agreement does not and, subject to the satisfaction of the Company Stockholder Approval Condition, the OP Unit Holder Election Condition and the performance by PECO of its obligations under Section 3.2(b) hereof, and except as set forth on Schedule 4.4 to the Disclosure Letter, the consummation by the Company and/or OP of the Contemplated Transactions will not, conflict with or result in any material violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material right or benefit under, or the creation or imposition of any lien, pledge, adverse claim, security interest, charge or other encumbrance ("Lien") on or against any assets or properties of the Company, OP or any Subsidiary (any such conflict, violation, default, right of termination, cancellation, acceleration, loss, creation or imposition, hereafter a "Violation"), pursuant to (i) any provision of the charter, articles or certificate of incorporation, bylaws, articles or certificate of formation or organization, regulations, limited liability company agreement, agreement of organization, articles or certificate of limited partnership, limited partnership agreement or analogous instruments of governance or formation, in each case, as amended as of the date hereof (each such instrument, a "Charter Document"), of the Company, OP or any Subsidiary,
(ii) subject to obtaining consent from the holders of all of the Assumable Debt (collectively, the "Lender") to the extent any such consent is necessary, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, writ, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, OP or any Subsidiary, or their respective properties or assets, except, in the case of this clause (ii), for any such Violation which would not have a Material Adverse Effect or (iii) any other material contractual obligation of the Company, OP or any Subsidiary; provided, however, that except as set forth in the next succeeding sentence, no representation or warranty is made hereby with respect to any of the Exchange Rights Agreements (as defined on Schedule
4.4 to the Disclosure Letter) or any of the Registration Rights Agreements (as defined on Schedule 4.4 to the Disclosure Letter). Following the Closing Date, no OP Unit Holder shall be able to successfully claim that the consummation by the Company and/or OP of the Contemplated Transactions resulted in a Violation of any of the Exchange Rights Agreements or the Registration Rights Agreements. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other public or governmental authority (a "Governmental Entity") is required by or with respect to the Company, OP or any Subsidiary in connection with the execution and delivery by the Company or OP of this Agreement or the consummation by the Company or OP of the Contemplated Transactions, except for (i) the filing with the SEC of a proxy statement in definitive form relating to the meeting (the "Company Stockholders' Meeting") of the Company Stockholders to approve the Contemplated Transactions (the "Company Proxy Statement") and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Contemplated Transactions,
(ii) all applicable filings, if any, with, and submissions of information to, the United States Federal Trade Commission ("FTC") and the United States Department of Justice, Antitrust Division ("DOJ"), pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) such other filings, authorizations, orders and approvals as may be required and which heretofore have been made or obtained. The Board of Directors of the Company (the "Company Board") has declared that the Contemplated Transactions are advisable on the terms and conditions set forth in this Agreement, has directed that the Contemplated Transactions be submitted to the Company Stockholders for their approval and has resolved to recommend that the Company Stockholders approve the Contemplated Transactions; provided that the Company Board may withdraw, modify or change such recommendation (including in a manner adverse to PECO) under the circumstances set forth in the second sentence of Section 6.1(e)(ii) hereof.

    4.5 Subsidiaries. Other than the Garden Apartment Interests, the Company and OP have ownership interests only in the entities listed in Schedule 4.5 to the Disclosure Letter (each, a "Subsidiary" and collectively, the "Subsidiaries"), which sets forth the name and jurisdiction of incorporation or organization of each such Subsidiary. For purposes of this Agreement, the term "Subsidiaries" shall not include the Garden Apartment Interests. Except as set forth in Schedule 4.5 to the Disclosure Letter, the Company or OP is the record and beneficial holder of all of the issued and outstanding equity interests of each of the Subsidiaries, such equity interests have been duly authorized and validly issued and are fully paid and non-assessable, and the Company or OP owns such equity interests free and clear of any Liens. Except as set forth in this Section 4.5 and on Schedule 4.5 to the Disclosure Letter, there are no outstanding equity interests in any Subsidiary.

    4.6 SEC Documents/Financial Statements. The Company and OP have made available to PECO a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company and/or OP with the SEC since January 1, 1998 (as such documents have been amended to date, the "SEC Documents") which constitute all the documents (other than preliminary material) that the Company and/or OP was required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable thereto (other than with respect to the timely filing thereof), and none of the SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company, OP and/or the Subsidiaries included in the SEC Documents comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited or interim statements, as permitted under the rules and regulations promulgated by the SEC with respect to the preparation and filing of quarterly reports on Form 10-Q) and fairly present (subject, in the case of the unaudited or interim statements, to normal and recurring audit adjustments) the consolidated financial position of the Company, OP and/or the Subsidiaries at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since September 30, 2002, there has not been any change in the financial condition, operations, or results of operations of the Company, OP and/or the Subsidiaries which would have a Material Adverse Effect, nor has any of the Company, OP or the Subsidiaries incurred any liabilities except for (i) liabilities or obligations incurred in the ordinary course of business consistent with past practice, (ii) liabilities incurred in connection with or as a result of this Agreement and the Contemplated Transactions, and (iii) such other liabilities and obligations which, individually or in the aggregate, are de minimis. As of December 31, 2002, the Company's total stockholders' equity (as defined by GAAP applied consistently with the Company's past accounting practices) shall be equal to or greater than $109,710,000.00.

    4.7 Information Supplied. None of the information to be included or (to the extent permitted by applicable rules of the SEC) incorporated by reference in the Company Proxy Statement shall, at the date first mailed to the Company Stockholders and on the date of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, neither OP nor the Company is making any representation or warranty to PECO with respect to any information provided by PECO for inclusion in the Company Proxy Statement solely by including such information within the Company Proxy Statement. The Company Proxy Statement shall, on each date mailed to the Company Stockholders in connection with the Company Stockholders' Meeting and at all times thereafter until the Closing Date, comply in all material respects with the provisions of Regulation 14A under the Exchange Act.

    4.8 Compliance with Applicable Laws. The Company, OP and the Subsidiaries hold all permits, licenses, variances, exemptions, orders, authorizations and approvals of all Governmental Entities which are material to the operation of their respective businesses (the "Company Permits") and a list of such permits is set forth on Schedule 4.8 to the Disclosure Letter. The Company, OP and the Subsidiaries are not in violation of the terms of the Company Permits where the failure to so comply would have a Material Adverse Effect. Except as disclosed in the SEC Documents, the respective businesses of the Company, OP and the Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity where such violation would have a Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company, OP or the Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company or its counsel, agents or representatives an intention to conduct the same where the outcome of such investigation or review would have a Material Adverse Effect.

    4.9 Litigation. Except as disclosed in the SEC Documents or in Schedule 4.9 to the Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, OP or the Subsidiaries which, if determined adversely to the Company, OP or the Subsidiaries, would have a Material Adverse Effect, nor is there any judgment, decree, writ, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company, OP or the Subsidiaries which has or would have a Material Adverse Effect. To the Company's knowledge, (i) any pending or threatened "slip and fall" claims are or would be covered by insurance and (ii) the Company has submitted to its insurance company all claims set forth on
Schedule 4.9 to the Disclosure Letter.

    4.10  Taxes.

         (a) Each of the Company, OP and the Subsidiaries has timely filed or caused to be timely filed all material tax or informational returns required to be filed by any of them and for any partnerships in which any of them is a partner or with respect to its properties (except for those tax returns listed on Schedule 4.10 to the Disclosure Letter whose filing dates have been extended to the date listed opposite of each such return) and has paid (or the Company has paid on its behalf) or properly accrued all taxes required to be paid as shown on such returns, and all such tax returns are complete and accurate in all material respects. The most recent financial statements contained in the SEC Documents reflect an adequate accrual for taxes (including all deferred taxes) payable by the Company, OP or the Subsidiaries for a taxable periods and portion thereof through the date of such financial statements. Since January 1, 2002, none of the Company, OP or any of the Subsidiaries has incurred any liability for taxes under Sections 857(b), 860(c) or 4981 of the Internal Revenue Code of 1986, as amended (the "Code"), and none of the Company, OP or any of the Subsidiaries has incurred any liability for taxes other than in the ordinary course of business. Except as set forth on Schedule 4.10 to the Disclosure Letter, to the knowledge of the Company and OP, no event has occurred and, no condition exists which presents a material risk that any material tax liability described in the preceding sentence will be imposed upon the Company, OP or the Subsidiaries. No material deficiencies for any taxes have been proposed, asserted or assessed by any Governmental Entity against the Company, OP or the Subsidiaries or with respect to their respective properties. No dispute or claim concerning any liability for taxes of any of the Company, OP and the Subsidiaries has been claimed or raised by any taxing authority, and the directors, officers and employees of the Company responsible for tax matters have no knowledge of any such dispute or claim. PECO has received correct and complete copies of all federal and state income tax returns of each of the Company, OP and the Subsidiaries. There have been no income tax examination reports proposing or statements assessing deficiencies in tax against any of the Company, OP and the Subsidiaries. None of the Company, OP or any of the Subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time to assess a tax deficiency, and no requests for waivers of the time to assess taxes are pending. No tax returns of the Company, OP or the Subsidiaries have been or are currently being audited by any applicable taxing authority. There are no tax Liens on any asset of the Company, OP or the Subsidiaries other than (i) Liens for property taxes not past due and payable and (ii) those Liens for taxes being contested in good faith listed on Schedule
4.10 to the Disclosure Letter. Each of the Company, OP and the Subsidiaries has withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all material taxes required by law to be withheld or collected. None of the Company, OP or any of the Subsidiaries has been at any time a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes (a "Tax Partnership") or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any tax has not expired, except for a Tax Partnership which is OP or a Subsidiary. There are no tax sharing agreements or similar arrangements with respect to or involving any of the Company, OP or the Subsidiaries except as set forth on Schedule 4.10 to the Disclosure Letter. Neither the Company, OP nor any of the Subsidiaries is subject to any adjustment under Section 481 of the Code. For purposes of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") includes all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, windfall profits, ad valorem, stamp, severance, occupation, premium, customs duties, commercial rent, stock, paid-up capital, value added, unemployment, disability, alternative or add-on minimum, single business, social security, registration, estimated, environmental, employment, use, real or personal property, withholding, excise and other taxes, imposts, duties or assessments of any nature whatsoever, together with all interest, penalties, charges and additions to tax imposed with respect to such amounts.

         (b) The Company (A) for all taxable years commencing with its organization through its most recent taxable year end (which is December 31, 2001) has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such periods, (B) has been owned and operated since its most recent tax year end in such a manner so as to qualify as a REIT for the taxable year ending on the Closing Date, and (C) has not taken (or omitted to take) any action which will adversely affect the Company's status as a REIT or which reasonably would be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to the Company's knowledge, threatened, by or before any Governmental Entity.

         (c) Each of the Company, OP and each Subsidiary has had since its inception, and will continue to have through the Closing Date, the federal tax status (i.e., partnership, C corporation, S corporation, REIT or disregarded entity) such entity reported on its 2001 federal tax returns. Neither OP nor any of the Subsidiaries has at any time been classified for federal income tax purposes as other than a partnership or a disregarded entity (such as a "qualified REIT subsidiary" within the meaning of Section 856(i)(2) of the
Code).

         (d) The Company acknowledges that the Merger will be characterized, for federal income tax purposes, as a sale of the Company's assets to PECO (or to the sole member of PECO) for cash and a distribution of such cash to the holders of Stock Certificates and Option Instruments ("Deemed Distribution") in complete liquidation of the Company. The parties expect and intend that the Deemed Distribution will exceed the Company's "REIT taxable income" (within the meaning of Section 857(b) of the Code) for the year of such liquidation and that, for this reason, and because the activities of the Company through the end of such year will not otherwise give rise to federal income tax liability, the Company will owe no federal income tax for such year. In support and confirmation of the foregoing, the Company represents and warrants as follows:

                  (i) The Company will qualify, and be classified and taxed, as a REIT on and through the date of the Closing independent of (and without having to comply with) any (I) procedure for payment of a deficiency or other post-Closing dividend or (II) any provision for relief from any requirement of the Code which may be available from the Internal Revenue Service on a discretionary basis;

                  (ii) The tax basis of the Company in its assets exceeds (and will, on the date of Closing, exceed) the amount of the Company's liabilities, and the value of the Deemed Distribution will exceed the amount of gain realized by the Company on the Deemed Distribution;

                  (iii) The Company has not acquired any asset from another corporation in a transaction in which the tax basis of such asset carried over (in whole or in part) from such other corporation, and the Company owns no asset (I) the tax basis of which in the Company's hands is determined in whole or in part by reference to the tax basis of such asset in the hands of any other corporation or (II) which is otherwise subject to the "built-in gains tax" under (or under the principles of)
         Section 1374 of the Code;

                  (iv) The Company has not, at any time, realized (and will not, through the date of the Closing, realize) any gross income from any "prohibited transaction" within the meaning of Section 857(b)(6) of the Code and is not (and will not be) subject to tax on income from any prohibited transaction under Section 857(b)(6) of the Code;

                  (v) No property of the Company is "foreclosure property" within the meaning of Section 856(e) of the Code, and the Company is not (and will not be) subject to tax on income from foreclosure property under Section 857(b)(4) of the Code;

                  (vi) The Company does not own any "taxable REIT subsidiary" within the meaning of Section 856(l) of the Code and, therefore, is not and will not be subject to tax under Section 857(b)(7) of the Code;

                  (vii) The Company will, by reason of the Deemed Distribution or otherwise, avoid any and all excise tax under Section 4981 for the taxable year which ends on the date of the Closing; and

                  (viii) The Company shall have adopted a plan of liquidation within the twenty four (24) month period ending on the Effective Time of the Merger, and the Deemed Distribution shall be pursuant to such plan, all within the meaning of Section 562(b)(1)(B) of the Code.

For purposes of the preceding clauses (ii)-(vi), the assets and income of the Company shall be deemed to include a proportionate share of the assets and income (respectively) of OP, and the income and assets of each of OP and the Subsidiaries shall be deemed to include a proportionate share of the assets and income of any Tax Partnership in which it holds an interest (all in accordance with Treasury Regulation Section 1.856-3(g)) and the assets and income of each of OP and the Subsidiaries shall be deemed to include the assets and income of any disregarded entity owned by it.

    4.11 Certain Contractual Obligations. Except as set forth on Schedule 4.11 to the Disclosure Letter, none of the Company, OP or any of the Subsidiaries is a party to: (a) any written or oral agreements which are not terminable on thirty (30) days' or less notice; (b) any union, guild or collective bargaining agreements; (c) any agreements with any executive officer or key employee of the Company, OP or the Subsidiaries the benefits of which are contingent, or the terms of which would be materially altered, upon consummation of any of the Contemplated Transactions, or which provides any term of employment or compensation guarantee; or (d) any agreements or plans, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which would be increased or the vesting of the benefits of which would be accelerated upon consummation of any of the Contemplated Transactions or the value of any of the benefits of which would be calculated by reference to any of the Contemplated Transactions. The Company receives no fees or other compensation from OP except for distributions paid to the Company as an OP Unit Holder. No breach or default by the Company, OP or any of the Subsidiaries under any of the agreements set forth on Schedule 4.11 to the Disclosure Letter has occurred and is continuing, and no event has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by any other person under any of such agreements, except in each such case as has not had and will not have a Material Adverse Effect. To the knowledge of the Company and OP, no breach or default by any other person under any of such agreements has occurred and is continuing, and no default has occurred which with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration by the Company, OP or any of the Subsidiaries, except in each such case as has not had and will not have a Material Adverse Effect.

    4.12  Employees and Benefit Plans.

         (a) Except as disclosed on Schedule 4.12 to the Disclosure Letter, neither the Company nor any other member of the Company Controlled Group (as defined herein) maintains, contributes to or participates in, or has any obligation to maintain, contribute to or participate in, any pension, profit sharing, stock bonus, stock option, other bonus/incentive, defined contribution, deferred compensation, supplemental executive retirement, hospitalization, medical, disability, life insurance, long term care, severance, vacation, employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or other plan, fund, program or policy providing employee benefits (all of such plans being hereinafter referred to as the "Company Benefit Plans"). The term the "Company Controlled Group" means the Company, OP, the Subsidiaries and each other corporation or other entity which has, at any other time, controlled, been controlled by, or been under common control with the Company or OP pursuant to Sections 414(b), (c), (m) or (o) of the Code.

         (b) Except as disclosed on Schedule 4.12 to the Disclosure Letter, with respect to each Company Benefit Plan, (i) there has been no material violation of any applicable provision of ERISA which could result in a material liability being imposed upon the Company, OP or any Subsidiary; (ii) each Company Benefit Plan intended to qualify under Section 401(a) of the Code has received (or prior to the Closing Date shall have received) a favorable determination letter with respect to such qualification and, to the knowledge of the Company, nothing has occurred which could reasonably be expected to jeopardize such favorable determination; (iii) neither the Company nor any other member of the Company Controlled Group is subject to any material outstanding liability or obligation (including unfunded benefit liabilities) relating to any such Company Benefit Plan (other than the obligation to make contributions to, or pay benefits with respect to, any such Company Benefit Plan); and (iv) to the knowledge of the Company there are no actual, threatened, anticipated or pending claims or actions (other than claims for benefits in the ordinary course) relating to any such Company Benefit Plan.

         (c) Except as disclosed on Schedule 4.12 to the Disclosure Letter, no income (except with respect to income taxes on benefits paid or provided), excise (including those under Code Sections 4975, 4976, 4980B and 4980D), or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including but not limited to any Company Benefit Plan, any plan fiduciary, the Company, OP or the Subsidiaries) with respect to the operations of, or any transactions with respect to, any Company Benefit Plan and no action has been taken, nor has there been any failure to act, that would subject any person or entity to any liability for taxes or penalties in connection with any Company Benefit Plan (including but not limited to any tax or penalty for the failure to withhold income taxes in connection with fringe benefits).

         (d) Except as disclosed in Schedule 4.12 to the Disclosure Letter, no member of the Company Controlled Group presently has any employees nor has any member of the Company Controlled Group had any employees since the creation of each constituent member of the Company Controlled Group.

         4.13 Title to and Sufficiency of Assets. OP directly, or indirectly through wholly-owned or controlled Subsidiaries, owns good and marketable title to all of the Properties and all assets whether personal or intellectual and whether tangible or intangible ("Assets") which are material to the businesses of the Company, OP and the Subsidiaries taken as a whole, free and clear of any and all Liens except as set forth in the SEC Documents prior to the date hereof and, in the case of real property, any OP Permitted Exceptions (as defined herein). Such assets include, to the extent owned by OP directly or indirectly, all tangible and intangible real or personal property, contracts and rights necessary or required for the operation of the business of the Company, OP and the Subsidiaries. The term "OP Permitted Exceptions" means, with respect to any particular real property, (i) any Liens or other exceptions relating to the OP Debt, (ii) any other Liens or other exceptions other than those Liens or exceptions which (x) are of a monetary amount, or (y) in the case of a non-monetary Lien or other exception, have a material adverse impact on the existing use or operation of the real property subject to such Lien or other exception, or otherwise materially adversely affect the marketability or "Financability" (as defined herein) of the Property, and (iii) exceptions for current property taxes not yet due and payable. For purposes of this Agreement, the term "Financability" means, with respect to any Property, the ability of PECO to obtain debt financing for such Property from an Acceptable Bank, or from any of: (i) LaSalle Bank; (ii) U.S. Bank; or (iii) Lehman Brothers.

         4.14 Absence of Certain Changes or Events. Except as disclosed in Schedules 3.3 or 4.14 to the Disclosure Letter, since September 30, 2002:

              (a) The Company, OP and the Subsidiaries have conducted their respective businesses in the ordinary course of business (except as otherwise required by the terms of this Agreement);

              (b) None of the Company, OP or any of the Subsidiaries has made any capital expenditures except (i) in accordance with Sections 3.3, 6.1 and 6.2 hereof;

              (c) None of the Company, OP or any of the Subsidiaries has incurred or otherwise become liable in respect of any debt or become liable in respect of any guarantee other than in connection with the OP Debt in the ordinary course of business;

              (d) The Company has not declared any dividend or made any distribution with respect to the Company's, OP's or any Subsidiary's stock or other ownership interests, except for such cash dividends as have been declared and paid in respect of the Common Stock and the OP Units (i) in a manner consistent with the past practices of the Company or OP, as applicable, or (ii) as have otherwise been required to preserve and maintain the Company's status as a REIT;

              (e)  None of the Company, OP or any of the Subsidiaries has:

                   (i) sold, leased to others or otherwise disposed of any of its Assets (except in the ordinary course of business or as otherwise required by the terms of this Agreement);

                   (ii) entered into any written or oral agreement or incurred any contractual obligation other than this Agreement and the contractual obligations hereunder relating to (A) the purchase of any equity securities of any person, (B) the purchase of assets either material in amount or constituting a business or (C) any merger, consolidation or other business combination;

                   (iii)  cancelled or compromised any debt or claim;

                   (iv) sold, transferred, licensed or otherwise disposed of any intangibles;

                   (v)  waived or released any right of material value; or

                   (vi) instituted, settled or agreed to settle any material action.

              (f) None of the Company, OP or any of the Subsidiaries has mortgaged, pledged or subjected to any Lien any of its Properties, business or Assets other than in connection with the OP Debt in the ordinary course of business;

              (g) None of the Company, OP or any of the Subsidiaries has made any gifts or sold, leased, transferred or exchanged any material property;

              (h) None of the Company, OP or any of the Subsidiaries has encountered any labor union organizing activities or had any actual or threatened employee strikes, work stoppages, slow downs or lockouts.

              (i) None of the Company, OP or any of the Subsidiaries has (i) made any material change in its customary methods of accounting or accounting practices, or in its pricing, billing, payment, collection or credit policies or practices except as may be required by GAAP or any applicable statute, law, regulation, rule or ordinance of any Governmental Entity; (ii) granted any extensions of credit other than in the ordinary course of business; or (iii) failed to pay any creditor any material amount owed to such creditor when due other than normal and customary deferral of payments for short periods of time.

             (j) None of the Company, OP or any of the Subsidiaries has entered into any contractual obligation to do any of the things referred to in clauses
(a) through (i) above, except as otherwise set forth in such clauses; and

             (k) No Material Adverse Effect has occurred, and no event or series of events has occurred which creates a material risk that a Material Adverse Effect will or is likely to occur.

    4.15 Maryland Anti-Takeover Statutes Not Applicable. The Company has taken all necessary action to exempt the Contemplated Transactions from the operation of (1) all "change-in-control," "fair price," "interested stockholder,"
"business combination," "control share acquisition," "merger moratorium," "voting sterilization" and all other state anti-takeover and stockholder protection laws enacted under the MGCL or any other internal laws of the State of Maryland (collectively, "State Takeover Laws") and (2) the Company's Stockholder Rights Plan, dated January 29, 1999.

    4.16 Indebtedness. As of December 20, 2002, OP and the Subsidiaries collectively owed approximately $69,315,318 in outstanding principal (the "OP Debt"). The OP Debt is comprised solely of the Existing Credit Facility, which is owed by OP and has an outstanding principal balance of approximately $46,684,139 as of December 20, 2002, and the Assumable Debt, which is owed by the Subsidiaries and has an aggregate outstanding principal balance of approximately $22,631,139 as of December 20, 2002. Other than the OP Debt, none of the Company, OP or any of the Subsidiaries has incurred, assumed or guaranteed any other indebtedness. The Company and OP are not aware of any default under any notes, mortgages, security agreements or other loan documents (collectively, "Security Documents")
evidencing or securing the OP Debt or any portion thereof, or of any event (other than the Contemplated Transactions) which has occurred which, with notice or the passage of time or both, would constitute a default thereunder. Set forth on Schedule 4.16 to the Disclosure Letter is a true and complete list of all Security Documents relating to the OP Debt. OP has provided to PECO a true, correct and complete copy of all such Security Documents. The Company and OP represent that such Security Documents do not secure any indebtedness other than the OP Debt and none of the OP Debt is secured by any other property or assets other than the assets of the Company, OP or the Subsidiaries. The document listed on Schedule 4.16 to the Disclosure Letter which is identified as "missing" does not materially adversely impact the economic terms of the Assumable Debt to which such document relates.

    4.17 Vote Required. The affirmative vote of the Company Stockholders representing a majority of all of the votes entitled to be cast on the matter is the only vote of the holders of any class or series of stock of the Company necessary to approve the Contemplated Transactions. Except for the Company Stockholder Approval Condition and the OP Unit Holder Election Condition, the execution and delivery of this Agreement and the performance by OP of its obligations under this Agreement require no further action, consent or approval of OP's partners or of any other individuals or entities in order for this Agreement to be a binding and enforceable obligation of OP.

    4.18 Environmental Matters. The Company, OP and the Subsidiaries have all made available to PECO the environmental audits, studies, reports, analyses and results of investigations ("Environmental Reports") set forth on Schedule 4.18 to the Disclosure Letter. To the Company's and OP's knowledge, the Environmental Reports listed on Schedule 4.18 to the Disclosure Letter constitute all such documents in the possession of the Company, OP and/or the Subsidiaries. Except as disclosed in the Environmental Reports listed on Schedule 4.18 to the Disclosure Letter, the operations of the Company, OP, the Subsidiaries and the tenants of the Properties, to the knowledge of the Company, OP and the Subsidiaries, are in compliance and at all times have complied with all applicable Environmental Laws (as defined herein) and all of the Company Permits issued pursuant to Environmental Laws, except where the failure to comply would not have a Material Adverse Effect. The Company, OP and the Subsidiaries are not in violation of any federal, state or local law, ordinance or regulation relating to mold, mycotoxins, microbial matter or air-borne pathogens (naturally occurring or otherwise). To the Company's and OP's knowledge, the Company, OP and/or the Subsidiaries, as the case may be, have used all commercially reasonable efforts to enforce all environmental covenants in the Leases, and have exercised their rights against all breaches thereof. The Company, OP and the Subsidiaries, to their respective knowledge, have obtained all Company Permits necessary, under all applicable Environmental Laws, to operate their businesses and, to the extent required prior to Closing, timely and complete application has been or will be made for renewal, extension or reissuance of all such Company Permits, and none of the Company, OP or any of the

Subsidiaries has obtained information which would lead any of them to believe that any such Company Permit may not be renewed, extended or reissued in due course and as requested without the imposition of cost or penalty. None of the Company, OP or any of the Subsidiaries is subject to an order of any court or Governmental Entity relating to any Environmental Law or has received any written notification from any Governmental Entity or any other person asserting that the Company, OP or the Subsidiaries is in violation of, or may have any liability under, any Environmental Laws or any the Company Permits issued pursuant to any Environmental Law. Except as disclosed in the Environmental Reports listed on Schedule 4.18 to the Disclosure Letter, to the Company's, OP's and each Subsidiary's knowledge, there are no investigations of the business, operations or properties of the Company, OP or the Subsidiaries pending or threatened by any Governmental Entity which would result in a Material Adverse Effect. None of the Company, OP or any of the Subsidiaries has received a request for information regarding a release or threatened release of Hazardous Substances (as defined herein) at any site, or any notice that the Company, OP or any Subsidiary may be liable under any Environmental Law for a release or threatened release of Hazardous Substances. Any remediation conducted on any Property has been completed in compliance with all applicable Environmental Laws and a report thereof has been delivered to PECO. Except as disclosed in the Environmental Reports listed on Schedule 4.18 to the Disclosure Letter, to the Company's, OP's and each Subsidiary's knowledge, there are not and have never been located at any of the properties currently or formerly owned or operated by the Company, OP or the Subsidiaries any Hazardous Substances, underground storage tanks ("USTs") or above-ground storage tanks, dry cleaning or laundry operations, gasoline filling stations, automobile repair operations, waste treatment, storage or disposal areas, asbestos-containing materials, polychlorinated biphenyls ("PCBs") or any other condition that may be a basis for liability under any Environmental Law. None of the Company, OP or any of the Subsidiaries has assumed or undertaken any liability of any other person under any Environmental Law or otherwise relating to environmental matters. No damage, cost, obligation, liability, claim, loss or expense has been or will be imposed on PECO, the Company, OP or any Subsidiary with respect to the disposal of Hazardous Substances on or prior to the Closing. To the Company's and OP's knowledge, no facts, events or conditions exist that would reasonably be expected to prevent, hinder or limit continued compliance by the Company, OP and the Subsidiaries with Environmental Laws after the Closing.

    For purposes of this Agreement, "Environmental Law" means any foreign, federal, state or local statute, regulation, ordinance or rule of common law as in effect as of the Closing Date in any way relating to the protection of human health and safety and the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Clean Water Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.) and the Federal Insecticide, Fungicide and Rodenticide Act (17 U.S.C. ss.ss. 136 et seq.), all as amended, and the rules and regulations promulgated thereunder. The term "Hazardous Substances" shall mean any waste, hazardous waste, pollutants, hazardous substances, hazardous materials, petroleum or any fraction thereof, listed, defined or regulated by any Environmental Law. The term "Hazardous Substances" shall not include commercially reasonable amounts of such materials used, stored or generated in the ordinary course of construction, occupancy, use or maintenance, provided such materials are used, stored or generated in accordance with all relevant, applicable and enforceable Environmental Laws.

    4.19 Insurance. Schedule 4.19 to the Disclosure Letter contains a list of all policies or binders of fire, liability, property, vehicular and other insurance held by the Company, OP and the Subsidiaries and all reports of inspections on the Properties by insurance companies since January 1, 1999. All of such policies and binders are in full force and effect, valid, binding and enforceable in accordance with their terms. There is no default by the Company, OP or the Subsidiaries with respect to any material provision contained in any such policy or binder nor has there been any failure to give any notice or present any claim under any such policy or binder in due and timely fashion. No notice of cancellation or nonrenewal of any such policy or binder has been received. There are no outstanding requirements or recommendations by (i) any insurance company that issued such a policy, (ii) any board of fire underwriters or other body exercising similar functions, or (iii) the holder of any mortgage encumbering an insured property, requiring or recommending any repairs or work to be done at an insured property.

    4.20 Foreign Corrupt Practices Act. None of the Company, OP or any of the Subsidiaries nor, to the Company's knowledge, any of their respective directors, managers, members, partners or officers, has (i) used any of the Company's, OP's or any Subsidiary's funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from any of the Company's, OP's or any Subsidiary's funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended ("FCPA"); or (iv) made any bribe, rebate, payoff, influence payment, "kickback" or other unlawful payment to any person or entity with respect to any of the Company's, OP's or any Subsidiary's matters.

    4.21 Company Affiliate Transactions. From January 1, 2000 to the date hereof, all transactions, agreements or understandings between or among the Company, OP and/or any Subsidiary, on the one hand, and any of the Company's, OP's or any Subsidiary's respective directors, managers, members, stockholders, partners, officers, or affiliates (including, without limitation, the Advisor and its affiliates) on the other hand, that were required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act have been so disclosed.

    4.22 Company Internal Controls. The Company, OP and the Subsidiaries maintain accurate books and records reflecting their respective assets and maintain proper and adequate internal accounting controls in accordance with recommended practices for publicly-traded companies. The books of account, stock records, minute books and other records of the Company, OP and the Subsidiaries are complete and correct in all material respects.

    4.23 Investment Company Act. None of the Company, OP or any of the Subsidiaries is (nor immediately after consummation of the Contemplated Transactions shall be) an investment company within the meaning of, or a company controlled by an investment company within the meaning of, or otherwise subject to any provisions of, the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

    4.24 Organizational Instruments. The Company and/or OP heretofore has furnished to PECO complete and correct (in all material respects) copies of the Charter Documents of the Company, OP and each of the Subsidiaries. All such documents are listed on Schedule 4.24 to the Disclosure Letter. None of the Company, OP or any of the Subsidiaries is in violation of any material provisions of its respective Charter Documents.

    4.25 Disclosure. Neither this Agreement (including the Exhibits and Schedules hereto), the SEC Documents nor any other document, certificate, financial statement or other instrument furnished to PECO by or on behalf of the Company, OP or any of the Subsidiaries pursuant to this Agreement or otherwise in connection with the Contemplated Transactions, contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; it being hereby agreed and understood that for purposes of this
Section 4.25, the term "material" shall be measured by reference to the Company, OP and the Subsidiaries, considered as an entirety.

    4.26 Property Condition. True and complete copies of all Leases and other documents relating thereto affecting the property of the Company, OP and/or the Subsidiaries have been made available to PECO.

         (a) Except as set forth on Schedule 4.26(a) to the Disclosure Letter, each of the Leases is in full force and effect and, to the Company's or OP's knowledge, none of the parties thereto is in default of any of its material obligations thereunder and no event has occurred that, with the giving of notice or passage of time, or both, would constitute a default thereunder.

         (b) The information contained in the rent roll attached as Schedule 4.26(b)(1) to the Disclosure Letter is true and complete in all respects on the date hereof. All rents are being paid and are current, and no tenant under any Lease has paid any rent, fees, or other charges for more than one month in advance, except as otherwise set forth in Schedule 4.26(b)(2) to the Disclosure Letter. No tenant under any Lease is or has been entitled to any free rent, abatement of rent or similar concession, except as set forth in Schedule 4.26(b)(3) to the Disclosure Letter.

         (c) Except as set forth on Schedule 4.26(c) to the Disclosure Letter, none of the Company, OP or any of the Subsidiaries has assigned, mortgaged, pledged, sublet, hypothecated or otherwise encumbered any of its rights or interests under any of their respective Leases.

         (d) Except as set forth on Schedule 4.26(d) to the Disclosure Letter, there are no actions, claims or proceedings pending or, to the Company's or OP's knowledge, threatened, by any tenant, Governmental Entity (zoning or otherwise) or any other party against the Company, OP and/or the Subsidiaries or against their Properties, nor, to the Company's or OP's knowledge, is there any basis for any such action, proceeding or investigation.

         (e) To the Company's or OP's knowledge, there are no outstanding orders to build or make repairs on any of the Properties from any Governmental Entity.

         (f) To the Company's or OP's knowledge, all of the personal property of the Company, OP and/or the Subsidiaries are free of material defects and in good working order.

         (g) Except as set forth on Schedule 4.26(g) to the Disclosure Letter, to the Company's and OP's knowledge, none of the Company's, OP's and/or the Subsidiaries' tenants is contesting any tax, operating cost or other escalation payments or occupancy charges, or any other amounts payable under its Lease, and no steps have been taken by any of the Company, OP and/or the Subsidiaries with respect to any negotiation or appraisal of rent under any of such Leases, and, to the Company's and OP's knowledge, no such negotiations or appraisals are pending.

         (h) Except as set forth on Schedule 4.26(h) to the Disclosure Letter, no brokerage commission, leasing commission or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable) with respect to any such Lease.

         (i) Except as set forth on Schedule 4.26(i) to the Disclosure Letter and as contemplated by the Expense Budgets, all work (i.e. tenant improvement allowances) required to be performed by the Company, OP or any of the Subsidiaries in its capacity as the landlord under any of the Leases has been completed and amounts owed in connection therewith have been fully paid. All material representations on the part of the Company, OP or any of the Subsidiaries in its capacity as the landlord contained in such Leases are true and correct.

         (j) Except as set forth on Schedule 4.26(j) to the Disclosure Letter, to the Company's or OP's knowledge, there is no breach or violation of any provision of any such Lease granting "exclusive" uses or prohibiting or restricting competing or similar uses, and no such Lease allows the space demised to be used for any purpose which is prohibited by a restrictive covenant or the terms of any other of such Leases.

         (k) To the Company's and OP's knowledge, the water, sewer, gas, electrical and other utilities now serving the Properties are adequate to service the normal operation of such Properties.

         (l) With the exception of any rights granted to tenants pursuant to their respective Leases, no person, firm, corporation or other entity has any right or option to acquire the Properties or any portion thereof.

    4.27 Properties. Schedule 4.27 to the Disclosure Letter contains a true, complete and correct list and legal description of all of the retail shopping centers and other assets owned by OP or any of the Subsidiaries (the "Properties"); provided, however, that for purposes of this Agreement, the Garden Apartment Interests shall not be deemed to be "Properties."

    4.28 Condemnation. Except as set forth on Schedule 4.28 to the Disclosure Letter, the Company has not received any written notice with respect to any of the Properties with any public authority concerning any eminent domain or condemnation proceeding. The Company has received no written notice that, and to the knowledge of the Company, there are no public improvements in the nature of off-site improvements, or otherwise, which have been ordered to be made and/or which have not heretofore been assessed, and there are no special or general assessments (other than regular, annual real estate taxes) pending against, or presently being considered in formal municipal or quasi-municipal proceedings, which will affect any of the Properties.

    4.29 Engineering Reports. The Company has made available to PECO the engineering reports set forth on Schedule 4.29 to the Disclosure Letter ("Engineering Reports"). To the Company's knowledge, the Engineering Reports listed on Schedule 4.29 to the Disclosure Letter constitute all Engineering Reports in the possession of the Company. Notwithstanding the foregoing, no representation or warranty is being made or given by the Company or OP with respect to the accuracy of the Engineering Reports.

    4.30 No Contracts for Sale or Leasing. Except for the Leases, neither the Company or OP has entered into any contracts for the sale or leasing of any of the Properties or any portion thereof. As of the Closing Date, no persons or entities, other than OP and the tenants under the Leases and their permitted subtenants and licensees, shall have any right to possession, use or occupancy of any of the Properties or any portion thereof for any reason whatsoever.

    4.31 Payment of Tenant Improvements and Capital Expenditures. All tenant improvements required to be performed by the Company, OP or any of the Subsidiaries pursuant to the terms of the Leases are set forth on Schedule 4.31 to the Disclosure Letter, and all current and planned capital expenditures are set forth on Schedule 3.3 to the Disclosure Letter. Subject to the terms of
Section 6.2 hereof, all alterations, improvements or other work required to have been completed by the Company, OP or any of the Subsidiaries under any Leases or other agreements to which it is a party, including, without limitation, all alterations, improvements and other work therefor required to prepare space for the occupancy of each tenant under a Lease, has been either completed and paid in full or reflected as an ongoing project in the Expense Budgets.

    4.32 OP Unit Holder Notes. OP is the holder of two promissory notes in which certain of the OP Unit Holders are the obligors (the "OP Unit Holder Notes"). True and complete copies of the OP Unit Holder Notes have been previously delivered by the Company and/or OP to PECO. The OP Unit Holder Notes have not been modified or amended since the date of such delivery, are in full force and effect, and are enforceable by the holders thereof in accordance with their terms. There is no default on the part of either the holders thereof or the obligors thereunder, and the principal balance of the OP Unit Holder Notes, as of the date hereof, is approximately $2,264,024.00.

    4.33 Certain Lease. The Company has provided to PECO a copy of the Lease Modification Agreement # 3 with Kroger at Mountain View Village, which copy did not include the signatures of all parties thereto. Notwithstanding the foregoing, the Company represents and warrants to PECO that such copy is true, correct and complete, and that such Lease Modification Agreement #3 has been fully executed by all parties thereto in the form previously delivered to PECO.

                                   ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF PECO AND THE GUARANTOR

    PECO and the Guarantor jointly and severally represent and warrant to the Company and OP as follows:

    5.1 Organization, Standing and Power.

         (a) PECO is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Ohio, has all requisite power and authority to enter into and perform its obligations under each of the PECO Closing Documents and to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a material adverse effect on the properties, assets, financial condition (exclusive of changes in general industry or market conditions), or operations of PECO.

         (b) The Guarantor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Ohio, has all requisite power and authority to enter into and perform its obligations under Section 7.17 hereof and to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be in good standing or so to qualify would not have a material adverse effect on the ability of the Guarantor to perform its obligations under Section 7.17 hereof.

    5.2 Authorization and Enforceability.

         (a) PECO has all requisite limited liability company power and authority to enter into this Agreement and to consummate the Contemplated Transactions. The execution and delivery of this Agreement by PECO and the consummation by PECO of the Contemplated Transactions has been duly authorized by all necessary corporate, partnership or limited liability company action on the part of PECO and its members and managers. This Agreement has been duly executed and delivered by PECO and constitutes a valid and binding obligation of PECO, enforceable against PECO in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The members and managers of PECO have, prior to the date hereof, provided all necessary consents with respect to the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions.

         (b) The Guarantor has all requisite limited liability company power and authority to enter into this Agreement and to perform its obligations under
Section 7.17 hereof. The execution and delivery of this Agreement by the Guarantor and the performance of all of its obligations under Section 7.17 hereof has been duly authorized by all necessary corporate, partnership or limited liability company action on the part of the Guarantor and its members and managers. This Agreement has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally. The members and managers of the Guarantor have, prior to the date hereof, provided all necessary consents with respect to the execution, delivery and performance of the Guarantor's obligations under Section 7.17 hereof.

     5.3 Financial Condition. The Guarantor has provided to the Company true, complete and correct copies of the reviewed consolidated financial statements of the Guarantor for the fiscal year ended December 31, 2001 and the unaudited consolidated Financial Statements of the Guarantor for the interim period ended September 30, 2002. Since September 30, 2002, there has not been any change in the financial condition, operations, or results of operations of the Guarantor which would have a material adverse effect on the ability of the Guarantor to perform its obligations under Section 7.17 hereof, nor has the Guarantor incurred any liabilities except for liabilities which would not have a material adverse effect on the ability of the Guarantor to perform its obligations under Section 7.17 hereof.

     5.4 Financing Commitment Letters. PECO has provided to the Company copies of all material documents relating to the Total Financing as described in
Schedule 5.4 to the Disclosure Letter (the "Financing Letters"). Without limiting the provisions of pursuant to Section 3.4 hereof, PECO is able to satisfy the conditions set forth in the Financing Letters.

     5.5 Non-Contravention.

         (a) The execution and delivery of this Agreement does not, and the consummation by PECO of the Contemplated Transactions will not, result in any Violation under or pursuant to (i) any provision of the Charter Documents of PECO or (ii) any other contractual obligation of PECO. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by, or with respect to PECO in connection with the execution and delivery by PECO of this Agreement or the consummation by PECO of the Contemplated Transactions, except for (i) all applicable filings, if any, with, and submissions of information to, the FTC and DOJ pursuant to the HSR Act, and (ii) such other filings, authorizations, orders and approvals as may be required and which heretofore have been made or obtained.

         (b) The execution and delivery of this Agreement does not, and the performance by the Guarantor of its obligations under Section 7.17 hereof will not, result in any Violation under or pursuant to (i) any provision of the Charter Documents of the Guarantor or (ii) any other contractual obligation of the Guarantor. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by, or with respect to the Guarantor in connection with the execution and delivery by the Guarantor of this Agreement or the performance by the Guarantor of its obligations under Section 7.17 hereof.

    5.6 Information Supplied. None of the information supplied by PECO for inclusion in the Company Proxy Statement shall, at the date first mailed to the Company Stockholders and on the date of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

    5.7 Litigation.

    (a) Except as disclosed in Schedule 5.7(a) to the Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of PECO, threatened against or affecting PECO, which, if determined adversely to PECO would have a material adverse effect on the properties, assets, financial condition (exclusive of changes in general industry or market conditions), or operations of PECO, nor is there any judgment, decree, writ, injunction, rule or order of any Governmental Entity or arbitrator outstanding against PECO which has or would have a material adverse effect on the properties, assets, financial condition (exclusive of changes in general industry or market conditions), or operations of PECO.

    (b) Except as disclosed in Schedule 5.7(b) to the Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor, which, if determined adversely to the Guarantor would have a material adverse effect on the ability of the Guarantor to perform its obligations under Section 7.17 hereof, nor is there any judgment, decree, writ, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Guarantor which has or would have a material adverse effect on the ability of the Guarantor to perform its obligations under
Section 7.17 hereof.

    5.8 Taxes. PECO is a newly created entity and has not been required to file any material tax or informational returns.

    5.9 Foreign Corrupt Practices Act. Neither PECO nor, to PECO's knowledge, any of its members or managers has (i) used any of PECO's funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from PECO's funds; (iii) violated any provision of the FCPA; or (iv) made any bribe, rebate, payoff, influence payment, "kickback" or other unlawful payment to any person or entity with respect to any matter concerning PECO.

    5.10 Organizational Instruments.

    (a) PECO heretofore has furnished to the Company and OP complete and correct copies of the Charter Documents of PECO, in each case as amended or restated to the date hereof as listed in Schedule 5.10(a) to the Disclosure Letter. PECO is not in violation of any material provisions of its respective organizational and constituent instruments and documents.

    (b) The Guarantor heretofore has furnished to the Company and OP complete and correct copies of the Charter Documents of the Guarantor, in each case as amended or restated to the date hereof as listed in Schedule 5.10(b) to the Disclosure Letter. The Guarantor is not in violation of any material provisions of its respective organizational and constituent instruments and documents.

    5.11 Disclosure.

    (a) Neither this Agreement (including the Exhibits and Schedules hereto) nor any other document, certificate or other instrument furnished to the Company and/or OP by or on behalf of PECO pursuant to this Agreement or otherwise in connection with the Contemplated Transactions contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

    (b) Neither this Agreement (including the Exhibits and Schedules hereto) nor any other document, certificate or other instrument furnished to the Company and/or OP by or on behalf of the Guarantor pursuant to this Agreement or otherwise in connection with the Contemplated Transactions contains any untrue statement of a material fact or omits any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                                   COVENANTS

    6.1 General Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time of the Merger, the Company and OP jointly and severally each agree, as to themselves and the Subsidiaries, as follows (except as otherwise expressly contemplated or permitted by this Agreement, or to the extent that PECO shall consent in writing):

        (a) Ordinary Course. Each of the Company, OP and the Subsidiaries shall conduct its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Each of the Company, OP and the Subsidiaries shall use its reasonable best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve satisfactory relationships with tenants, customers, suppliers and others having business dealings with it to the end that its on-going businesses shall not be impaired in any material respect at the Effective Time of the Merger. Subject to Section 3.3 hereof, all revisions to the Expense Budgets or expenditures not set forth in the Expense Budgets shall require the prior written approval of PECO, which approval shall not be unreasonably withheld or delayed, it being acknowledged that PECO's consent under this Section 6.1(a) may be conditioned upon an appropriate adjustment to the Consideration. Subject to Section 3.3 hereof, the Company shall not expend any extraordinary amounts in connection with the operation of the Properties except: (i) as set forth in the Expense Budgets; or (ii) as otherwise approved by PECO, which approval shall not be unreasonably withheld or delayed, it being acknowledged that PECO's consent under this Section 6.1(a) may be conditioned upon an appropriate adjustment to the Consideration. OP shall make all repairs and replacements, structural and nonstructural, which are required with respect to any portion of the Properties to maintain such Properties in their present condition. OP shall use commercially reasonable efforts to cure, prior to the Closing Date, any violation of laws which existed prior to the Closing Date. The Company shall cause the Properties to be operated and managed in the same manner as such Properties have been operated and managed prior to the date of this Agreement and in accordance with all laws. The Company shall submit to PECO monthly management reports, which shall include rental collections, delinquencies, occupancies, vacancies and litigation. The Company shall use commercially reasonable efforts to comply with all of the obligations of owner and landlord under the Leases and the OP Debt, and all other agreements and contractual arrangements by which OP and/or any of the Properties are bound and effective. The Company shall pursue, in accordance with its normal practice, those matters included on Schedule 4.19 to the Disclosure Letter in which the Company is a plaintiff.

         (b) Dividends; Changes in Stock. None of the Company, OP or any of the Subsidiaries shall, or shall propose to:

              (i) declare or pay any dividends (whether of cash, stock or other property) on or make any other distributions with respect to the Company's, OP's or any Subsidiary's stock or other ownership interests (each such dividend or distribution, a "Dividend") not contemplated by the Expense Budgets, except that, subject to Sections 3.1(e) and 3.3 hereof, the Company or OP, as applicable, may pay aggregate Dividends:

                    (A) for the period commencing  January 1, 2003 and ending at the Effective Time of the Merger in a pro rata amount consistent with the past practices of the Company or OP, as applicable; provided, however, that as of the Effective Time of the Merger the Company and OP shall withhold Dividends in an amount equal to such amount of Dividends that would be payable on a pro rata basis for 30 days; and

                    (B) as may be  otherwise  required to preserve  and maintain the Company's status as a REIT through the Effective Time of the Merger; provided, however, that the Company shall only issue any such dividend or distribution pursuant to this clause (C) if the Company can not otherwise take any other action to preserve and maintain the Company's status as a REIT;

              (ii) split, combine or reclassify, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, in addition to or in substitution for, any shares of its stock; or

              (iii) redeem, repurchase or otherwise acquire for value, or permit any other person or entity to redeem, repurchase or otherwise acquire for value, any shares of its stock.

         (c) Issuance of Securities. Except as expressly permitted herein, none of the Company, OP or any of the Subsidiaries shall, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of any class or series of its stock, any voting debt securities or any securities convertible into, or exchangeable or exercisable for, any such shares of stock or voting debt securities.

         (d) Governing Documents. None of the Company, OP or the Subsidiaries shall amend or restate or propose to amend or restate its respective Charter Documents, except to the extent necessary to facilitate consummation of the transaction contemplated hereby.

         (e) No Solicitation.

              (i)  Unless  and  until  this  Agreement  shall be  terminated  in accordance with Article X hereof, none of the Company, OP or any of the Subsidiaries shall, directly or indirectly, (and none of the Company, OP or any of the Subsidiaries shall authorize or permit any of their respective officers, directors, employees, managers, investment bankers, financial advisors, attorneys, accountants, brokers or other representatives or agents (collectively, the "Representatives") to directly or indirectly) (A) solicit, initiate, facilitate or encourage (including by way of furnishing information or assistance prior to the receipt of any proposal for an Alternative Transaction (as defined herein)) the submission or receipt of any Alternative Transaction; provided, however, that upon the execution and delivery of this Agreement, the Company and PECO shall jointly issue a press release in substantially the same form as attached hereto as Exhibit D; or (B) except with respect to any requests for preliminary or clarifying information necessary for the Board to make its determination under subparagraphs (i) and (ii) of this Section 6.1(e)(i)(B), participate or engage in negotiations or discussions, disclose any material non-public information relating to the Company, OP or the Subsidiaries, or afford access to the properties, books or records of the Company, OP or the Subsidiaries, in connection with any Alternative Transaction (or propose or agree to do any of the foregoing) and the Company shall notify PECO within 48 hours of receipt by the Company, OP or any Subsidiary, or by any of their Representatives, of all relevant terms of any such inquiries or proposals or requests for information relating to the Company, OP or any Subsidiary or access to properties, books or records of the Company, OP or any Subsidiary so received by any of them relating to any Alternative Transaction and if such inquiry or proposal or request is in writing, the Company shall within 48 hours of receipt by the Company, OP or any Subsidiary, or by any of their Representatives, deliver or cause to be delivered to PECO a copy of such inquiry or proposal or request (or a complete summary thereof if it is not in writing) and the Company shall keep PECO fully informed of the status and details of any such inquiry, proposal or request or any correspondence or communications related thereto and shall provide PECO with five days' advance notice of any agreement to be entered into with any person making such inquiry or proposal or request; provided, however, that at any time prior to Closing, the Company Board may cause the Company to furnish information to, and may participate in discussions or negotiations with, any person who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with the Company, OP or any Subsidiary or their respective Representatives) has submitted a written proposal to the Company Board relating to an Alternative Transaction if, and only to the extent that, (i) the Company Board determines in good faith, after considering applicable provisions of state law, that such action is necessary to prevent the Company Board from violating its duties to the Company Stockholders under all applicable laws (including, without limitation, Section 2-405.1 of the MGCL) (collectively, the "Duties"),
         (ii) the Company Board determines (based upon the advice of the Company's independent financial advisors or investment bankers of nationally recognized reputation) in the proper exercise of its Duties to the Company Stockholders that such Alternative Transaction provides greater value to the Company Stockholders than the Contemplated Transactions, (iii) such person enters into a confidentiality agreement on terms substantially similar to and no less restrictive to such person than that certain Confidentiality Agreement, dated as of January 7, 2002, by and between the Company and Phillips Edison & Company (the "Confidentiality Agreement"), and (iv) the Company may not furnish any information to such person if it has not, prior to the date thereof, notified PECO in writing of its intent to furnish information to such person (specifying the nature and identity of the information to be so furnished) and providing the same information concurrently to PECO if not previously provided PECO in the identical form. For purposes of this Agreement, "Alternative Transaction" shall mean any of the following (other than the Contemplated Transactions) involving the Company, OP or any Subsidiary: (i) any sale, lease, exchange, transfer or other disposition of all or a material portion of the assets of the Company, OP and the Subsidiaries, taken as a whole; or (ii) any merger, consolidation, share exchange, business combination or similar transaction involving the Company, OP or any Subsidiary.

              Nothing contained in this Section 6.1(e)(i) shall prohibit the Company or the Company Board from taking and disclosing to the Company Stockholders pursuant to Rules 14d-9 and 14e-2(a) and Regulations 14A and 14C under the Exchange Act, a position with respect to a tender or exchange offer or solicitation of proxies conducted by a third party or from making such disclosure to the Company Stockholders, or otherwise, as may be required by applicable law (including, without limitation, requirements of the Exchange Act and the regulations promulgated
         thereunder,   the  regulations  of  any  national  securities  exchange
         registered pursuant to Section 6 of the Exchange Act or U.S. inter-dealer quotation system of a registered national securities association); provided that neither the Company nor the Company Board (or any special or other committee thereof) shall, except as set forth in Section 6.1(e)(ii) hereof, withdraw, modify or change (or propose to withdraw, modify or change) its recommendation of approval of this Agreement or approve or recommend (or propose to approve or recommend) an Alternative Transaction.

                   (ii)  Except as provided  in the next  sentence,  neither the
         Company nor the Company Board (or any special or other committee thereof) shall (A) withdraw, modify or change (or propose to withdraw, modify or change) in a manner adverse to PECO, the recommendation by the Company Board (or any such committee) that the Company Stockholders approve the Contemplated Transactions, (B) approve or recommend (or propose to approve or recommend) an Alternative Transaction, or (C) cause the Company, OP or any Subsidiary to enter into a definitive agreement with respect to an Alternative Transaction. Notwithstanding the immediately preceding sentence, if the Company Board determines that an Alternative Transaction is financially superior to the Contemplated Transactions in accordance with the standards, terms, conditions, and procedures set forth in Section 6.1(e)(i) hereof, then the Company Board may withdraw, modify or change its recommendation that the Company Stockholders approve the Contemplated Transactions, affirmatively approve or recommend an Alternative Transaction or cause the Company to enter into an agreement with respect to an Alternative Transaction; provided, that, in the case of approving, recommending or causing the Company to enter into an agreement with respect to an Alternative Transaction, such approval, recommendation or execution and delivery shall occur not earlier than the tenth (10th) day next following PECO's receipt of written notice (by facsimile) advising PECO that the Company Board has received an Alternative

         Transaction, specifying the material terms and conditions thereof (including, without limitation, the price, structure, tax and accounting treatment, financing requirements (if any), requisite regulatory consents and approvals (if any) and the anticipated timing of receipt of such approvals and, if then known, the approximate anticipated date of consummation thereof) and identifying the person(s) proposing such Alternative Transaction.

              (iii) In the event that the Company releases any third party from its obligations under any standstill agreement or arrangement relating to an Alternative Transaction or otherwise under any confidentiality or other similar agreement relating to information material to the Company, OP or the Subsidiaries, the Company shall simultaneously release PECO from its obligations and restrictions under the Confidentiality Agreement.

         (f) Acquisitions. Subject to the Company's right to engage in an Alternative Transaction, none of the Company, OP or any of the Subsidiaries shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or corporation, partnership, limited liability entity, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, without PECO's prior written consent, which consent shall not be unreasonably withheld or delayed.

         (g) Dispositions. None of the Company, OP or any of the Subsidiaries shall sell, transfer, encumber or otherwise dispose of or agree to sell, transfer, encumber or otherwise dispose of, any of its assets, without PECO's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that OP shall have the right to replace worn items of personal property with substantially equivalent items in the ordinary course of business.

         (h) No Material Changes to Leases or Contracts. None of the Company, OP or any of the Subsidiaries shall, without PECO's prior written consent, which consent shall not be unreasonably withheld or delayed, (i) amend, modify, alter, extend, renew or terminate or agree to amend, modify, alter, extend, renew or terminate, in any material manner, any Leases existing as of the date hereof or any of the agreements set forth on Schedule 4.11 to the Disclosure Letter, or
(ii) enter into any new Leases or any other new agreements which would have been disclosed on Schedule 4.11 to the Disclosure Letter had they been entered into prior to the date hereof.

         (i) Insurance. The Company shall use commercially reasonable efforts to maintain insurance coverage in accordance with Schedule 4.19 to the Disclosure Letter.

         (j) Other Actions. None of the Company, OP or any of the Subsidiaries shall:

              (i) take any of the actions specified in Section 4.14(e) hereof without the prior written consent of PECO, which consent shall not be unreasonably withheld or delayed,

              (ii) take any action which would result in the termination, suspension or cancellation of any of the insurance policies listed on
         Schedule 4.19 to the Disclosure Letter, or

              (iii) take any action that would or would be reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited) or as of the Closing Date, or any of the conditions to the obligations of the parties hereto to consummate the Contemplated Transactions, as set forth in Article VIII hereof not being satisfied.

    6.2 Improvements Under Construction. Certain of the Properties are currently undergoing renovations, and the Company is currently also performing certain tenant improvement work and constructing certain buildings on behalf of tenants pursuant to executed Leases. A schedule of all of such work which is currently occurring, or which is not currently occurring but which the Company and/or OP is required to undertake pursuant to currently executed Leases, is set forth on
Schedule 4.31 to the Disclosure Letter. The Company shall cause all of such work to continue in its normal course. With respect to such work which is currently ongoing, Schedule 6.2 to the Disclosure Letter contains a list of all construction contracts, contracts of major subcontractors, engineering and architects agreements and all other material documents relating to such work. The Company shall not enter into any other such material agreements with respect to any other portion of such work unless the Company has first obtained PECO's approval therefor, which approval shall not be unreasonably withheld or delayed. The Company shall not agree to perform any other material work except for that set forth on Schedule 4.31 to the Disclosure Letter without the prior consent of PECO, which shall not be unreasonably withheld or delayed. To the extent that, on the Closing Date, any of the work set forth on Schedule 4.31 to the Disclosure Letter is not completed, and the cost of completion thereof exceeds the balance of any amount budgeted therefor in the Expense Budgets, the amount of Consideration shall be reduced by the estimated cost to complete such work, and PECO shall undertake to complete such work from and after Closing Date. To the extent that the work set forth on Schedule 4.31 to the Disclosure Letter is part of the Expense Budgets reviewed by PECO, and OP borrows against the Existing Credit Facility in connection therewith, rather than using projected cash on hand for such work, same shall not be deemed a Material Adverse Effect from the assumptions with respect to the principal balance of the Existing Credit Facility.

    6.3 Guarantor Net Worth. Until the date on which all Guaranteed Obligations (including those which may become due or may be required to be performed by PECO at any time prior to the Closing Date) shall have been satisfied (whether by PECO or the Guarantor) or waived, the Guarantor shall not transfer any asset(s) of the Guarantor if such transfer would result in the Guarantor's tangible net worth (calculated in accordance with GAAP using current values for the assets) being less than Thirty Million Dollars ($30,000,000).

    6.4 Lease Renewal. The parties agree to resolve an ongoing lease renewal discussion in the manner set forth on Schedule 6.4 to the Disclosure Letter.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

    7.1 Preparation of the Company Proxy Statement. The Company shall prepare and file with the SEC, as promptly as reasonably practicable after the date hereof, the Company Proxy Statement. The Company Proxy Statement shall include the recommendation of the Board of Directors of the Company that the Contemplated Transactions be approved by the Company Stockholders. PECO shall cooperate with the Company in the preparation of the Company Proxy Statement and provide any information regarding PECO or its principals required to be placed in the Company Proxy Statement or otherwise required by the SEC, including without limitation any reviewed year-end financial statements (unless audited statements are required by the SEC, in which case same shall be audited at PECO's expense) and any unaudited financial statements for interim financial reporting periods, and shall have the opportunity to review the Company Proxy Statement prior to submission to the SEC. The Company shall use diligent efforts to clear the Company Proxy Statement with the SEC as promptly as practicable after such filing. The Company shall actively pursue such clearance and shall respond to all SEC requests relating to same promptly upon the Company's receipt of any such request.

    7.2 Access to Information. Upon reasonable notice, the Company and OP shall (and shall cause each of the Subsidiaries to) afford to the officers, employees, accountants, counsel and other agents and representatives of PECO, access, during normal business hours during the period from the date hereof until the Closing Date, to all of its properties, books, contracts, commitments and records (including, without limitation, using its best efforts to afford access to, the audit work papers of the independent auditor of each of the Company, OP and the Subsidiaries) and, during such period, such entities shall furnish promptly to PECO (a) as to the Company, a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the Securities Act and the Exchange Act and (b) all other information concerning its business, properties and personnel as PECO reasonably may request. The Company and OP shall waive any accountant/client privilege that may exist, and take all other necessary action, to ensure the delivery by the independent auditor of the Company, OP and the Subsidiaries of audit work papers to the party requesting such information. The parties shall hold all such information in confidence in accordance with the terms of the Confidentiality Agreement which shall continue to bind the parties thereto and hereto from the date thereof until the completion of the Closing.

    7.3 Company Stockholders' Meeting. The Company shall duly notice and convene as promptly as practicable after the date hereof the Company Stockholders' Meeting for the purpose of voting upon the approval of the Contemplated Transactions. The Company (through the Company Board) shall recommend to the Company Stockholders the approval and adoption of all such matters; and shall use commercially reasonable efforts to solicit and, if necessary, resolicit the vote of the Company Stockholders to approve the Contemplated Transactions (including, if necessary, adjourning or postponing, and subsequently reconvening, the Company Stockholders' Meeting for the purpose of obtaining such votes and engaging proxy solicitation professionals); provided, however, that, notwithstanding anything to the contrary contained in this Agreement, the Company Board may withdraw, modify or change such recommendation (including in a manner adverse to PECO) under the circumstances set forth in the second sentence of Section 6.1(e)(ii) hereof without any liability or obligation to PECO, except as set forth in Section 7.6(b)(ii) hereof.

    The Company may, if the Company Board withdraws, modifies or changes its recommendation under the circumstances set forth in the second sentence of
Section 6.1(e)(ii) hereof, delay the filings or mailing, as the case may be, of the Company Proxy Statement or the convening of the Company Stockholders'
Meeting, in each case to the extent necessary to revise the Company Proxy Statement to reflect such withdrawal, modification or change and to provide the minimum notice thereof required under applicable law or the Company's Charter Documents; provided, however, that in no case shall the Company be required to proceed with the filing or mailing of the Company Proxy Statement if the Company Board withdraws its recommendation under the circumstances set forth in the second sentence of Section 6.1(e)(ii) hereof.

    7.4 Compliance with the OP Agreement. The Company, OP and PECO hereby acknowledge and agree that, pursuant to the terms and provisions of the OP Agreement and the Consolidation Exchange Rights Agreement (as defined on
Schedule 4.4 to the Disclosure Letter), each OP Unit Holder shall have the right to elect to receive (and if they so elect, to receive), in exchange for each OP Unit owned by such OP Unit Holder, an amount of cash, securities or other property equal to the amount of such consideration to be received by the holder of one share of Common Stock in connection with the Merger (the "OP Unit Holder Election Condition"). The Company, OP and PECO agree to take (and to cooperate with each other in taking) any and all actions necessary to satisfy the OP Unit Holder Election Condition, including, without limitation, delivering copies of the Company Proxy Statement to the OP Unit Holders. PECO acknowledges and agrees that any OP Unit Holder who elects not to exercise his or her rights under the OP Agreement as described in this Section 7.4 shall remain as a limited partner of OP holding OP Units with the same rights, terms and conditions set forth in the OP Agreement, and, except as set forth in Section 3.5 hereof, shall not be entitled to receive any distributions in respect of such OP Units in connection with the Contemplated Transactions.

    7.5 Consents and Approvals. Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and OP, on the one hand, and PECO, on the other hand, agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Contemplated Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, waivers or exemption from non-governmental third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Contemplated Transactions and to fully carry out the purposes of this Agreement. If, at any time after the Effective Time of the Merger, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Company and OP, on the one hand, and PECO, on the other hand, shall take all such necessary action. From the date of this

Agreement through the Effective Time of the Merger, the Company shall timely file, or cause to be filed, with the SEC all SEC Documents required to be so filed.

    7.6 Expenses; Liquidated Damages.

         (a) General Rule. Except as otherwise provided in this Agreement, PECO shall be solely responsible for the payment of all PECO Transaction Expenses and the Company shall be solely responsible for the payment of all Company Transaction Expenses.

              (i) For purposes of this Agreement, "PECO Transaction Expenses" shall mean all fees and out-of-pocket expenses reasonably and actually incurred and paid by or on behalf of PECO in connection with the preparation, execution and delivery of this Agreement (including all Exhibits and Schedules hereto and instruments and agreements prepared and delivered in connection herewith) and the consummation of the Contemplated Transactions, including but not limited to, the following:

                    (A) all fees and expenses of legal counsel, accountants, experts, financial advisors and consultants to PECO;

                    (B) all conveyance taxes and fees (provided that the Company shall cooperate with PECO to minimize same);

                    (C) all costs incurred by PECO, if any, under Sections 7.11, 7.13(a), 7.14, and 7.15 hereof; and

                    (D)  fifty  percent  (50%)  of all fees  owed to the  Escrow
          Agent.

              (ii) For purposes of this Agreement, "Company Transaction Expenses" shall mean all fees and out-of-pocket expenses reasonably and actually incurred and paid by or on behalf of the Company, OP and/or the Subsidiaries in connection with the preparation, execution, and delivery of this Agreement (including all Exhibits and Schedules hereto and instruments and agreements prepared and delivered in connection herewith) and the consummation of the Contemplated Transactions, including, but not limited to, the following:

                    (A) except as otherwise provided in Section 7.6(a)(iii), all fees and expenses of legal counsel, accountants, experts, financial advisors and consultants to the Company, OP and/or the Subsidiaries;

                    (B) all fees owed to the Exchange Agent;

                    (C)  fifty  percent  (50%)  of all fees  owed to the  Escrow
          Agent;

                    (D) all costs incurred in connection with the preparation, filing, printing and mailing of the Company Proxy Statement and other SEC required documents required to be prepared, filed, printed and/or mailed in connection with the Contemplated Transactions;

                    (E) except as otherwise provided in Section 7.6(a)(iii), all costs incurred in connection with the satisfaction of the conditions set forth in Sections 8.1(a) and (b);

                    (F) all fees, costs and prepayment penalties assessed in connection with the satisfaction by PECO of its obligations pursuant to Section 3.2(b) hereof;

                    (G) the costs of the directors' and officers' insurance described in Section 7.18 hereof; and

                    (H) all costs incurred by the Company or OP, if any, under Sections 7.13(b) and (c) hereof

              (iii) The Advisor and the Property Manager shall be responsible for the RBC Fee, as described in Section 3.2(c) hereof, and the RBC Fee shall not constitute either a PECO Transaction Expense or a Company Transaction Expense.

              (iv) PECO shall be entitled to a reduction in the Consideration equal to the amount, if any, by which the aggregate amount of the sum of all Company Transaction Expenses and fifty percent (50%) of all Litigation Expenses (as defined herein) exceeds Six Hundred Sixty Seven Thousand Dollars ($667,000.00). For purposes of this Agreement, "Litigation Expenses" shall mean all fees and costs incurred in connection with any litigation relating to this Agreement or the Contemplated Transactions. Examples of this calculation, for illustrative purposes, are set forth on Schedule 7.6(a)(iv) to the Disclosure Letter.

              (v) The Company shall cause its attorneys, accountants, and other professional consultants to deliver final invoices for their services rendered in connection with this transaction at the time of Closing. Each of such attorneys, accountants, and consultants shall acknowledge, in writing, that neither the Company nor PECO shall have any liability for any amounts owed to any of them if not included in the invoices delivered at or before the Closing.

         (b) Reimbursement to PECO of PECO Transaction Expenses; Termination Fee Payable to PECO.

                   (i) Provided that PECO is not in material breach of any of its representations, warranties or agreements under this Agreement, the Company and/or OP shall pay or cause to be paid to PECO all of the PECO Transaction Expenses if this Agreement shall be terminated by PECO pursuant to Sections 10.1(a)(ii)(A), 10.1(a)(iv) (but only if caused by a willful delay on the part of the Company), 10.1(a)(viii), 10.1(a)(ix) (but only if terminated pursuant to Section 10.1(a)(ix) as a result of the failure of the conditions set forth in Sections 8.1(b), 8.2(e) or 8.2(g) hereof), 10.3(a)(iii) or 10.3(b) hereof. The parties hereto agree that the PECO Transaction Expenses reimbursable under this
         Section 7.6(b)(i) shall be capped at One Million and no/100 Dollars ($1,000,000.00). The PECO Transaction Expenses must be clearly documented to be eligible for reimbursement. For the avoidance of doubt, the parties acknowledge that PECO shall not be entitled to the foregoing remedies if it elects to pursue its remedies set forth in Section 10.3(a)(i) hereof.

                   (ii) Provided that PECO is not in material breach of any of its representations, warranties or agreements under this Agreement, if this Agreement shall be terminated pursuant to Sections 10.1(a)(vi) or 10.1(a)(vii) hereof, the Company and/or OP shall pay or cause to be paid to PECO by wire transfer of same day funds to an account designated in writing by PECO to the Company a termination fee in the amount of Three Million and no/100 Dollars ($3,000,000.00), which fee shall be payable by the Company and/or OP not later than the third business day next following the date of termination of this Agreement pursuant to such Sections.

                   (iii) If payment of a termination fee has not been made pursuant to Section 7.6(b)(ii) above, and provided that PECO is not in material breach of any of its representations, warranties or agreements under this Agreement, if this Agreement shall be terminated and prior to the expiration of the 12-month period following the date of such termination, an Alternative Transaction is entered into, then the Company and/or OP shall pay or cause to be paid to PECO by wire transfer of same day funds to an account designated in writing by PECO to the Company, a termination fee in the amount of Three Million and no/100 Dollars ($3,000,000.00) (less any amounts which have previously paid to PECO pursuant to Section 7.6(b)(i) above), which fee shall be payable by the Company and/or OP not later than the third business day next following the date of entering into such Alternative Transaction.

                   (iv) In the event of any termination by PECO which is subject to this Section 7.6(b), PECO shall also receive an immediate refund of the Deposit.

                   (v) The obligations of the Company and OP under this Section 7.6(b) shall be joint and several.

         (c) Reimbursement to the Company of Company Transaction Expenses. Provided that neither the Company nor OP is in material breach of any of their representations, warranties or agreements under this Agreement, PECO shall pay or cause to be paid to the Company and/or OP all of the Company Transaction
Expenses and all of the Litigation Expenses if this Agreement shall be terminated by the Company pursuant to Sections 10.1(a)(ii)(B), 10.1(a)(iv) (but only if caused by a willful delay on the part of PECO), 10.1(a)(x) (but only if terminated pursuant to Section 10.1(a)(x) as a result of the failure of the condition set forth in Section 8.3(d) hereof), 10.3(c)(ii) or 10.3(d) hereof. Payment of any amounts owed by PECO to the Company or OP under this Section 7.6(c) shall be made out of the Deposit. The parties hereto agree that the Company Transaction Expenses and the Litigation Expenses reimbursable under this
Section 7.6(c) shall be capped at One Million and no/100 Dollars ($1,000,000.00). The Company Transaction Expenses and the Litigation Expenses must be clearly documented to be eligible for reimbursement. For the avoidance of doubt, the parties acknowledge that the Company and OP shall not be entitled to the foregoing remedies if they elect to pursue their remedies set forth in
Section 10.3(c)(i) hereof.

         (d) Liquidated Damages. It is expressly agreed that all amounts to be paid pursuant to Sections 7.6(b) or 7.6(c) hereof represent liquidated damages negotiated at arm's-length and do not constitute, and are not intended by the parties to operate as, a penalty.

         (e) Invoice Payment Upon Termination. The Company and/or OP shall promptly pay or cause to be promptly paid (not later than 10 days after submission of reasonably itemized invoices or other reasonable documentary evidence therefor) by wire transfer of same day funds to PECO, the PECO Transaction Expenses payable under Section 7.6(b) hereof if this Agreement shall be terminated under any of the circumstances set forth in Section 7.6(b) hereof. PECO shall promptly pay or cause to be promptly paid (not later than 10 days after submission of reasonably itemized invoices or other reasonable documentary evidence therefor) by wire transfer of same day funds to the Company, the Company Transaction Expenses payable under Section 7.6(c) hereof if this Agreement shall be terminated under any of the circumstances set forth in
Section 7.6(c) hereof.

    7.7 Brokers or Finders. Each of PECO, on the one hand, and the Company and OP, on the other hand, covenants as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other person or entity is or will be entitled to receive any broker's or finder's fee or any other commission or similar fee in connection with any of the Contemplated Transactions, except for the RBC Fee, whose fees and expenses shall be fully paid for by the Advisor and Property Manager in accordance with the Company's agreement with such firm (a true and complete copy of which has been attached hereto as Exhibit E). Each of PECO, on the one hand, and the Company, OP, the Advisor and the Property Manager, on the other hand, hereby agree to indemnify and hold harmless the other from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

    7.8 Conveyance Taxes. Each of PECO, OP and the Company shall cooperate in the preparation, execution and filing of all tax returns, questionnaires, applications or other documents regarding any conveyance taxes which become payable in connection with the Contemplated Transactions that are required to be filed prior to the Closing Date. OP and the Company will cooperate with PECO to structure the Contemplated Transactions in a manner so as to minimize the taxes described in the next sentence. PECO shall pay or cause to be paid, all mortgage, excise, intangibles, sales, value added, stock transfer and stamp taxes, any recording, registration and other fees and any similar taxes, that become payable in connection with the Contemplated Transactions, and all real estate transfer and conveyance taxes and fees that become payable in connection with the Contemplated Transactions. Neither PECO nor the Company shall have any liability for payment of any taxes incurred by any OP Unit Holder upon the exchange of such OP Unit Holder's OP Units for Common Stock.

    7.9 Public Announcements. Subject to Section 6.1(e)(i) hereof, the Company, OP and PECO shall consult with each other prior to issuing any press release or making any public statement or announcement (whether or not jointly made) with respect to this Agreement and the Contemplated Transactions and, except as may be required by applicable rules or regulations of the SEC or any national securities exchange registered pursuant to Section 6 of the Exchange Act or U.S. inter-dealer quotation system of a registered national securities association, the

Company, OP or PECO, as the case may be, shall not issue any such press  release
or    make    any  such  public  statement  or   announcement  prior   to   such
consultation.

    7.10 Notification of Certain Matters. With respect to events known to them, the Company and OP shall give prompt notice to PECO and PECO shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty given by them and contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, (ii) any material failure of the Company, OP, or PECO, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default (or an event which with notice, lapse of time or both, would become a default) received by the Company, OP, the Subsidiaries, or PECO subsequent to the date hereof and prior to the Closing Date, under any material agreement or instrument, (iv) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the Contemplated Transactions, or (v) any Material Adverse Effect (other than changes resulting from general economic conditions or conditions relating generally to the real estate industry) shall have occurred or reasonably be likely to occur; provided, however that the delivery of any notice pursuant to this Section 7.10 shall not cure any breach or noncompliance under this Agreement or limit or otherwise affect the remedies available hereunder to the party receiving such notice unless all of the non-breaching parties proceed with the Closing with full knowledge of the matters referred to in any such notice.

    7.11 Assumable Debt Consents. Prior to the Closing Date, PECO shall obtain every necessary consent required from the holders of the Assumable Debt in connection with the Contemplated Transactions. The Company shall cooperate with PECO and use commercially reasonable efforts to cause such consents to be obtained, and PECO shall pay all costs, fees and taxes incurred in connection with such consents including, without limitation, any prepayment premiums, loan application and loan assumption fees as are necessary to keep the Assumable Debt in full force and effect and in good standing following the Effective Time of the Merger. OP and the Company will cooperate with PECO to structure the Contemplated Transactions in a manner so as to minimize all expenses contemplated by this Section 7.11. Notwithstanding anything to the contrary in this Agreement, the parties agree that the inability of PECO to obtain every necessary consent required from the holders of the Assumable Debt in connection with the Contemplated Transactions shall not permit PECO to terminate this Agreement pursuant to any provision of Section 10.1(a).

    7.12 Confidentiality. The parties hereto agree to be bound by the terms of the Confidentiality Agreement as if such parties were originally parties thereto; provided, however, that the parties shall be bound by the terms of the Confidentiality Agreement from the date hereof until the Effective Time of the Merger notwithstanding anything therein to the contrary.

    7.13 Title Insurance; Liens.

         (a) By no later than January 8, 2003, PECO shall order from the Title Company a commitment for an ALTA extended coverage owner's policy of title insurance for each of the Properties, or, alternatively, at PECO's election, an update endorsement request from the title company currently insuring the Property (each, a "Title Report") and all documents set forth as exceptions therein. Promptly following the receipt of all such Title Reports and all documents set forth as exceptions therein, PECO shall furnish copies thereof to the Company. Within twenty (20) business days following such receipt and receipt of the surveys described in Section 7.14 hereof, PECO shall deliver a written statement (a "Dispute Notice") setting forth exceptions to title (including survey matters), if any, which PECO believes are not OP Permitted Exceptions ("Disputed Exceptions"). Upon receipt of a Dispute Notice, the Company shall (i) use commercially reasonable efforts to eliminate (through the payment of money, bonding or other means reasonably acceptable to PECO) or cause the Title Company to provide affirmative coverage, in a form reasonably acceptable to PECO, over all non-monetary Disputed Exceptions, and (ii) eliminate (through the payment of money, bonding or other means reasonably acceptable to PECO) or cause the Title Company to provide affirmative coverage, in a form reasonably acceptable to PECO, over all monetary Disputed Exceptions. If there are no Disputed Exceptions, or if all Disputed Exceptions have been either (x) resolved to PECO's reasonable satisfaction as set forth in the prior sentence or (y) waived by PECO, title shall be deemed acceptable to PECO as set forth in the Title Reports, as revised to reflect the resolution of any Disputed Exceptions resolved as described in the previous sentence (the "Final Title Reports"). If the Company is unable to eliminate any Disputed Exceptions at or prior to 5:00 p.m., local New York time, on the Outside Termination Date (to the extent required under this Section 7.13(a)), and the Company is therefore unable to convey title in accordance with this Agreement, the Company shall so notify PECO within thirty (30) days following the receipt by the Company of the Dispute Notice from PECO, and PECO shall have the rights set forth in Section 10.1(a)(viii)(C) hereof.

         (b) If, at any time after the date of issuance of the Final Title Reports, PECO has reason to believe that a new Lien or other exception has arisen with respect to any Property, and such Lien (i) is not an OP Permitted Exceptions and (ii) does not relate to work contemplated in the Expense Budgets for which sufficient dollars remain in the Expense Budgets to cover the cost of eliminating such Lien (each, a "Subsequent Disputed Exception"), PECO shall promptly deliver to the Company a written statement (a "Subsequent Dispute Notice") setting forth such Subsequent Disputed Exception. Upon receipt of a Subsequent Dispute Notice, the Company shall (i) use commercially reasonable efforts to eliminate (through the payment of money, bonding or other means reasonably acceptable to PECO) or cause the Title Company to provide affirmative coverage, in a form reasonably acceptable to PECO, over all non-monetary Subsequent Disputed Exceptions, and (ii) eliminate (through the payment of money, bonding or other means reasonably acceptable to PECO) or cause the Title Company to provide affirmative coverage, in a form reasonably acceptable to PECO, over all monetary Subsequent Disputed Exceptions. If the Company is unable to eliminate any Subsequent Disputed Exceptions at or prior to 5:00 p.m., local New York time, on the Outside Termination Date (to the extent required under this Section 7.13(b)), and the Company is therefore unable to convey title in accordance with this Agreement, the Company shall so notify PECO within five (5) business days following the receipt by the Company of the Subsequent Dispute Notice from PECO, and PECO shall have the rights set forth in Section 10.1(a)(viii)(C) hereof.

         (c) The Company shall use commercially reasonable efforts to cause the Title Company to deliver, at or prior to the Closing, either (i) title policies in the form of the Final Title Reports or (ii) to the extent that PECO elects to endorse existing title policies, appropriate endorsements thereto (items (i) and (ii) collectively, the "Title Policies"), which Title Policies shall provide that (x) the Surviving Entity is insured after the Effective Time of the Merger, and (y) the status of title has not changed since the date of issuance of the respective Final Title Reports, except for any OP Permitted Exceptions. If the Company is unable to cause the Title Company to deliver the Title Policies at or prior to 5:00 p.m., local New York time, on the Outside Termination Date (to the extent required under this Section 7.13(c)), and the Company is therefore unable to convey title in accordance with this Agreement, the Company shall promptly notify PECO of such fact, and PECO shall have the rights set forth in Section 10.1(a)(viii)(B) hereof.

         (d) The Company shall use commercially reasonable efforts to cause the general contractor and each major subcontractor performing work at each Property on behalf of the Company, OP or any Subsidiary to deliver to PECO (i) a sworn statement describing any work at the time of Closing and certifying that all work completed by such contractor on or prior to the date of such statement has been paid in full except as specifically set forth in such statement, and (ii) a waiver of such Lien with respect to all such completed work. Notwithstanding the foregoing, the inability of the Company to obtain any such sworn statements and/or waivers shall not permit PECO to terminate this Agreement pursuant to any provision of Section 10.1(a).

    7.14 Surveys. As soon as practicable after the date hereof, PECO shall obtain surveys of each of the Properties and deliver copies of such surveys to the Title Company. Each update shall be a current "as built" ALTA/ACSM survey of the Properties made on the ground and certified by a professional land surveyor licensed in the state in which the Property is located: (i) depicting the locations of all existing easements, fences, encroachments, conflicts, protrusions, alleys, streets, roads, and rights-of-way on or adjacent to the Property which are visible on the ground or listed in the title commitment relating to the Property issued by the Title Company (with recording information shown if applicable); (ii) accurately showing the locations of all existing improvements, monuments, sidewalks, driveways, parking lots and other visible items on the Property; (iii) accurately showing all areas designated as being flood prone or subject to special flood hazards or other hazardous conditions according to the most current official maps of the Flood Insurance Administration, the Federal Emergency Management Agency or any other public or semipublic body charged with determining the existence of such conditions which has jurisdiction over the Properties; (iv) setting forth a metes and bounds description of the Property and, if applicable, a description by reference to a recorded plat or map; and (v) containing a certification by the surveyor in form reasonably acceptable to PECO and addressed to OP, PECO, affiliates of PECO, the title company, and any lender(s) designated by PECO indicating that the survey was made on the ground and accurately shows all the matters required above. The legal description of the Property contained in the Survey, once the correctness thereof has been confirmed by the parties hereto, shall be used as the description of the PECO in the Endorsements.

    7.15 Environmental Reports. The Company, OP and the Subsidiaries shall give reasonable access to the Properties prior to Closing for the purpose of physically inspecting the Properties and performing Phase I Environmental Site Assessments. If any environmental report suggests that additional environmental investigations or studies should be conducted on any particular Property, the owner of such Property, upon request, shall make such Property available for reasonable additional investigations and/or studies including soil tests and other inspections (so long as such tests and inspections do not unreasonably interfere with the normal use and occupancy of such Property). The party requesting any particular environmental study shall have the obligations to: (i) permit the owner of such Property to review, comment on and approve any plans for sampling on the Property; (ii) provide splits of all samples to the owner of such Property if requested; (iii) provide copies of all data and laboratory results associated with the Property; (iv) repair any damage to Property caused by such investigation; and (v) pay the costs of any such investigation. The obligations set forth in the immediately preceding sentence shall survive any termination of this Agreement. PECO covenants and agrees that no Property investigated by it shall be damaged or impaired in any way as the result of its activities thereon and hereby agrees to indemnify and hold the owner of such Property harmless from and against any claims, causes of action, damages and expenses (including attorneys' fees and the costs of enforcing this Agreement) to the extent resulting from any such test or inspection conducted by the indemnifying party thereon.

    7.16 Assumable Debt and Existing Credit Facility. During the term of this Agreement, none of the Company, OP or any of the Subsidiaries shall (a) make any payments with respect to the Assumable Debt or the Existing Credit Facility except for regularly scheduled payments, or (b) increase the size of the Assumable Debt or the Existing Credit Facility (except to the extent otherwise permitted under the terms of this Agreement). During the term of this Agreement, the Company shall keep the Existing Credit Facility and the Assumable Debt in full force and effect and free from default, and shall not modify the terms thereof without the consent of PECO, which consent shall not be unreasonably withheld or delayed.

    7.17 Guarantee of Certain Obligations of PECO. The Guarantor hereby unconditionally, absolutely and irrevocably guarantees to the Company and OP and their respective successors and assigns the payment and prompt performance of PECO's obligations resulting from the Company's or OP's enforcement of their rights under Section 10.3(c) hereof (the "Guaranteed Obligations") if, as and when the same shall become due or shall be required to be performed under this Agreement. The Guarantor further agrees that if PECO shall fail at any time to perform or pay any of the Guaranteed Obligations if, as and when the same become due, the Guarantor will promptly perform or pay the same upon demand, and that in the case of any extension of time for performance or payment or renewal of any of such obligations and liabilities, the same will be promptly performed or paid in full when due in accordance with the terms of such extension or renewal. The Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for all of the Guaranteed Obligations as a primary obligor. This Agreement is a guaranty of performance and payment, and not only of collection, of the Guaranteed Obligations and may not be discharged except by payment or performance in full of all Guaranteed Obligations. The Guarantor agrees that, upon demand, it will reimburse the Company and/or OP, to the extent that such reimbursement is not made by PECO, for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred by the Company and/or OP in any action, case or proceeding brought by the Company and/or OP to enforce the obligations of the Guarantor under this Section 7.17. The Guarantor agrees that the Company and/or OP may (i) waive any default by PECO, (ii) fail to assert any rights against PECO, (iii) grant to PECO any other indulgence, concession or compromise with respect to the Guaranteed Obligations,
(iv) release, substitute or add any one or more guarantors, (v) take or fail to take any action of any type whatsoever, and (vi) generally deal with PECO and the

Guarantor independently. The Guarantor agrees further that no such action, failure to act or course of dealing, and no change, impairment or suspension of any right or remedy of the Company or OP shall terminate, release, reduce, diminish or in any way affect any of the obligations of the Guarantor under this
Section 7.17 or give the Guarantor any right, remedies, recourse or defense against the Company or OP. The agreement of the Guarantor to guarantee the Guaranteed Obligations, as set forth in this Section 7.17, constitutes an absolute, present, primary, continuing, irrevocable, unlimited and unconditional agreement of payment and performance and, without limitation, is not conditioned or contingent upon any effort to attempt to seek payment or performance from any other person or entity (whether or not pursuant to this Agreement) or upon any other condition or contingency. The Company and OP are not and shall not be required first to pursue any right or remedy against, or seek any redress from PECO, or any other person or entity, or take any other action whatsoever with respect thereto. The Guarantor assumes full responsibility for being and staying informed as to PECO's financial condition and as to all other facts and circumstances bearing upon the risk of nonperformance by PECO of the Guaranteed Obligations, and the Guarantor agrees that neither the Company nor OP shall have any obligation to advise the Guarantor of information known to the Company or OP regarding such condition or any other circumstance. Anything to the contrary contained in this Agreement not withstanding, the maximum liability of the Guarantor hereunder shall in no event exceed an amount equal to Three Million Dollars ($3,000,000.00) less (x) any amounts paid by PECO in respect of the Guaranteed Obligations and (y) any portion of the Deposit delivered to the Company in accordance with the terms of this Agreement.

    7.18 Directors' and Officers' Insurance. PECO agrees that all limitations of the personal liability of the directors, officers, employees and agents of the Company, OP and the Subsidiaries (the "Company Insured Parties") provided for in the Charter Documents of such entity as in effect as of the date hereof with respect to matters occurring prior to the Effective Time of the Merger shall continue in full force and effect for a period of not less then six years from the Effective Time of the Merger. Prior to the Effective Time of the Merger, the Company shall purchase, as a Company Transaction Expense, an extended reporting period endorsement under the existing directors' and officers' liability insurance coverage for the Company Insured Parties, which shall provide the Company Insured Parties with coverage for six years following the Effective Time of the Merger of not less than the existing coverage under, and have other terms not materially less favorable on the whole to, the Company Insured Parties than the directors' and officers' liability insurance coverage presently maintained by the Company, OP and/or the Subsidiaries. The parties hereto acknowledge and agree that this Section 7.18 is intended for the irrevocable benefit of, and to grant third party rights to, the Company Insured Parties, and shall be binding on all successors and assigns of each of the Company, OP, the Subsidiaries, PECO and the Surviving Entity. Each of the Company Insured Parties shall be entitled to enforce the covenants contained in this Section 7.18.

    7.19 Advice of Changes; SEC Filings. The Company and OP, on the one hand, and PECO, on the other hand, shall confer on a regular basis, report on operational matters and promptly advise each other in writing of any change or event having, or which insofar as reasonably can be foreseen would have, a Material Adverse Effect. The Company and OP shall promptly provide to PECO, and PECO shall promptly provide to the Company and OP, true and complete copies of all filings made by it with any Governmental Entity in connection with this Agreement and the Contemplated Transactions.

    7.20 Certain Other Actions.

         (a) From time to time prior to the Closing Date, the Company, OP and PECO promptly shall supplement or amend the Schedules to this Agreement theretofore prepared by it with respect to any matter which, if existing as of the date hereof, would be required to be set forth therein. It is hereby agreed that no such supplement or amendment shall be deemed to constitute a cure of any breach of any representation or warranty by the applicable party unless all of the non-breaching parties agree thereto in writing or proceed with the Closing with full knowledge of such supplement or amendment.

         (b) The Company, OP, the Subsidiaries and PECO shall duly and timely file all reports, federal, state and local tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by applicable law; provided that, in the case of the Company such extensions do not adversely affect the status of the Company as a qualified REIT under the Code.

         (c) None of the Company, OP, any of the Subsidiaries or PECO shall make or rescind any express or deemed election relative to taxes (unless, in the case of the Company, it is required by law or necessary to preserve the status of the Company as a REIT for Federal income tax purposes).

         (d) The Company and PECO promptly shall notify each other of any action, suit, proceeding, claim or audit pending against or with respect to the Company, OP and the Subsidiaries, on the one hand, or PECO, on the other hand, in respect of any federal, state or local taxes, and (without limiting Section 7.20(b) above) none of the Company, OP, any of the Subsidiaries or PECO shall change any of the tax elections, accounting methods, conventions or principles which relate to such party insofar as any such change could reasonably be foreseen to materially increase such party's liabilities.

         (e) The Company shall take (or refrain from taking, as applicable) such action(s) as are necessary to maintain through the Closing Date the status of the Company as a REIT and OP's and each Subsidiary's current federal income tax status.

         (f) The Company shall not permit compensation to officers to be increased other than in accordance with the Expense Budgets. The Company shall not hire any employees.

    7.21 No R&W Policy Condition; PECO's Exclusive Post-Closing Remedy. The Company and OP acknowledge that PECO may (but shall not be required to) obtain a representations and warranties insurance policy on such terms and conditions as are reasonably acceptable to PECO and which is intended to become effective as of the Closing Date (the "R&W Policy"). Notwithstanding anything to the contrary in this Agreement, the parties agree that (a) the R&W Policy shall constitute PECO's sole and exclusive remedy at all times after the Closing Date for any breach on the part of the Company or OP of any representation, warranty, covenant or agreement set forth in this Agreement, and (b) the inability of PECO to obtain the R&W Policy on terms and conditions acceptable to PECO shall not permit PECO to terminate this Agreement pursuant to any provision of Section 10.1(a).

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

    8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to consummate the Contemplated Transactions shall be subject to the satisfaction prior to the Effective Time of the Merger of the following conditions:

         (a) Company Stockholder Approval. The Company Stockholder Approval Condition shall have been satisfied.

         (b) Opinions of Financial Advisor. The Company Board shall have received the written opinion of RBC Dain Rauscher Inc., a true and complete copy of which has been delivered (but not addressed) to PECO, to the effect that the Consideration is fair to the Company and the Company Stockholders from a financial point of view.

         (c) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, any Governmental Entity, the failure to obtain which would have a Material Adverse Effect, shall have been duly and timely filed and obtained and all applicable waiting periods, if any, pursuant to the HSR Act shall have expired or been early terminated.

         (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other similar order issued by any court of competent jurisdiction or Governmental Entity preventing, materially delaying or impairing consummation of the Contemplated Transactions shall be in effect.

         (e) State Takeover Laws. Consummation of the Contemplated Transactions shall not be subject to the provisions of any State Takeover Laws.

    8.2 Conditions of Obligations of PECO. The obligations of PECO to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions unless waived in writing by PECO:

         (a) Representations and Warranties. All of the representations and warranties of the Company and OP set forth in this Agreement (including the Disclosure Letter and the Schedules thereto) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that (i) expressly speak only as of a specific date or time which need only be true and correct as of such date and time, and (ii) by their terms are qualified by materiality or any analogous limitation on scope which, for purposes of this Section 8.2(a), shall be true and correct in all respects).

         (b) Performance of Obligations of the Company and OP. The Company and OP shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

         (c) Closing Certificate. At the Closing, the Company and OP shall furnish to PECO an unqualified certificate, signed on behalf of the Company and OP by the chief executive officer or chief financial officer of the Company dated the Closing Date, to the effect that the conditions specified in Sections 8.2(a) and 8.2(b) hereof have been satisfied.

         (d) Intentionally Omitted.

         (e) Tax Opinion. PECO shall have received an opinion from counsel to the Company in substantially the form set forth in Exhibit F hereto dated the Effective Time of the Merger to the effect that (i) since its formation, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (ii) OP has been since its formation and continues to be taxed for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation; and (iii) the Contemplated Transactions will not result in corporate tax to the Company for which PECO would become liable as a successor, transferee, or otherwise.

         (f) Estoppel Certificates.

              (i) The Company and OP shall obtain from the Required Tenants and deliver to PECO (A) executed estoppel certificates, substantially in the form attached hereto as Exhibit G with respect to Properties subject to mortgages held by U.S. Bank National Association, and substantially in the form attached hereto as Exhibit H with respect to Properties subject to mortgages held by Lehman Brothers Bank, FSB, and with respect to Properties encumbered by the Assumable Debt, and (B) executed subordination, non-disturbance and attornment agreements, substantially in the form attached hereto as Exhibit I with respect to properties subject to mortgages held by U.S. Bank National Association, and substantially in the form attached hereto as Exhibit J with respect to Properties subject to mortgages held by Lehman Brothers Bank, FSB, and with respect to Properties encumbered by the Assumable Debt (the documents referenced in clauses (A) and (B) collectively referred to as the "Estoppel Certificates").

              (ii) For purposes of this Agreement, the term "Required Tenants" means, collectively, (A) all tenants of the Properties that pay greater than Fifty Thousand Dollars ($50,000.00) in annual base rent under their respective Leases ("Major Tenants") plus (B) such additional tenants of the Properties who pay annual base rent under their respective Leases which, in the aggregate but not combined with the aggregate annual base rent paid by the Major Tenants, represents seventy-five percent (75%) of the aggregate annual base rent paid by all tenants of the Properties under their respective Leases, less aggregate annual base rent paid by the Major Tenants.

              (iii) Notwithstanding anything to the contrary in Section 10.1(a), in the event that the Company and OP are unable to obtain the Estoppel Certificates from all of the Required Tenants on or prior to the Outside Termination Date, the Company and OP shall be entitled to extend the Outside Termination Date, by written notice to PECO, for a maximum of two successive fourteen (14) day periods, during which periods the Company and OP shall attempt, in good faith and with all diligent efforts, to obtain the Estoppel Certificates from the balance of the Required Tenants. If, at the end of the second such fourteen
         (14) day period, the Company and OP are unable to obtain the Estoppel Certificates from all of the Required Tenants, PECO shall have the right (but not the obligation) to extend the Outside Termination Date for an additional period of thirty (30) days, during which period PECO shall have the right to attempt to obtain the Estoppel Certificates from the balance of the Required Tenants.

         (g) Legal Opinions. PECO shall have received an opinion from Paul, Hastings, Janofsky & Walker LLP, as counsel to the Company, with respect to all non-Maryland law issues, and from Ballard Spahr Andrews & Ingersoll, LLP, as special Maryland counsel to the Company, with respect to all Maryland law issues, to the effect that (i) OP is a limited partnership validly existing and in good standing under the laws of the State of Delaware, (ii) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, (iii) each Subsidiary is a corporation, limited liability company or limited partnership validly existing and in good standing under the laws of their respective statutes of formation, (iv) each of the Company and OP has the requisite corporate or partnership power and authority to own their respective properties and conduct their respective businesses as now conducted, and to execute, deliver and perform their respective obligations under this Agreement and the agreements to be executed, delivered and performed by the Company and/or OP pursuant hereto (the "OP Closing Documents"), (v) all necessary corporate or partnership action, as applicable, has been taken to authorize the execution, delivery and performance by the Company and OP of this Agreement and the OP Closing Documents to which they are a party, (vi) all necessary approvals, consents, and authorizations required from the Company or OP or any owners of any interest in any of such entities have been obtained,
(vii) the individual or individuals who have executed this Agreement and the OP Closing Documents on behalf of each of the Company and/or OP have the authority to bind such entities to the terms and conditions of this Agreement and the OP Closing Documents, (viii) each of this Agreement and the OP Closing Documents has been duly executed and delivered by the Company and/or OP as applicable,
(ix) to counsel's actual knowledge without investigation, (A) there is no litigation or other claim pending before any court or administrative or other governmental body or overtly threatened by a written communication against the Company and/or OP or the Subsidiaries or their properties, (B) none of the Company, OP or any of the Subsidiaries is subject to any bankruptcy or other insolvency proceedings or any assignment for the benefit of creditors or any similar proceedings for the benefit of creditors, and (C) none of the Company, OP or any of the Subsidiaries or their respective properties is operating under or subject to any receiver, trustee or similar entity for the benefit of creditors, and (x) the consummation of the Contemplated Transactions will not constitute a Violation of the OP Agreement.

         (h) Resignation of Board of Directors and Officers. Each member of the Company Board and each officer of the Company shall have resigned, effective no later than the Effective Time of the Merger.

    8.3 Conditions of Obligations of the Company and OP. The obligations of the Company and OP to consummate the Contemplated Transactions is subject to the satisfaction of the following conditions unless waived in writing by the Company and/or OP:

         (a) Representations and Warranties. The representations and warranties of PECO set forth in this Agreement (including the Disclosure Letter and the Schedules thereto) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties that (i) expressly speak only as of a specific date or time which need only be true and correct as of such date and time, and (ii) that, by their terms are qualified by materiality or any analogous limitation on scope which, for purposes of this Section 8.3(a), shall be true and correct in all respects).

         (b) Performance of Obligations of PECO. PECO shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         (c) Closing Certificate. At the Closing, PECO will furnish to the Company and OP an unqualified certificate, signed on behalf of PECO by its designated representative dated the Closing Date, to the effect that the conditions specified in Sections 8.3(a) and 8.3(b) hereof have been satisfied.

         (d) Legal Opinions. The Company shall have received:

              (i) an opinion from Ulmer & Berne LLP, as counsel to PECO, to the effect that (i) PECO is a limited liability company validly existing and in good standing under the laws of the State of Ohio, (ii) PECO has the requisite limited liability company power and authority to conduct its business as now conducted, and to execute, deliver and perform its obligations under this Agreement and the agreements to be executed, delivered and performed by PECO pursuant hereto (the "PECO Closing Documents"), (iii) all necessary limited liability company action has been taken to authorize the execution, delivery and performance by PECO of this Agreement and the PECO Closing Documents to which it is a party, (iv) all necessary approvals, consents, and authorizations required from the members and managers of PECO have been obtained, (v) the individual or individuals who have executed this Agreement and the PECO Closing Documents on behalf of PECO have the authority to bind PECO to the terms and conditions of this Agreement and the PECO Closing Documents, and (vi) each of this Agreement and the PECO Closing Documents has been duly executed and delivered by or on behalf of PECO; and

              (ii) an opinion from Ulmer & Berne LLP, as counsel to the Guarantor, to the effect that (i) the Guarantor is a limited liability company validly existing and in good standing under the laws of the State of Ohio, (ii) the Guarantor has the requisite limited liability company power and authority to conduct its business as now conducted, and to execute, deliver and perform its obligations under Section 7.17 hereof, (iii) all necessary limited liability company action has been taken to authorize the execution, delivery and performance by the Guarantor of its obligations under Section 7.17 hereof, (iv) all necessary approvals, consents, and authorizations required from the members and managers of the Guarantor have been obtained, (v) the individual or individuals who have executed this Agreement on behalf of the Guarantor have the authority to bind the Guarantor to the terms and conditions of Section 7.17 hereof, and (vi) this Agreement has been duly executed and delivered by or on behalf of the Guarantor.

         (e) Assumption of Obligations Under OP Agreement. At the Closing, PECO shall execute and deliver to the Company and OP an assumption agreement, substantially in the


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

form attached hereto as Exhibit K, pursuant to which PECO, as the Surviving General Partner (as defined in the OP Agreement), expressly agrees to assume all obligations of the General Partner under the OP Agreement.

         (f) Delivery of Total Financing to Escrow Agent. At or prior to the Closing, all of the actions set forth in Section 3.1(c)(i) hereof shall have occurred in the order and manner specified therein.

                                   ARTICLE IX

                         CLOSING AND CLOSING DOCUMENTS

    9.1 Closing. Provided that all conditions to Closing set forth in Article VIII hereof have been satisfied or waived, the consummation and closing (the "Closing") of the Contemplated Transactions shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP in New York, New York, or such other place as is mutually agreeable to the parties, as soon as practicable following the satisfaction of the Company Stockholder Approval Condition at the Company Stockholders' Meeting, but not later than the Outside Termination Date, or as otherwise set by agreement of the parties (the "Closing Date").

    9.2 Delivery of Documents.

         (a) At the Closing, PECO shall execute and deliver to the Company and OP, as appropriate, and the Company and OP shall deliver to PECO, as appropriate, in addition to all other items required to be delivered pursuant to the terms of this Agreement, the following:

              (i) articles of merger in form and substance so as to comply with the MGCL, the ORC and Section 3.1(c)(i)(C)(1) hereof (the "Merger Certificates") to be filed with the State Department of Assessments and Taxation of Maryland and the Secretary of State of the State of Ohio;

              (ii) the attorneys' opinion letters required by Sections 8.2(e), 8.2(g) and 8.3(d) hereof;

              (iii) the closing certificates required by Sections 8.2(c) and 8.3(c) hereof;

              (iv) any affidavits or indemnities reasonably required in order for the Endorsements to be issued by the respective title companies;

              (v) such resignation letters of the officers and directors of the Company as PECO may request not later than five (5) business days prior to Closing;

              (vi) appropriate assignments of entity interests and other related documentation assigning the Garden Apartment Interests to the Advisor and the Property Manager;


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

              (vii) the Termination Agreement, in the form of Exhibit C, together with a certificate signed by the chief executive officer or chief financial officer of the Company to the effect that the transaction contemplated by the Termination Agreement has been consummated, and that no duties or obligations of any party contained in the Termination Agreement have been modified or waived, unless previously approved by PECO;

              (viii) the assumption agreement, in the form of Exhibit K, required by Section 8.3(e);

              (ix) certified copies of the respective Charter Documents and certified good standing certificates of the Company, OP and PECO, as well as officer's certificate(s) as to (A) no amendments to their respective Charter Documents, (B) due authorization of the transaction contemplated hereby, and (C) incumbency and signature of officers;

              (x) all necessary or advisable notification letters to any tenant under a Lease directing that rentals or other payments thereafter be paid to a payee designated by OP, and otherwise complying with applicable law ("Joint Notification Letters");

              (xi) evidence satisfactory to the Company and OP that the person or persons executing the PECO Closing Documents on behalf of PECO have full right, power and authority to do so;

              (xii) evidence satisfactory to PECO that the person or persons executing the OP Closing Documents on behalf of the Company and OP have the full right, power and authority to do so;

              (xiii) to the extent not previously delivered to and in the possession of PECO, all plans and specifications, all Leases, correspondence, title work, surveys and all other documents and files relating to the Properties, all keys for the Properties (which keys shall be properly tagged for identification), all records relating to the Properties, and all licenses relating to the Properties;

              (xiv) a certificate of non-foreign status meeting the requirements of Treasury Regulation Section 1.1445.2, duly executed and acknowledged, certifying that that the Company and OP are not foreign persons for United States income tax purposes;

              (xv) such other instruments as are customarily executed in connection with a merger transaction in each county or parish where a Property is located in order to effectuate the Merger; and

              (xvi) such other instruments and documents as the parties may reasonably request in connection with the transaction contemplated hereby.

         (b) Further Assurances. The parties will take such other and further actions in connection with the documents required to be delivered pursuant to
Section  9.2(a)  above as may
be required by Maryland or Ohio law to make the Contemplated Transactions effective as soon as practicable after the time of filing of the Merger Certificates.

    9.3 Effective Time of the Merger. The Merger will become effective as set forth in Section 3.1(c) hereof. At the Effective Time of the Merger, the Company shall be merged with and into PECO.

                                   ARTICLE X

                           TERMINATION AND AMENDMENT

    10.1 Termination.

         (a) This Agreement may be terminated at any time prior to the Closing Date, whether before or after satisfaction of the Company Stockholder Approval
Condition:

              (i) by the mutual written consent of PECO and the Company;

              (ii) subject to Section 10.1(b) hereof, by:

                    (A) PECO, if there has been a material breach of any representation, warranty, covenant or agreement (or any breach of any representation, warranty, covenant or agreement that by its own terms is qualified by materiality or an analogous standard) set forth in this Agreement (a "Material Breach") on the part of the Company or OP which is willful and has not been cured at or prior to 5:00 p.m., local New York time, on the Outside Termination Date;

                    (B) PECO, if there has been a Material Breach on the part of the Company or OP having an Aggregate Value (when aggregated with the Aggregate Value of each other non-willful Material Breach on the part of the Company or OP and the Aggregate Value of each Material Adverse Effect) of at least One Million Dollars ($1,000,000) which is non-willful and has not been cured at or prior to 5:00 p.m., local New York time, on the Outside Termination Date;

                    (C) the Company, if there has been a Material Breach on the part of PECO which is willful and has not been cured at or prior to 5:00 p.m., local New York time, on the Outside Termination Date; or

                    (D) the Company, if there has been a Material Breach on the part of PECO having an Aggregate Value (when aggregated with the Aggregate Value of each other non-willful Material Breach on the part of PECO) of at least One Million Dollars ($1,000,000) which is non-willful and has not been cured at or prior to 5:00 p.m., local New York time, on the Outside Termination Date;

              (iii) by either PECO or the Company, if any permanent injunction or other order of a court, Governmental Entity or other competent authority preventing consummation of the Contemplated Transactions shall have been issued;

              (iv) by either PECO or the Company, if the Contemplated Transactions shall not have been consummated at or prior to 5:00 p.m., local New York time, on the Outside Termination Date; provided, however, that the right to terminate this Agreement under this Section 10.1(a)(iv) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Termination Date;

              (v) by PECO or the Company, if the Company Stockholder Approval Condition shall not have been satisfied by or prior to 5:00 p.m., local New York time, on the earlier to occur of (A) one year from the date of this Agreement or (B) four months from the date that the Company receives final clearance of the Company Proxy Statement from the SEC (such earlier date, the "Outside Termination Date");

              (vi) by PECO, if (A) the Company Board (or any special or other committee thereof) shall have (i) withdrawn, modified or changed, in a manner adverse to PECO, its recommendation that the Company Stockholders approve the Contemplated Transactions or (ii) recommended that the Company Stockholders approve an Alternative Transaction, or (B) the Company shall have entered into a definitive agreement with respect to an Alternative Transaction;

              (vii) by the Company, upon entering into a definitive agreement in respect of an Alternative Transaction pursuant to Section 6.1(e) hereof; provided that the Company has complied with all provisions of Section 6.1(e) hereof, including the notice provisions thereof, and satisfies its payment obligations as provided in Section 7.6 hereof;

              (viii) subject to Section 10.1(b) hereof, by PECO, if:

                    (A) there shall have occurred or there shall exist any events, changes, set of circumstances or conditions having, or which reasonably could be likely to have, a Material Adverse Effect having an Aggregate Value (when aggregated with the Aggregate Value of each other Material Adverse Effect and the Aggregate Value of each non-willful Material Breach on the part of the Company or OP) of at least One Million Dollars ($1,000,000.00) which has not been cured at or prior to 5:00 p.m., local New York time, on the Outside Termination Date;

                    (B) the Title Policies are not obtained (as described in Section 7.13(c) hereof) at or prior to 5:00 p.m., local New York time, on the Outside Termination Date; or

                    (C) the Company fails to eliminate (through the payment of money, bonding or other means reasonably acceptable to PECO) or cause the Title Company to provide affirmative coverage, in a form reasonably acceptable to PECO, over all Disputed Exceptions and all Subsequent Disputed Exceptions

         (except as otherwise provided in Section 7.13(b) hereof), at or prior to 5:00 p.m., local New York time, on the Outside Termination Date;

              (ix) by PECO, if any of the conditions set forth in Sections 8.1(b) or 8.2 hereof are not satisfied at or prior to 5:00 p.m., local New York time, on the Outside Termination Date; or

              (x) by the Company, if any of the conditions set forth in Sections 8.1(b) or 8.3 hereof are not satisfied at or prior to 5:00 p.m., local New York time, on the Outside Termination Date.

         (b) Notwithstanding anything to the contrary contained in Section 10.1(a) hereof, if either PECO or the Company attempts to terminate this Agreement pursuant to Section 10.1(a)(ii) hereof or if PECO attempts to terminate this Agreement pursuant to Section 10.1(a)(viii) hereof on the basis of a Material Breach or a Material Adverse Effect which (i) does not relate to a failure by PECO to satisfy its obligations in respect of the payment of the Consideration pursuant to Sections 2.6 and 3.1 hereof and has an Aggregate Value of less than Three Million Dollars ($3,000,000.00), the parties shall negotiate in good faith to agree upon a mutually acceptable adjustment to the Consideration to reflect the Aggregate Value of such Material Breach or Material Adverse Effect, as the case may be, in lieu of termination; (ii) relates to a failure by PECO to satisfy its obligations in respect of the payment of the Consideration pursuant to Sections 2.6 and 3.1 hereof, the Company may elect to negotiate in good faith with PECO (in which event, PECO shall have an obligation to so negotiate with the Company) to agree upon a mutually acceptable resolution of such breach, in lieu of termination, but the Company shall not be obligated to do so; or (iii) has an Aggregate Value of greater than Three Million Dollars ($3,000,000.00), the parties may elect to negotiate in good faith to agree upon a mutually acceptable adjustment to the Consideration to reflect the Aggregate Value of such Material Breach or Material Adverse Effect, as the case may be, in lieu of termination, but neither party shall be obligated to do so. Notwithstanding the foregoing, if the parties are unable to reach an agreement as to an appropriate adjustment to the Consideration within thirty (30) days after the Non-Terminating Party has received the Termination Notice from the Terminating Party, such Termination Notice shall become effective and this Agreement shall be terminated. For purposes of this Agreement, the term "Aggregate Value" shall mean, with respect to any Material Breach or any Material Adverse Effect, the aggregate value of such Material Breach or Material Adverse Effect as determined by mutual agreement of the parties on the basis of GAAP and such other commercially reasonable methods as the parties may agree.

         (c) Any party hereto seeking to terminate  this  Agreement  pursuant to
Section 10.1(a) hereof (the "Terminating Party") shall deliver to the other party hereto (the "Non-Terminating Party") a written notice of termination setting forth the basis upon which the Terminating Party seeks to terminate this Agreement (a "Termination Notice"). Except as otherwise provided in Section 10.1(b), a Termination Notice shall become effective, and this Agreement shall be terminated, upon receipt of the Termination Notice by the Non-Terminating Party.

    10.2 Effect of Termination. If this Agreement is terminated either by the Company or PECO as provided in Section 10.1 hereof, this Agreement forthwith shall become null and void and there shall be no liability or obligation on the part of PECO, the Company, OP or any of their respective officers or directors, except with respect to (a) the last sentence of Section 7.2 hereof, (b) Sections 7.6 and 7.7 hereof, and
(c) Sections  10.3(a) and 10.3(c)  hereof,  subject to the provisions of Section
11.7 hereof. Nothing herein shall relieve any party from liability for any breach hereof except as limited by Section 10.3 hereof. If this Agreement is terminated either by the Company or PECO as provided in Section 10.1 hereof, PECO shall be entitled to a refund of the Deposit except to the extent otherwise provided herein pursuant to Sections 7.6(c), 10.3(c) and 10.3(d) hereof.

    10.3 Remedies for Breach of this Agreement.

         (a) Willful Breach by the Company or OP. Provided that neither the Company nor OP has grounds for termination as set forth in Section 10.1 hereof, if PECO has the right under Section 10.1(a)(ii)(A) hereof to terminate this Agreement due to a willful Material Breach, then PECO shall be entitled, in its sole discretion, (i) to pursue all of its available remedies at law; provided, however, that the maximum amount of damages for which the Company and OP, jointly and severally, shall be responsible shall be Three Million Dollars ($3,000,000), and in no event shall the Company and OP, jointly and severally, be obligated to pay more than Three Million Dollars ($3,000,000), no matter the size of any damage claim made or awarded, or judgment granted, (ii) to sue for specific performance, or (iii) to terminate this Agreement upon notice to the Company and receive a reimbursement of the PECO Transaction Expenses pursuant to
Section 7.6(b)(i) hereof. The foregoing remedies are each exclusive of the others. PECO shall be entitled to a return of the Deposit in all events under this Section 10.3(a). Notwithstanding anything set forth above in this Section 10.3(a), the parties acknowledge that, provided that neither the Company nor OP has grounds for termination as set forth in Section 10.1 hereof, the failure of the Company to eliminate (through the payment of money, bonding or other means reasonably acceptable to PECO) or cause the Title Company to provide affirmative coverage, in a form reasonably acceptable to PECO, over all monetary Disputed Exceptions and all monetary Subsequent Disputed Exceptions shall be deemed to be a willful Material Breach by or on behalf of the Company and OP for all purposes under this Agreement.

         (b) Non-Willful Breach by the Company or OP. Provided that neither the Company nor OP has grounds for termination as set forth in Section 10.1 hereof, if PECO has the right under Section 10.1(a)(ii)(B) hereof to terminate this Agreement due to a non-willful Material Breach, then PECO shall be entitled to terminate this Agreement upon notice to the Company and receive (i) a reimbursement of the PECO Transaction Expenses pursuant to Section 7.6(b)(i) hereof and (ii) a return of the Deposit.

         (c) Willful Breach by PECO. Provided that PECO does not have grounds for termination as set forth in Section 10.1 hereof, if the Company or OP has the right under Section 10.1(a)(ii)(C) hereof to terminate this Agreement due to a willful Material Breach, then the Company shall be entitled, in its sole discretion, (i) to pursue all its available remedies at law provided, however, that the maximum amount of damages for which PECO and the Guarantor, jointly and severally, shall be responsible shall be Three Million Dollars ($3,000,000) less any portion of the Deposit delivered to the Company in accordance with the terms of this Agreement, and in no event shall PECO and the Guarantor, jointly and severally, be obligated to pay more than Three Million Dollars ($3,000,000) less any portion of the Deposit delivered to the

Company in accordance with the terms of this Agreement, no matter the size of any damage claim made or awarded, or judgment granted; or (ii) to terminate this Agreement upon notice to PECO and receive a reimbursement of the Company Transaction Expenses (which amount shall be paid out of the Deposit) pursuant to
Section 7.6(c) hereof. The foregoing remedies are each exclusive of the others. Notwithstanding anything set forth above in this Section 10.3(c), the parties acknowledge that, provided that PECO does not have grounds for termination as set forth in Section 10.1 hereof, the failure by PECO to satisfy its obligations in respect of the payment of the Consideration pursuant to Sections 2.6 and 3.1 hereof shall be deemed to be a willful Material Breach by or on behalf of PECO for all purposes under this Agreement. Upon such failure, the Company and OP shall be entitled to the remedies set forth in this Section 10.3(c) as well as the remedies set forth in Section 3.1(d) hereof, if applicable.

         (d) Non-Willful Breach by PECO. Provided that PECO does not have grounds for termination as set forth in Section 10.1 hereof, if the Company or OP has the right under Section 10.1(a)(ii)(D) hereof to terminate this Agreement due to a non-willful Material Breach, then the Company shall be entitled to terminate this Agreement upon notice to PECO and receive a reimbursement of the Company Transaction Expenses (which amount shall be paid out of the Deposit) pursuant to Section 7.6(c) hereof.

    10.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized as appropriate by the respective parties, at any time before or after approval of the Contemplated Transactions by the Company Stockholders, but, after any such approval, no amendment shall be made which by law requires further approval by the Company Stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties hereto.

    10.5 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized as appropriate by the respective parties, may, to the extent legally permissible, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of the party or parties to be bound thereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS

    11.1 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement shall not survive Closing (except for the covenants and agreements contained in Section 3.1(d) hereof and, to the extent necessary to enable the Company to pursue its remedies under Section 3.1(d) hereof, Section 10.3(c) hereof, which shall survive until such time as PECO has fully satisfied all of its obligations in respect of the payment of the Consideration pursuant to Sections 2.6 and 3.1 hereof). From and after the Closing Date, no claim for a breach of any representation or warranty or covenant contained in this Agreement may be maintained by any party against any other party alleging any such breach. Each representation, warranty, covenant and agreement contained in this Agreement, and each exception thereto, is independent of all other representations, warranties, covenants, agreements and exceptions contained herein (whether covering an identical or related subject matter) and must be independently and separately complied with and satisfied. No such representation, warranty, covenant or agreement shall be deemed to have been waived, affected or impaired by any investigation made by the party to whom such representation, warranty, covenant or agreement is given hereunder unless such party proceeded with the Closing with full knowledge of facts giving rise to a breach of any such representation, warranty, covenant or agreement.

    11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

        If to PECO, to:

              Phillips Edison & Company
              1000 Lancaster Street, Suite 420
              Baltimore, MD 21202
              (410) 528-0671 (facsimile)
              Attention: Jeffrey Edison

        with copies to:

              Phillips Edison & Company
              11690 Grooms Road
              Cincinnati, OH  45242
              (513) 554-1009 (facsimile)
              Attention:  Mark Addy, Esq.

        and to:

              Phillips Edison & Company
              175 East 400 South, Suite 607
              Salt Lake City, UT  84111
              (801) 521-6952 (facsimile)
              Attention:  Michael Phillips


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

        and to:

              Honigman Miller Schwartz and Cohn LLP
              32270 Telegraph Road, Suite 225
              Bingham Farms, MI  48025-2457
              (248) 566-8431 (facsimile)
              Attention:  Richard J. Burstein, Esq.

        If to the Company, to:

              Aegis Realty, Inc.
              625 Madison Avenue
              New York, New York  10022
              (212) 593-5794 (facsimile)
              Attention: Stuart Boesky,
              President and Chief Operating Officer

        with a copy to:

              Paul, Hastings, Janofsky & Walker LLP
              75 East 55th Street
              New York, New York  10022
              (212) 318-6971 (facsimile)
              Attention:  Mark Schonberger, Esq.

    11.3 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first written above.

    11.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all of the parties hereto and delivered to the other parties; it being hereby understood that all parties need not sign the same counterpart.

    11.5 Entire Agreement; No Third Party Beneficiaries; Waiver. This Agreement (including the Disclosure Letter and all other documents and instruments referred to herein, which are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein) and the Confidentiality Agreement
(a) constitute the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed by the affected party.

    11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Delaware, applicable to contracts executed and performed entirely in such jurisdiction.

    11.7 No Remedy in Certain Circumstances. Each party agrees that, should any court, Governmental Entity or other competent authority hold any provision of this Agreement or portion hereof to be null, void or unenforceable, or order or direct any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including, without limitation, limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or portion hereof as a result of such holding or order.

    11.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns including without limitation the Assignees.

    11.9 Gender and Number Classification. All words used herein, irrespective of the number and gender specifically used, shall be deemed and construed to include or mean any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

    11.10 Knowledge. For purposes of this Agreement, "knowledge," "to its knowledge," or analogous expressions, when used (i) with reference to the Company, OP or the Subsidiaries means actual knowledge of a particular fact or set of circumstances, events or conditions by Mr. Stuart Boesky, Mr. Jeff Suchman, Mr. Alan Hirmes, Mr. Rich Magner and/or Mr. Orin Shakerdge without investigation or inquiry, and (ii) with reference to PECO, means actual knowledge of a particular fact or set of circumstances, events or conditions by Mr. Michael Phillips or Mr. Jeffrey Edison without investigation or inquiry.

    11.11 Time Periods. Time is of the essence as to all matters contained in the Agreement. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State of Ohio, State of New York, or the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

    11.12 Condemnation and Destruction.

         (a) If, prior to the Closing Date, all or any portion of any Property or any assets of the Company, OP or any Subsidiary is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), (i) the Company or OP shall notify PECO of such fact and continue to keep PECO fully informed; (ii) such taking shall not result in any adjustment to the Consideration; provided, however, that, subject to Section 10.1(b) hereof, PECO shall have any termination rights granted herein in the event that any such taking results in a Material Adverse Effect; (iii) the Company and OP shall cause to be diligently pursued all rights, claims and remedies against the condemning authority; and (iv) if the Contemplated Transactions are consummated, PECO shall be entitled to any condemnation proceeds derived from any condemnation.

         (b) If, prior to the Closing Date, all or any portion of any Property or any assets of the Company, OP or any Subsidiary is damaged or destroyed by fire or other casualty, (i) the Company or OP shall notify PECO of such fact and continue to keep PECO fully informed; (ii) such destruction or casualty shall not result in any adjustment to the Consideration; provided, however, that, subject to Section 10.1(b) hereof, PECO shall have any termination rights granted herein in the event that any such destruction or casualty results in a Material Adverse Effect; (iii) the Company and OP shall cause to be diligently pursued all rights, claims and remedies against any insurer; and (iv) if the Contemplated Transactions are consummated, PECO shall be entitled to receive and keep, all insurance proceeds paid or to be paid as the result of such destruction or casualty and none of such proceeds shall be disbursed or used prior to Closing.

    11.13 Independence of Representations and Warranties. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists any other representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

    11.14 Schedules, Listed Documents. Neither the listing nor description of any item, matter or document in any Schedule hereto nor the furnishing or availability for review of any document shall be construed to modify, qualify or disclose an exception to any representation or warranty of any party made herein or in connection herewith, except to the extent that such representation or warranty specifically refers to such Schedule and such modification, qualification or exception is described in such Schedule; provided, however, that with respect to any matter that is clearly disclosed in any Section of this Agreement or in any Schedule hereto in such a way as to make its relevance to the information called for by another Section of this Agreement or another Schedule hereto readily apparent, such matter shall be deemed to have been included in response to such other Section or Schedule, notwithstanding the omission of any appropriate cross-reference thereto.

    11.15 Severability. In the event that any provision hereof (including, without limitation, any of the provisions of this Section 11.15) would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof (including, without limitation, each of the provisions of this Section 11.15) are severable, and in the event any provisions hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

    11.16 Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, PECO, the Company and OP have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                 AEGIS REALTY, INC., a Maryland corporation


                                 By:    /s/ Stuart J. Boesky
                                        Name:  Stuart J. Boesky
                                        Title: President

                                                                   "Company"

                                        AEGIS REALTY OPERATING PARTNERSHIP,
                                        L.P., a Delaware limited partnership

                                        By:    AEGIS REALTY, INC., a Maryland
                                               corporation, its general partner


                                               By:    /s/ Stuart J. Boesky
                                                      Name:  Stuart J. Boesky
                                                      Title: President

                                                                         "OP"

                                 DOUBLEDAY STATION LLC,
                                 an Ohio limited liability company

                                 By:    PHILLIPS EDISON & COMPANY SHOPPING
                                        CENTER OPPORTUNITY FUND II LLC,
                                        an Ohio limited liability company,
                                        its managing member

                                        By:   PHILLIPS EDISON & COMPANY SHOPPING
                                              CENTER OPPORTUNITY FUND II
                                              MANAGING MEMBER LLC,
                                              a _________________________,
                                              its managing member


                                              By:    /s/ Jeffrey S. Edison
                                                     Name:  Jeffrey S. Edison
                                                     Title: Managing Member

                                                                       "PECO"


               [Signature Pages to Agreement and Plan of Merger]

         IN WITNESS WHEREOF, the Advisor and the Property Manager have caused this Agreement to be executed and delivered by their respective officers or partners thereunto duly authorized, all as of the date first written above, to evidence their agreement to be bound by Sections 3.2(c) and 7.7 hereof.

                                       RELATED AEGIS LP,
                                       a Delaware limited partnership

                                       By: RELATED AEGIS, INC.,
                                           a Delaware corporation, its general
                                           partner


                                           By:    /s/ Stuart J. Boesky
                                                  Name:  Stuart J. Boesky
                                                  Title: President

                                                                      "Advisor"


                                       RCC PROPERTY ADVISORS,
                                       a Florida general partnership

                                       By:  RELATED GENERAL II, L.P.,
                                            a New York limited partnership,
                                                   its general partner

                                             By:  RCMP, INC.,
                                                  a Delaware corporation,
                                                  its general partner


                                                  By:    /s/ Stuart J. Boesky
                                                         Name:  Stuart J. Boesky
                                                         Title: Executive Vice
                                                                President

                                                              "Property Manager"


               [Signature Pages to Agreement and Plan of Merger]

         IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be executed and delivered by its managing member thereunto duly authorized, all as of the date first written above, to evidence their agreement to be bound by Sections 5.1(b), 5.2(b), 5.3, 5.5(b), 5.7(b), 5.10(b), 5.11(b), 6.3, 7.17 and
10.3(c) hereof.

                                            PHILLIPS EDISON LTD.,
                                            an Ohio limited liability company

                                            By:    /s/ Jeffrey S. Edison
                                                   Name:  Jeffrey S. Edison
                                                   Title: Managing Member

                                                                  "Guarantor"

















               [Signature Pages to Agreement and Plan of Merger]

         IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be executed and delivered by a duly authorized officer thereof as of the date first written above, to evidence its agreement to be bound by Sections 3.2(c), 7.6(a)(iii) and 7.7 hereof, and to evidence its agreement to release and discharge the Company, OP, PECO and the Surviving Entity from all past and future obligations in respect of the RBC Fee.

                                            RBC DAIN RAUSCHER INC.,
                                            a _________________________


                                            By:    /s/ Michael Coster
                                                   Name:  Michael Coster
                                                   Title: Managing Director



















               [Signature Pages to Agreement and Plan of Merger]

                                TABLE OF CONTENTS


ARTICLE I         DEFINITIONS..................................................2

ARTICLE II        THE MERGER...................................................8

        2.1    Surviving Entity................................................8

        2.2    Governing Documents.............................................8

        2.3    Directors and Officers..........................................8

        2.4    Effect on Property, Rights and Liabilities......................9

        2.5    Effect on Common Stock and Stock Options........................9

        2.6    Procedure for Payment...........................................9

ARTICLE III       CONSIDERATION AND OTHER FINANCIAL ARRANGEMENTS..............12

        3.1    Consideration..................................................12

        3.2    Other Financial Arrangements...................................17

        3.3    Operation Within Expense Budgets...............................18

        3.4    Total Financing................................................19

        3.5    OP Unit Holders' Interests.....................................19

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND OP........19

        4.1    Organization, Standing and Power...............................19

        4.2    Capital Structure..............................................19

        4.3    Authorization and Enforceability...............................20

        4.4    Non-Contravention..............................................20

        4.5    Subsidiaries...................................................21

        4.6    SEC Documents/Financial Statements.............................22

        4.7    Information Supplied...........................................22

        4.8    Compliance with Applicable Laws................................23

        4.9    Litigation.....................................................23

        4.10   Taxes..........................................................23

        4.11   Certain Contractual Obligations................................26

        4.12   Employees and Benefit Plans....................................27

        4.13   Title to and Sufficiency of Assets.............................28

        4.14   Absence of Certain Changes or Events...........................28

        4.15   Maryland Anti-Takeover Statutes Not Applicable.................29

        4.16   Indebtedness...................................................29

        4.17   Vote Required..................................................30

                                TABLE OF CONTENTS
                                   (continued)

        4.18   Environmental Matters..........................................30

        4.19   Insurance......................................................32

        4.20   Foreign Corrupt Practices Act..................................32

        4.21   Company Affiliate Transactions.................................32

        4.22   Company Internal Controls......................................32

        4.23   Investment Company Act.........................................32

        4.24   Organizational Instruments.....................................33

        4.25   Disclosure.....................................................33

        4.26   Property Condition.............................................33

        4.27   Properties.....................................................34

        4.28   Condemnation...................................................34

        4.29   Engineering Reports............................................35

        4.30   No Contracts for Sale or Leasing...............................35

        4.31   Payment of Tenant Improvements and Capital Expenditures........35

        4.32   OP Unit Holder Notes...........................................35

        4.33   Certain Lease..................................................35

ARTICLE V         REPRESENTATIONS AND WARRANTIES OF PECO AND THE GUARANTOR....36

        5.1    Organization, Standing and Power...............................36

        5.2    Authorization and Enforceability...............................36

        5.3    Financial Condition............................................37

        5.4    Financing Commitment Letters...................................37

        5.5    Non-Contravention..............................................37

        5.6    Information Supplied...........................................37

        5.7    Litigation.....................................................38

        5.8    Taxes..........................................................38

        5.9    Foreign Corrupt Practices Act..................................38

        5.10   Organizational Instruments.....................................38

        5.11   Disclosure.....................................................39

ARTICLE VI        COVENANTS...................................................39

        6.1    General Covenants of the Company...............................39

        6.2    Improvements Under Construction................................44

        6.3    Guarantor Net Worth............................................44

                                TABLE OF CONTENTS
                                   (continued)

        6.4    Lease Renewal..................................................44

ARTICLE VII       ADDITIONAL AGREEMENTS.......................................45

        7.1    Preparation of the Company Proxy Statement.....................45

        7.2    Access to Information..........................................45

        7.3    Company Stockholders' Meeting..................................45

        7.4    Compliance with the OP Agreement...............................46

        7.5    Consents and Approvals.........................................46

        7.6    Expenses; Liquidated Damages...................................47

        7.7    Brokers or Finders.............................................50

        7.8    Conveyance Taxes...............................................50

        7.9    Public Announcements...........................................50

        7.10   Notification of Certain Matters................................51

        7.11   Assumable Debt Consents........................................51

        7.12   Confidentiality................................................51

        7.13   Title Insurance; Liens.........................................51

        7.14   Surveys........................................................53

        7.15   Environmental Reports..........................................53

        7.16   Assumable Debt and Existing Credit Facility....................54

        7.17   Guarantee of Certain Obligations of PECO.......................54

        7.18   Directors' and Officers' Insurance.............................55

        7.19   Advice of Changes; SEC Filings.................................55

        7.20   Certain Other Actions..........................................56

        7.21   No R&W Policy Condition; PECO's Exclusive Post-Closing Remedy..56

ARTICLE VIII      CONDITIONS PRECEDENT........................................57

        8.1    Conditions to Each Party's Obligation to Effect the Merger.....57

        8.2    Conditions of Obligations of PECO..............................57

        8.3    Conditions of Obligations of the Company and OP................59

ARTICLE IX        CLOSING AND CLOSING DOCUMENTS...............................61

        9.1    Closing........................................................61

        9.2    Delivery of Documents..........................................61

        9.3    Effective Time of the Merger...................................63

ARTICLE X         TERMINATION AND AMENDMENT...................................63

                                TABLE OF CONTENTS
                                   (continued)

        10.1   Termination....................................................63

        10.2   Effect of Termination..........................................65

        10.3   Remedies for Breach of this Agreement..........................66

        10.4   Amendment......................................................67

        10.5   Extension; Waiver..............................................67

ARTICLE XI        GENERAL PROVISIONS..........................................67

        11.1   Survival of Representations, Warranties, Covenants
               and Agreements.................................................67

        11.2   Notices........................................................68

        11.3   Interpretation.................................................69

        11.4   Counterparts...................................................69

        11.5   Entire Agreement; No Third Party Beneficiaries; Waiver.........69

        11.6   Governing Law..................................................70

        11.7   No Remedy in Certain Circumstances.............................70

        11.8   Assignment.....................................................70

        11.9   Gender and Number Classification...............................70

        11.10  Knowledge......................................................70

        11.11  Time Periods...................................................70

        11.12  Condemnation and Destruction...................................71

        11.13  Independence of Representations and Warranties.................71

        11.14  Schedules, Listed Documents....................................71

        11.15  Severability...................................................71

        11.16  Headings, etc..................................................72




                                    EXHIBITS
Exhibit                Description
Exhibit A............  Plan of Liquidation
Exhibit B............  Form of Letter of Credit
Exhibit C............  Termination Agreement
Exhibit D............  Form of Press Release
Exhibit E............  Brokerage Agreement
Exhibit F............  Form of Tax Opinion
Exhibit G............  Form of Tenant Estoppel Certificate (U.S. Bank National
                       Association)

                                TABLE OF CONTENTS
                                   (continued)

                                    EXHIBITS
Exhibit H............  Form of Tenant Estoppel Certificate (Lehman Brothers
                       Bank, FSB)
Exhibit I............  Form of  Subordination,  Non-Disturbance  and Attornment
                       Agreement (U.S.Bank National Association)
Exhibit J............  Form of Subordination, Non-Disturbance and
                       Attornment Agreement (Lehman Brothers Bank, FSB)
Exhibit K............  Form of Assumption Agreement
Exhibit L............  Form of Escrow Agreement

                                                                     Exhibit A
                                                                     ---------


                               PLAN OF LIQUIDATION

                               AEGIS REALTY, INC.


         The following constitutes the Plan of Liquidation of AEGIS REALTY, INC., a Maryland corporation (hereinafter called the "Corporation"), pursuant to
Section 562(b) of the Internal Revenue Code of 1986, as amended, and applicable Maryland law.

         1. The Corporation hereby adopts this plan of liquidation, and shall complete its liquidation within 24 months of the date hereof.

         2. The liquidation shall be effected in the manner provided in the Agreement and Plan of Merger dated as of December 24, 2002 among the Corporation, Aegis Realty Operating Partnership and Doubleday Station LLC.



Dated:  _________________(1)

                                             [signature block]







---------------------------------------
(1) To be adopted as of the Closing Date.

                                                                       Exhibit B
                                                                       ---------


          U.S. BANK NATIONAL ASSOCIATION    SWIFT: USBKUS44STL
          INTERNATIONAL DEPT. SL-MO-L2IL    TELEX: 192179
          8TH AND LOCUST STREETS            TELEPHONE: 877-716-5696
          ST. LOUIS, MO 63101               FACSIMILE: 314-418-1376


DATE:

BENEFICIARY:



OUR IRREVOCABLE CLEAN LETTER OF CREDIT NO. SLCCCIN00XXX

GENTLEMEN:

WE HEREBY ISSUE OUR IRREVOCABLE CLEAN LETTER OF CREDIT NUMBER XXX IN FAVOR OF
[     ] ("BENEFICIARY") FOR THE ACCOUNT OF [     ] ("BUYER") IN THE AMOUNT OF UP
TO THE AGGREGATE AMOUNT OF USD 1,000,000 (ONE MILLION AND 00/100 UNITED STATES DOLLARS) AVAILABLE BY ONE OR MORE OF YOUR DRAFTS AT SIGHT DRAWN ON U.S BANK NATIONAL ASSOCIATION, ST. LOUIS, MISSOURI ACCOMPANIED BY:

A DATED AND SIGNED STATEMENT APPEARING ON ITS FACE TO BE EXECUTED BY BENEFICIARY OR DULY AUTHORIZED AGENT THEREOF CERTIFYING THAT:

      "INSERT DEFAULT STATEMENT - WHAT WOULD TRIGGER THE BENEFICIARY TO DRAW ON THE L/C."

DRAFTS DRAWN ON US MUST BE PRESENTED, TOGETHER WITH THE ABOVE REFERENCED DOCUMENT, AT OUR ADDRESS AT U. S. BANK NATIONAL ASSOCIATION, INTERNATIONAL DEPARTMENT., SL-MO-L2IL, 8th AND LOCUST STREETS, ST. LOUIS, MO 63101, OR BY TELECOPY TRANSMISSION TO TELECOPY NUMBER [ ]. IN THE EVENT THAT PRESENTATION IS MADE BY TELECOPY TRANSMISSION, BENEFICIARY SHALL CAUSE THE ORIGINAL EXECUTED DRAFT AND THE ABOVE REFERENCED DOCUMENT TO BE MAILED TO US WITHIN ONE (1) BUSINESS DAY THEREAFTER, IT BEING UNDERSTOOD THAT PAYMENTS UNDER THIS LETTER OF CREDIT WILL BE MADE AGAINST RECEIPT BY US OF SUCH TELECOPY TRANSMISSION.

EACH DRAFT MUST STATE THAT IT IS "DRAWN UNDER U.S. BANK NATIONAL ASSOCIATION, ST. LOUIS, MISSOURI LETTER OF CREDIT NO. _____________DATED __________".

DRAWINGS ARE AVAILABLE UNDER THIS LETTER OF CREDIT ON ANY BUSINESS DAY UNTIL CLOSE OF OUR BUSINESS AT THE PRESENTATION OFFICE SET FORTH ABOVE ON
[                 ] (THE "EXPIRATION DATE").

WE HEREBY ENGAGE THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US AT OUR OFFICE SPECIFIED ABOVE. WE WILL DISBURSE ALL PAYMENTS OF DRAFTS DRAWN

HEREUNDER BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH YOUR PAYMENT INSTRUCTIONS. WE AGREE THAT WE SHALL HAVE NO DUTY TO INQUIRE AS TO THE BASIS UPON WHICH YOU HAVE DETERMINED TO PRESENT US ANY DRAFT UNDER THIS LETTER OF CREDIT.

IF A DEMAND FOR PAYMENT MADE BY YOU HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS IN THIS LETTER OF CREDIT, WE SHALL GIVE YOU PROMPT NOTICE THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS IN THIS LETTER OF CREDIT, STATING THE REASONS THEREFORE AND THAT WE WILL UPON YOUR INSTRUCTIONS HOLD ANY DOCUMENTS AT YOUR DISPOSAL OR RETURN THE SAME TO YOU. UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT TO THE EXTENT THAT YOU ARE OTHERWISE ENTITLED, UNDER THE TERMS OF THIS LETTER OF CREDIT (WITHOUT REGARD TO THE PROVISIONS OF THIS SENTENCE), TO MAKE A DEMAND FOR PAYMENT.

THIS LETTER OF CREDIT SHALL AUTOMATICALLY TERMINATE AND BE DELIVERED TO US FOR CANCELLATION UPON THE EARLIEST TO OCCUR OF (I) THE DATE WE HAVE PAID YOUR DRAFT OR DRAFTS PRESENTED HEREUNDER IN AN AGGREGATE AMOUNT EQUAL TO THE STATED AMOUNT SET FORTH IN THE FIRST PARAGRAPH ABOVE, AND (II) THE EXPIRATION DATE.

ALL NOTICES TO YOU UNDER THIS LETTER OF CREDIT SHALL BE IN WRITING AND ADDRESSED TO YOU AT YOUR ADDRESS SET FORTH ABOVE, ATTN: _____________, TEL. NO. __________, FAX NO. ______________.

AS USED HEREIN, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKS LOCATED IN THE CITY OF ST LOUIS ARE AUTHORIZED OR REQUIRED TO CLOSE.

THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 1993 REVISION INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 500. NOTWITHSTANDING ARTICLE 17 OF THE UNIFORM CUSTOMS, IF THIS LETTER OF CREDIT EXPIRES DURING AN INTERRUPTION OF BUSINESS AS DESCRIBED IN ARTICLE 17 OF THE UNIFORM CUSTOMS, WE AGREE TO EFFECT PAYMENT IF THIS LETTER OF CREDIT IS DRAWN AGAINST WITHIN THIRTY (30) DAYS AFTER RESUMPTION OF BUSINESS. WE HEREBY AGREE TO PROVIDE YOU WITH PROMPT WRITTEN NOTICE OF SUCH RESUMPTION OF BUSINESS.

THIS LETTER OF CREDIT SETS FORTH IN FULL OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

VERY TRULY YOURS,





-------------------------------
AUTHORIZED SIGNATURE
U.S. BANK NATIONAL ASSOCIATION

                                    EXHIBIT C


                                    [FORM OF]
                             TERMINATION AGREEMENT(1)
                             ------------------------


      This TERMINATION AGREEMENT (this "Agreement") is made as of _________________ [the Closing Date] by and among AEGIS REALTY, INC., a Maryland corporation (the "Company"), AEGIS REALTY OPERATING PARTNERSHIP, L.P., a
Delaware  limited  partnership  ("OP"),  RELATED  AEGIS LP, a  Delaware  limited
partnership  (the  "Advisor"),   RCC  PROPERTY   ADVISORS,   a  Florida  general
partnership (the "Property Manager"), SUMMIT INSURED EQUITY L.P., a Delaware limited partnership ("Summit I"), SUMMIT INSURED EQUITY II L.P., a Delaware limited partnership ("Summit II"), and RELATED CAPITAL COMPANY, a New York general partnership ("RCC").

                                    RECITALS
                                    --------

      A. The Company, on its own behalf and in its capacity as the general partner of OP, retained the Advisor to manage and administer the Company and OP pursuant to that certain Advisory Agreement, dated as of October 1, 1997, by and among the Company, OP and the Advisor, as amended by that certain Amendment No.1 to the Advisory Agreement, dated as of September 13, 2001, between the Company, OP and the Advisor (the "Advisory Agreement").

      B. The Advisor has delegated its obligations under the Advisory Agreement to RCC, which is an affiliate of the Advisor, pursuant to that certain Management Services Agreement, dated as of October 1, 1997, between the Advisor and RCC (the "Management Services Agreement").

      C. The Company, in its capacity as the general partner of OP, retained the Property Manager as its exclusive managing agent and as its exclusive leasing and brokerage agent pursuant to that certain Management Agreement, dated as of October 1, 1997, by and among the Company, OP, Summit I and Summit II, on the one hand, and the Property Manager, on the other hand, as amended by that certain Amendment of Management Agreement, dated as of October 1, 2001 by and between the Company, Summit I, Summit II, OP and the Property Manager (the "Management Agreement").

      D. On December 24, 2002, the Company, OP and Doubleday Station, LLC, an Ohio limited liability company ("PECO"), entered into that certain Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which the Company will merge with and into PECO (the "Merger") as of the Effective Time of the Merger (as defined in the Merger Agreement). On _________ __, 200_, the Contemplated Transactions (as defined in the Merger Agreement) were approved by the affirmative vote of the Company Stockholders (as defined in the Merger Agreement) representing a majority of all of the votes entitled to be cast on the matter.


--------
(1) To be executed at closing

      E. It is a condition precedent to the obligations of PECO to consummate the Contemplated Transactions that, effective as of the Closing Date (as defined in the Merger Agreement), (i) the Advisory Agreement, the Management Services Agreement and the Management Agreement shall have been terminated, (ii) OP shall have transferred the Garden Apartment Interests (as defined in the Merger Agreement) to the Advisor and the Property Manager (the "GAI Transfer"), and
(iii) the Advisor and the Property Manager shall have agreed to indemnify and hold harmless the Company, OP and PECO from all Losses (as defined below), related to the Garden Apartment Interests.

      F. The Advisor, the Property Manager and their respective affiliates are or may be entitled to certain fees (including, without limitation, termination fees) and other rights (including, without limitation, reimbursement of expenses incurred) in respect of and pursuant to the Terminating Agreements (as defined below) and any other contracts and agreements, if any, to which either the Advisor and/or the Property Manager is a party, relating to the Company, OP, the Garden Apartment Interests or the Properties (as defined in the Merger Agreement) (such fees and rights, the "Advisor/Manager Fees")

      G. Certain fees are due and owing by the Company an/or OP to Robertson Stephens, RBC Dain Rauscher Inc., and their successor entities in connection with the Contemplated Transactions (such fees, the "RBC Fees").

      H. OP is consummating the GAI Transfer in consideration of (i) the satisfaction of all Advisor/Manager Fees which are or may become due and payable by the Company and/or OP to the Advisor and the Property Manager in connection with the Terminating Agreements and (ii) the payment by the Advisor and the Property Manager of all RBC Fees which are or may become due and payable by the Company, OP and/or PECO in connection with the Contemplated Transactions.

      NOW,  THEREFORE,  in  consideration  of the  foregoing  and other good and
valuable   consideration   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                            TERMINATION OF AGREEMENTS
                            -------------------------

      1.1 Termination of Advisory Agreement. On the terms and subject to the conditions set forth herein, the Advisory Agreement is hereby terminated by the mutual agreement of the parties thereto, effective as of the date hereof, and hereafter shall cease to be of any further force and effect, and each party hereto and thereto hereby releases and discharges each other such party from further observance thereof and of all past and future obligations in respect thereof.

      1.2 Termination of Management Services Agreement. On the terms and subject to the conditions set forth herein, the Management Services Agreement is hereby terminated by the mutual agreement of the parties thereto, effective as of the date hereof, and hereafter shall cease to be of any further force and effect, and each party hereto and thereto hereby releases and discharges each other such party from further observance thereof and of all past and future obligations in respect thereof.

      1.3 Termination of Management Agreement. On the terms and subject to the conditions set forth herein, the Management Agreement is hereby terminated by the mutual agreement of the parties thereto, effective as of the date hereof, and hereafter shall cease to be of any further force and effect, and each party hereto and thereto hereby releases and discharges each other such party from further observance thereof and of all past and future obligations in respect thereof.

      1.4 Termination of Residual Agreements. On the terms and subject to the conditions set forth herein, each other agreement, whether written or oral, between any of the Advisor, the Property Manager or their respective affiliates, on the one hand, and the Company, OP and their respective affiliates, on the other hand (such agreements, together with the Advisory Agreement, the Management Services Agreement and the Management Agreement, the "Terminating Agreements") is hereby terminated by the mutual agreement of the parties thereto, effective as of the date hereof, and hereafter shall cease to be of any further force and effect, and each party hereto and thereto hereby releases and discharges each other such party from further observance thereof and of all past and future obligations in respect thereof.

                                  ARTICLE II.

                                 GAI TRANSFER
                                 ------------

      2.1 GAI Transfer. On the terms and subject to the conditions set forth herein, OP hereby assigns, transfers, conveys and delivers to the the Advisor and the Property Manager (collectively, the "Transferees") all of its right, title and interest in and to Garden Apartment Interests.

      2.2 Instruments of Transfer. On the date hereof, OP shall deliver, or cause to be delivered, to the Transferees duly executed instruments of transfer and assignment, in form reasonably acceptable to all parties.

      2.3 Assumption by the Transferees. Upon the consummation of the GAI Transfer, the Transferees shall assume all of the obligations of the Company and OP relating to the Garden Apartment Interests and the properties and other assets of the Garden Apartment Interests.

      2.4 Distributions in Respect of the Garden Apartment Interests. All distributions in respect of the Garden Apartment Interests ("Distributions") which accrue on or prior to the Closing Date shall belong to OP, and all Distributions which accrue following the Closing Date shall belong to the Transferees. The Distributions payable with respect to the period during which the Closing Date occurs shall be divided on a pro rata basis between OP and the Transferees as follows:

            (a) OP will be entitled to an amount equal to the result of (i) the total amount of such Distributions divided by (ii) the total number of days during such period multiplied by (iii) the total number of days from the beginning of such period through and including the Closing Date; and

            (b) the Transferees will be entitled to an amount equal to the result of (i) the total amount of such Distributions divided by (ii) the total number of days during such period multiplied by (iii) the total number of days from (but not including) the Closing Date through the end of such period.

                                  ARTICLE III.

                                  CONSIDERATION
                                  -------------

      3.1  Consideration   for  Termination  of  Terminating   Agreements.   In
consideration of the termination of, and the release of all obligations of the Company and OP under, the Terminating Agreements, the Company and OP shall consummate the GAI Transfer.

      3.2 Consideration for GAI Transfer. In consideration of the consummation of the GAI Transfer, the Advisor and the Property Manager shall:

            (a) terminate of the Terminating Agreements;

            (b) acknowledge satisfaction by the Company and/or OP of all Advisor/Manager Fees which are or may become due and payable by the Company and/or OP in connection with the Terminating Agreements, and release the Company and OP from all obligations under the Terminating Agreements;

            (c) pay all of the RBC Fees which are or may become due and payable by the Company, OP and/or PECO in connection with the Contemplated Transactions; and

            (d) provide the GAI Indemnification (as defined below).

                                  ARTICLE IV.

                      MUTUAL REPRESENTATIONS AND WARRANTIES
                      -------------------------------------

      Each party hereto hereby represents and warrants to each other party that:

      4.1  Organization  and  Good  Standing;   Ownership.   Such  party  is  a
corporation, general partnership or limited partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or organization. Such party has full power and authority to conduct its business as now conducted and to own or lease and operate the assets and properties now owned or leased and operated by it. Such party is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business of such party or on the ability of such party to consummate the transactions contemplated hereby.

      4.2 Authority and Compliance. Such party has all necessary power and authority and have taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform their respective obligations hereunder. This agreement has been duly executed and delivered by such party and is a legal, valid and binding obligation thereof enforceable against such party in accordance with its terms, and each other document or instrument to be executed and delivered by such party, when executed and delivered by such party, shall be the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, in each case except as such obligations and enforceability are or shall be limited by bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors' rights generally and equitable principles.

      4.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall result in (a) a violation of or a conflict with any provision of any of such party's respective Charter Documents (as defined in the Merger Agreement); (b) a breach of or a default under any term or provision of any contract, agreement, indebtedness or lease to which such party is a party which breach or default would have a material adverse effect on the ability of such party to consummate the transactions contemplated hereby; or (c) a violation by such party of any law, order or judgment.

      4.4 Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by such party in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      4.5 Finder. Except for the RBC Fees, there is no firm, corporation, agency or other entity or person that is entitled to a finder's fee or any type of brokerage commission in relation to or in connection with the transactions contemplated hereby as a result of any agreement or understanding with such party or any of their respective officers, employees or partners.

      4.6 Disclosure of Information. Such party is familiar with the business and financial condition of each other party, and is not relying upon any representation made to such party by any other party or any of their respective officers, employees or agents that are not contained or referred to herein.

                                   ARTICLE V.

                      REPRESENTATIONS AND WARRANTIES OF OP
                      ------------------------------------

      OP hereby represents and warrants to the Transferees that:

      5.1 Ownership. OP owns the Garden Apartment Interests, free and clear of all Liens (as defined in the Merger Agreement); provided, however, that this representation and warranty shall not survive the Closing.

                                  ARTICLE VI.

                                   COVENANTS
                                   ---------

      6.1 Further Assurances. The parties agree to use commercially reasonable efforts to do (and to cooperate with each other party in doing) such other acts and things as may be necessary to consummate the transactions contemplated hereby.

                                  ARTICLE VII.

                                 INDEMNIFICATION
                                 ---------------

      7.1 Indemnification by the Transferees. To the extent and in the manner provided in this Article VII after the Closing, each of the Transferees, jointly and severally, hereby agrees to indemnify and hold harmless the Company, OP, PECO and their respective successors and assigns from, against and in respect of any and all demands, claims, actions or causes of action, assessments, taxes, losses, fines, penalties, damages, liabilities, costs, charges and expenses (including, without limitation, reasonable attorneys' and accountants' fees, expenses and costs of litigation including any such fees, costs and expenses to enforce the terms of this Section 7.1) (collectively, "Losses") sustained or incurred before or after the Closing in connection with the Garden Apartment Interests (the "GAI Indemnification").

      7.2 Notice. If a claim arises as to which a party hereto is entitled to indemnification hereunder (an "Indemnitee"), such Indemnitee shall deliver to the party obligated to indemnify such Indemnitees (an "Indemnitor") a written notice ("Notice of Breach") specifying the details (to the extent known at such time) of such claims of Losses; provided, however, that the failure to provide the Notice of Breach as aforesaid shall not relieve an Indemnitor from its indemnification obligations hereunder unless, and only to the extent, that such failure materially prejudices the Indemnitor's defense with regard to such claim.

      7.3 Limitations, etc. Notwithstanding anything herein to the contrary:

            (a) no claim for indemnity may be maintained with respect to Losses under subsection 7.1 unless and until an Indemnitee shall have delivered the Notice of Breach to the Indemnitor; and

            (b) the obligation of any Indemnitor to indemnify an Indemnitee hereunder for any Losses shall be reduced to the extent that the Indemnitee is entitled to payment for all or a portion of such Loss under any insurance policy, including, without limitation, the R&W Policy (as defined in the Merger Agreement).

      7.4 Exclusive Remedy.  Indemnification of the Indemnitees pursuant to this
Article VII shall be the exclusive remedy of the Indemnitees for any Losses described in Sections 7.1 hereof and the liability of all such parties shall be limited as expressly provided in this Article VII.

      7.5  Survival of GAI  Indemnification.  The terms and  provisions  of this
Article VII shall survive indefinitely following either (i) the Closing or (ii) the termination of this Agreement pursuant to Article VIII hereof.

                                 ARTICLE VIII.

                                  TERMINATION
                                  -----------

      8.1 Termination. This Agreement shall terminate upon:

            (a) the written consent of all of the parties hereto at any time prior to the Closing, but only with the prior written approval of PECO, such approval not to be unreasonably withheld or delayed; or

            (b) the termination of the Merger Agreement in accordance with the terms and conditions thereof.

      8.2 Effect of Termination. If any party terminates this Agreement pursuant to this Article VIII, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, except as otherwise provided in Section 7.5 hereof; provided, however, that any such termination shall not relieve any party from any and all liability which may arise on account of such party's breach of this Agreement.

                                  ARTICLE IX.

                               GENERAL PROVISIONS
                               ------------------

      9.1 Authority. Each party and responsible officer, partner or principal executing this Agreement has read this Agreement and understands the contents hereof. Each of the officers, partners or principals executing this Agreement on behalf of each party in their capacity as such is empowered to do so and thereby binds each such party.

      9.2 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile transmission), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by all of the parties hereto and delivered to the other parties; it being hereby understood that all parties need not sign the same counterpart.

      9.3 Entire Agreement; No Third Party Beneficiaries; Waiver. This Agreement
(a) constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed by the affected party.

      9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York, applicable to contracts executed and performed entirely in such jurisdiction.

      9.5 Severability. In the event that any provision hereof (including, without limitation, any of the provisions of this Section 9.5) would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof (including, without limitation, each of the provisions of this Section 9.5) are severable, and in the event any provisions hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

      9.6 Headings, etc. Section and subsection headings are not to be considered part of this Agreement, are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not affect the construction hereof. This Agreement shall be deemed to express the mutual intent of the parties, and no rule of strict construction shall be applied against any party.

                           [SIGNATURE PAGE TO FOLLOW]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, each as of the date first written above.

                                    AEGIS REALTY, INC., a Maryland corporation


                                    By:   ______________________________
                                          Name:  Stuart J. Boesky
                                          Title: President

                                                                       "Company"


                                    AEGIS REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

                                    By:   AEGIS REALTY, INC., a Maryland
                                          corporation, its general partner


                                          By:   ________________________
                                                Name:  Stuart J. Boesky
                                                Title: President

                                                                            "OP"


                                    RCC PROPERTY ADVISORS, a Florida general partnership

                                    By:   RELATED GENERAL II, L.P., a New
                                          York limited partnership, its
                                          general partner

                                          By:   RCMP, INC., a Delaware
                                                corporation, its general
                                                partner


                                                By:   __________________
                                                      Name:  Stuart J. Boesky
                                                      Title: Executive
                                                             Vice President

                                                              "Property Manager"

                                    RELATED AEGIS LP, a Delaware limited
                                    partnership

                                    By:   RELATED AEGIS, INC., a Delaware
                                          corporation, its general partner


                                          By:   ________________________
                                                Name:
                                                Title:

                                                                       "Advisor"


                                    SUMMIT INSURED EQUITY L.P., a Delaware
                                    limited partnership

                                    By:   AEGIS REALTY OPERATING PARTNERSHIP,
                                          L.P., a Delaware limited
                                          partnership, its general partner

                                          By:   AEGIS REALTY, INC., a
                                                Delaware corporation, its
                                                general partner


                                                By:   __________________
                                                      Name:  Stuart J. Boesky
                                                      Title: President

                                                                      "Summit I"


                                    SUMMIT INSURED EQUITY II L.P., a Delaware limited partnership

                                    By:   AEGIS REALTY OPERATING PARTNERSHIP,
                                          L.P., a Delaware limited
                                          partnership, its general partner

                                          By:   AEGIS REALTY, INC., a
                                                Delaware corporation, its
                                                general partner


                                                By:   __________________
                                                      Name:  Stuart J. Boesky
                                                      Title: President

                                                                     "Summit II"

                                    RELATED CAPITAL COMPANY, a New York
                                    general partnership

                                    By:   SJB ASSOCIATES, L.P., a Delaware
                                          limited partnership, its general
                                          partner

                                          By:   SJB ASSOCIATES, INC., a
                                                Delaware corporation, its
                                                general partner


                                                By:   __________________
                                                      Name:  Stuart J. Boesky
                                                      Title: President

                                                                           "RCC"

      IN WITNESS WHEREOF, the undersigned party has caused this Agreement to be executed and delivered by a duly authorized officer thereof as of the date first written above, to evidence its agreement to be bound by Sections 3.2(c) and 4.5 hereof, and to evidence its agreement to release and discharge the Company, OP and PECO from all past and future obligations in respect of any RBC Fees which would otherwise be or become due and payable by the Company, OP and/or PECO in connection with the Contemplated Transactions.

                                    RBC DAIN RAUSCHER INC.,
                                    a _________________________



                                    By:   ______________________________
                                          Name:
                                          Title:

                                    EXHIBIT D
                                    ---------
                              FORM OF PRESS RELEASE
                              ---------------------





AT AEGIS REALTY, INC.
Brenda Abuaf
Director of Shareholder Services
(800) 831-4826



       AEGIS REALTY, INC. SIGNS DEFINITIVE MERGER AGREEMENT WITH PHILLIPS
                                  EDISON, LTD

             Aegis Stockholders to Receive $11.52 Per Share in Cash


NEW YORK, NY - December 24, 2002 - Aegis Realty Inc., ("Aegis"), (AMEX: AER) today announced that it has entered into a definitive merger agreement with a subsidiary of Phillips Edison, LTD ("PECO"), a privately held owner of grocery-anchored community shopping centers, whereby Aegis will merge with and into PECO. Pursuant to the merger agreement, PECO will acquire Aegis' entire portfolio of shopping center assets, consisting of 28 community shopping centers in 15 states, aggregating over 3.1 million square feet of gross leasable area. As part of the total consideration that is being paid by PECO, each share of Aegis' issued and outstanding common stock will be converted into the right to receive $11.52 per share in cash.

This transaction is the result of a year-long process whereby Aegis and its financial advisor, RBC Capital Markets ("RBC"), explored various alternatives and conducted a broad-based marketing effort which resulted in the receipt of numerous bids from potential buyers to effect the sale of Aegis and its assets.

"After an extensive process and a careful evaluation of the alternatives generated by the RBC engagement, we believe this transaction will provide our shareholders with the best combination of value and liquidity," said Stuart J. Boesky, Chairman, Chief Executive Officer and President of Aegis.

Merger Terms
------------
The proposed transaction is structured so that Aegis will merge with and into a subsidiary of PECO, with the PECO subsidiary being the surviving entity. PECO will pay total consideration of up to $170.2 million, which includes the purchase of all of Aegis' common stock, options to purchase common stock and the operating partnership units of Aegis Realty Operating Partnership, L.P. ("OP Units"), for approximately $101.8 million and the assumption of $68.4 million of Aegis' debt. All of Aegis' common stock will be converted into the right to receive $11.52 per share (as mentioned above), each holder of options to purchase Aegis' common stock will be entitled to receive the difference between $11.52 and the strike price of the option, and each holder of OP Units will have the option to exchange the OP Units for common shares and receive $11.52 per share or remain limited partners of the Operating Partnership.

PECO will pay the merger consideration in cash, utilizing a combination of equity and debt.

Under the advisory contract between Aegis and Related Aegis, L.P., Aegis' external advisor (the "Advisor"), and the property management agreement between Aegis and RCC Property Advisors (the "Property Manager"), the Advisor and Property Manager are entitled to receive termination fees in connection with the merger. PECO, which is in the business of owning shopping center properties, did not view Aegis' interests in the two partnerships which own garden apartment complexes as core to its operations. To better facilitate a transaction, the Advisor and the Property Manager agreed to accept the transfer of 100% of those interests in the garden apartments in lieu of cash in satisfaction of all fees due to them under their agreements. In addition, the Advisor has agreed to be responsible for all fees due to RBC for their role as financial advisor to the Board of Directors of Aegis. Aegis has retained an independent valuation firm to assess the value of the garden apartment interests to confirm that their fair market value is not more than the amounts due to the Advisor and Property Manager (taking into consideration their obligation to pay the fees due to RBC).

Completion of the merger with PECO is subject to approval of Aegis stockholders and normal closing conditions. In addition, until the closing, Aegis has agreed to operate in accordance with certain budgets which may result in an adjustment, up or down, to the amount of the merger consideration depending upon actual operations and expenses. The merger has been approved unanimously by the Board of Directors of Aegis and the transfer of the garden apartment interests to the Advisor and Property Manager, has been unanimously approved by the independent directors.

Financial Advisor
-----------------
Aegis was advised in this transaction by RBC Capital Markets, Inc. RBC has issued an opinion that the consideration to be paid in the transaction is fair to the Company and its stockholders from a financial point of view, subject to the qualifications in such opinion.

Conference Call
---------------
A conference call is scheduled for 9:00 a.m. Eastern Standard Time on Thursday, December 26, 2002. Investors, brokers, analysts and stockholders wishing to participate should call (800) 289-0485. For interested individuals unable to join the conference call, replay of the call will be available through January 9, 2003 at (888) 203-1112. The Passcode is 463543.

About Aegis Realty
------------------
Aegis Realty, a geographically diversified real estate investment trust, has property holdings in 15 states. The Company's current portfolio includes direct or indirect interests in 28 neighborhood shopping centers and two garden apartment complexes. For more information, please contact the Stockholder Services Department directly at (800) 831-4826.

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, trends, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. With respect to the proposed merger, there is the risk that PECO will not obtain the financing necessary to consummate the merger notwithstanding the fact that it has obtained commitments for such financing as described in the merger agreement. Additional risks relating to the Company can be found in the Company's filings with the Securities and Exchange

Commission, including the 2001 Annual Report on Form 10-K and the proxy statement which will be delivered to stockholders as part of the approval process. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

Important additional information will be filed with the SEC
-----------------------------------------------------------
Aegis will be filing a proxy statement with the SEC in connection with the above-described transaction. Investors and security holders are urged to read the proxy statement because it will contain important information. The proxy statement and other documents filed by Aegis with the SEC may be obtained when they become available free of charge at the SEC's website (http://www.sec.gov).

Aegis, and its directors and officers, and the advisor, and the directors and officers of its sole general partner, may be deemed to be "participants" in the solicitation of proxies from Aegis stockholders in connection with the transaction. These potential participants have interest in the transaction, some of which could differ from those of Aegis stockholders generally. Information about the directors and officers of Aegis and the general partner of the advisor, including such individuals' ownership of Aegis shares, is set forth in the proxy statement for Aegis' 2002 annual meeting of stockholders (and is available at the SEC website listed above). Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the proxy statement when it becomes available.

                                                                       Exhibit E
                                                                       ---------


                       [RBC Capital Markets' Letterhead]


STRICTLY PRIVATE AND CONFIDENTIAL


October 15, 2002

Aegis Realty, Inc.
625 Madison Avenue
New York, NY  10022

Attention:  Stuart Boesky
            President and CEO

Dear Mr. Boesky:

RBC Dain Rauscher Inc. ("RBC"), a member of RBC Capital Markets, is pleased to have the opportunity to set forth the terms of the exclusive engagement by Aegis Realty, Inc. (the "Company") of RBC to provide financial advisory and investment banking services to the Company in connection with its exploration of various strategic alternatives available to it, including a possible sale of, or business combination involving (including, a merger, reverse merger or merger of equals), the Company (the "Transaction). This letter will confirm our mutual understanding of the basis on which RBC will act as the Company's exclusive investment banker with respect to the Transaction.

RBC's overall objective is to see a transaction through to a successful conclusion. In this regard, RBC will provide the Company with financial advice and assistance in connection with the Transaction, which may include advice and assistance with respect to preparing an offering memorandum for distribution and presentation to potential purchasers, defining objectives, performing valuation analyses, identifying and contacting potential purchasers, designing appropriate transaction structures, evaluating proposals, formulating negotiating strategy and assisting in negotiations and other matters pertinent to closing. RBC would, of course, be prepared to assist in any presentations to the Company's Board of Directors. In addition, RBC would undertake an analysis to determine the fairness of the Transaction from a financial point of view and, in that regard, render a written opinion (an "Opinion"), if the Company desires, in accordance with RBC's customary practice.

The scope of RBC's engagement shall be limited to those matters expressly set out in this letter agreement. For the sake of clarity, the scope of RBC's engagement shall not include giving tax, legal, regulatory, accountancy or other specialist or technical advice or associated services, as to which the Company agrees to take appropriate advice from other sources. This letter shall not constitute an offer, agreement or commitment to lend by RBC or Royal Bank of Canada or their affiliates.

RBC's compensation for these activities is dependent upon the outcome of the assignment. If the Transaction is completed, the Company agrees to pay to RBC a "Transaction Fee" equal to $1,000,000 plus one and one-quarter of one percent (1.25%) of the Aggregate Transaction Value (as defined below) in excess of $175.0 million up to and including $185.0 million; plus one percent (1.00%) of the Aggregate Transaction Value in excess of $185.0 million up to and including $195.0 million; plus nine-tenths of one percent (0.90%) of the Aggregate Transaction Value in excess of $195.0 million. A transaction (or series of related transactions) resulting in the sale of 75% or more of the Company's voting stock or assets to another party represents a concluded Transaction for determining when the Transaction Fee is payable. In connection with a sale of 75% or more (but not 100%) of the outstanding voting stock of the Company, the Transaction Fee will be calculated under the definition of Aggregate Transaction Value set forth below as though 100% of the outstanding voting stock on a fully-diluted basis had been acquired for the same per share price paid in the Transaction and, if applicable, RBC's services pursuant to this letter agreement will continue after control is obtained to assist the Company with a second step merger or similar transaction. If less than 75% of the Company's voting stock or assets is sold in a transaction (or series of related transactions), the Company will pay a "Minority Investment Transaction Fee" equal to fifty-seven hundredths of one percent (0.57%) of the Aggregate Transaction Value, subject to a minimum fee of $350,000 and a maximum fee equal to the Transaction Fee that would be applied under the above formula in the event that 100% of the Company were acquired at a valuation implied by such minority investment transaction. Notwithstanding the foregoing, RBC will not be paid a fee hereunder with respect to a transaction (i) in which an individual property is being sold by the Company and (ii) RBC notifies the Company in writing that it shall not assist the Company with respect to such disposition.

In the event that RBC delivers an Opinion, the Company agrees to pay RBC an amount equal to $250,000 in respect, and due upon delivery, of such Opinion (the "Opinion Fee"), whether or not the Opinion is favorable. The Opinion Fee paid to RBC shall be credited against the subsequent Transaction Fee. It is understood and agreed that the Opinion would be directed to the Company's Board of Directors but may be included in a proxy or registration statement of the Company distributed in connection with the Transaction, provided the Opinion is reproduced therein in full and any description of, or reference to, RBC in such document shall be in form and substance acceptable to RBC and its legal counsel and any summary of the Opinion in such document shall be prepared by RBC and its legal counsel. Except as provided in the preceding sentence, such Opinion shall not be reproduced, summarized, described or referred to, or furnished to any party without RBC's prior written consent.

The fees determined under the terms of this agreement shall be paid in cash via wire transfer. The Transaction Fee or the Minority Investment Transaction Fee, as the case may be, shall be due and payable on the closing date. Whether or not the Transaction is consummated, and in addition to any fees payable to RBC, the Company agrees to reimburse RBC for its out-of-pocket expenses related to this work in an amount not to exceed $25,000 without the Company's consent, such consent not to be unreasonably withheld, including RBC's attorneys' fees, should their advice be required (collectively, the "Expenses").

"Aggregate Transaction Value" shall be defined to include, without limitation, all cash securities and notes paid or issued by the acquiring entity plus any debt assumed. Any amounts to be paid contingent upon future events shall be estimated for purposes of fee calculation at an expected present value mutually agreeable to the Company and RBC at the time of closing, except that any amounts held in escrow will be deemed paid at closing. If the Aggregate Transaction Value or a portion thereof is in the form of debt or equity securities, then the amount of the Aggregate Transaction Value will be based on the fair market value of such securities determined as of the trading day ending on the day the transaction is publicly announced. The fair market value of such securities will be (i) the discounted present value of any debt securities or (ii) the fair market value of any other securities. The fair market value of such other securities will be determined as follows: (i) the closing sale price for such securities on the registered national exchange providing the primary market in such securities on the trading day ending on the day the transaction is publicly announced; ii) if the securities are not traded on a registered national exchange, the average of the closing bid prices as reported by the National Association of Securities Dealers Automated Quotation System for the previous ten consecutive trading days ending on the trading day the transaction is publicly announced; (iii) if the securities are not traded or reported, by agreement between the Company and RBC; or (iv) if the Company and RBC are unable to agree on the fair market value of securities not traded or reported, by binding arbitration.

The Company recognizes and confirms that, in performing the services contemplated in this letter agreement, RBC will be relying on information furnished by the Company and the acquiring entity, including projections of future results of operations, as well as information available from generally recognized public sources. Such information will not be independently verified by RBC and RBC will not make an independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Company or the acquiring entity. The Company will cooperate fully with RBC in connection with its financial review and analysis, and will provide RBC with such information concerning the Company and the acquiring entity as RBC deems necessary for its financial review and analysis and the rendering of its Opinion. The Company represents that all such information provided by the Company will be complete and accurate in all material respects and not misleading and that all projections provided by it (including projections developed with assistance from RBC) will be reasonably prepared on the basis of the best available estimates and judgments of the Company's management. The Company will promptly notify RBC if it learns of any material inaccuracy or any misleading statement in any information previously delivered to RBC. All non-public information concerning the Company and its business that the Company discloses to RBC will be used by RBC solely in the performance of its services hereunder and will be treated confidentially by RBC for so long as it remains non-public. Except as otherwise required by law, regulation or legal process, RBC will not disclose this information to a third party without the Company's consent.

RBC will act under this letter agreement as an independent contractor with duties solely to the Company. Since RBC will be acting on the Company's behalf in this capacity, it is RBC's practice to receive indemnification. A copy of RBC's standard form is attached to this letter as Appendix A and the terms thereof are incorporated by reference herein. It is understood that RBC's responsibility to the Company is solely contractual in nature and that RBC does not owe the Company, or any other party, any fiduciary duty as a result of its engagement.

Any advice provided by RBC may not be disclosed or referred to publicly or to any third party except in accordance with RBC's prior written consent. RBC is a full service securities firm and as such its business may give rise to situations where RBC or its affiliates may have a customer or client whose interest may be regarded as conflicting with the Company's interests.

This engagement may be terminated with or without cause by the Company or RBC at any time and without liability or continuing obligation to the Company or RBC (except for compensation earned and expenses incurred by or on behalf of RBC to the date of termination) upon written notice to the other party. Notwithstanding the foregoing, RBC shall be entitled to its full compensation pursuant to this letter agreement in the event that, at any time prior to the expiration of 12 months after written termination by the Company, a transaction of the types described in this letter is consummated. Furthermore, the indemnity provisions in the attached form, the waiver of the right to trial by jury provision and the confidentiality and non-disclosure provisions will remain operative regardless of any such termination.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to that state's principles of conflict of law. RBC and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders or other interest holders) each waives any right to trial by jury in any action, claim, suit or proceeding with respect to RBC's engagement as financial advisor or its role in connection therewith.

The Company agrees that RBC has the right to place advertisements in financial and other newspapers and journals at RBC's expense describing its services to the Company hereunder. If requested by RBC, the Company shall include a mutually acceptable reference to RBC in the press release (or other public announcement) made by the Company announcing the Transaction. The benefits of, and the obligations and liabilities assumed in, this letter agreement shall inure to the benefit of, and be binding upon, any successors and assigns.

If the foregoing meets with your approval, please sign both copies of this letter and return one fully executed set to us. We look forward to working with Aegis Realty, Inc. in this important undertaking.

Very truly yours,



RBC Dain Rauscher Inc.



By: __________________________________
Michael Coster
Managing Director



Accepted and Agreed to:

AEGIS REALTY, INC.


By: ____________________________________

Name: __________________________________

Title: ___________________________________

                     Appendix A to Engagement Letter Between
                  RBC Dain Rauscher Inc. and Aegis Realty, Inc.
                              Dated October 2, 2002

The Company agrees to indemnify and hold harmless RBC, its partners, employees, directors, officers, consultants, agents, affiliates and persons deemed to be in control of RBC within the meaning of the Securities Act of 1933 (collectively, the "Indemnified Parties" and individually an "Indemnified Party"), from and against any claims, losses, expenses, damages and liabilities, joint or several, as they may be incurred, related to or arising in any manner out of any transaction, proposal or any other matter contemplated by the engagement of RBC under the Engagement Letter (the "Matters"). The Company also agrees that neither RBC nor any other Indemnified Party shall have any liability to the Company or its affiliates, partners, directors, officers, consultants, agents, employees, controlling persons, creditors or securityholders for any losses, claims, damages, liabilities or expenses related to or arising out of any Matters. The Company will promptly reimburse any Indemnified Party for all expenses as reasonably incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any Matter, or any action or proceeding arising therefrom.

The Company may assume the defense of any litigation or proceeding in respect of which indemnity may be sought hereunder, including the employment of counsel and experts reasonably satisfactory to RBC and the payment of the fees and expenses of such counsel and experts, in which event, except as provided below, the Company shall not be liable for the fees and expenses of any other counsel or expert retained by any Indemnified Party in connection with such litigation or proceeding. In any such litigation or proceeding the defense of which the Company shall have so assumed, any Indemnified Party shall have the right to participate in such litigation or proceeding and to retain its own counsel and experts, but the fees and expenses of such counsel and experts shall be at the expense of such Indemnified Party unless (i) the Company and such Indemnified Party shall have mutually agreed in writing to the retention of such counsel or experts, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to RBC in such litigation or proceeding, or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and such Indemnified Party and representation of the Company and any Indemnified Party by the same counsel or experts would, in the reasonable opinion of RBC, be inappropriate due to actual or potential differing interests between the Company and any such Indemnified Party.

The Company shall not, without the prior written consent of RBC, settle any litigation relating to the Engagement Letter or any Matter unless such settlement includes an express, complete and unconditional release of RBC and its affiliates (and their respective control persons, partners, directors, officers, employees, consultants and agents) with respect to all claims asserted in such litigation or relating to the Engagement Letter or any Matter; such release to be set forth in an instrument signed by all parties to such settlement. Without the prior written consent of the Company, which shall not be unreasonably withheld, delayed or conditioned, no Indemnified Party shall settle or compromise any claim for which indemnification or contribution may be sought hereunder. Notwithstanding the foregoing sentence, if at any time an Indemnified Party requests that the Company reimburse the Indemnified Person for fees and expenses as provided in this agreement, the Company agrees that it shall be liable for any settlement of any proceeding effected without its prior written consent if (i) such settlement is entered into more than 30 days after receipt by it of the request for reimbursement, and (ii) it shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement.

Notwithstanding any provision herein to the contrary, the Company shall not be liable hereunder for indemnification to an Indemnified Party, and the Indemnified Party shall not be exculpated, in respect of any claims, damages, losses, liabilities or expenses that are finally judicially determined to have resulted primarily and directly from the gross negligence or willful misconduct of such Indemnified Party. In no event, regardless of the legal theory advanced, shall any Indemnified Party be liable for any consequential, indirect, incidental or special damages of any nature.

The Company agrees that the exculpation, indemnification and reimbursement commitments set forth herein shall apply whether or not such Indemnified Party is a formal party to any such claim, action or proceeding.

The Company agrees that if any exculpation, indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold any Indemnified Party harmless as and to the extent contemplated hereby, then the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of the claims, damages, losses, expenses and liabilities in such proportion as is appropriate
(i) to reflect the relative benefits to the Company and its securityholders on the one hand, and RBC on the other hand, in connection with the transaction to which such exculpation, indemnification or reimbursement relates or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Indemnified Party, respectively, and the Company as well as any other relevant equitable considerations. The Company and RBC agree that it would not be just and equitable if the contribution provided for herein were determined by pro rata allocation or any other method which does not take into account the equitable considerations referred to above. It is hereby agreed that the relative benefits to the Company, on the one hand, and RBC, on the other hand, with respect to this engagement shall be deemed to be in the same proportion as (i) the Aggregate Transaction Value of the Transaction (whether or not consummated) for which RBC is engaged to render financial advisory services bears to (ii) the fee paid to RBC in connection with such engagement. In no event shall RBC contribute in excess of the fees actually received by RBC pursuant to the terms of the Engagement Letter.

The exculpation, indemnity, reimbursement and contribution obligations of the Company shall survive the termination of the Engagement Letter, shall be in addition to any liability  which the Company may  otherwise  have and shall be binding  upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

Capitalized terms used, but not defined in this Appendix A, have the meanings assigned to such terms in the Engagement Letter.

                                    EXHIBIT F
                                    ---------

                                    [FORM OF]
                                   TAX OPINION
                                   -----------


________________, 2003                                     42763.00037


Doubleday Station LLC
c/o Phillips Edison & Company
1000 Lancaster Street, Suite 420
Baltimore, Maryland 21202
Attention:  Jeffrey Edison

Ladies and Gentlemen:

We have acted as counsel to Aegis Realty, Inc., a Maryland corporation (the "Company"), and Aegis Realty Operating Partnership, L.P., a Delaware limited partnership (the "OP"), in connection with the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 24, 2002 among the Company, the OP and Doubleday Station LLC, an Ohio limited liability company ("PECO"). This opinion is being rendered pursuant to Section 8.2(e) of the Merger Agreement.

In connection with the opinions rendered below, we have examined the following:

1. the Charter of the Company, as amended, as filed with the Secretary of State of Maryland;

2.    the Company's Bylaws;

3.    the Merger Agreement;

4. the Amended and Restated Agreement of Limited Partnership of the OP dated as of October 1, 1997 (the "Operating Partnership Agreement"), among the Company, as general partner and the OP's limited partners and all amendments to the Operating Partnership Agreement; and

5. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

In connection with the opinions rendered below, we have assumed generally that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. during each taxable year, including its short taxable year ending December 31, 1997, the Company has operated and will operate in such a manner that will make

Doubleday Station LLC
___________________, 2003
Page 2



      the representations contained in the Representation Letter, dated the date hereof and executed by the President of the Company (the "Representation Letter"), true for such years;

3. the Company will not make any amendments to its organizational documents or the Operating Partnership Agreement, after the date of this opinion, that would affect the Company's qualification as a real estate investment trust (a "REIT") or the OP's status as a partnership for any taxable year; and

4. the OP has not made and will not make an election to be taxed as an association taxable as a corporation or other than as a partnership pursuant to Treasury Regulation Section 301.7701-3(c).

In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Representation Letter.

For purposes of our opinions, we made such factual and legal inquiries, including examination of the documents set forth above, as we have deemed necessary or appropriate for purposes of our opinion. For purposes of rendering our opinion, however, we have not made an independent investigation of the facts contained in the documents and assumptions set forth above, or the representations set forth in the Representation Letter, although we are not aware of any facts inconsistent with the facts contained in the documents and assumptions set forth above or the Representation Letter. We consequently have relied upon the representations in the Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects relevant to our opinion. We have performed legal services on a consistent basis for the Company, and have periodically reviewed with officers of the Company facts concerning the Company's assets, income and distributions, as well as other matters relevant to this opinion.

In addition, to the extent that any of the representations provided to us in the Representation Letter are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individual making such representation the relevant portion of the Code and the applicable Regulations and are reasonably satisfied that such individual understands such provisions and is capable of making such representations.

Based on the documents and assumptions set forth above and the representations set forth in the Representation Letter, we are of the opinion that:

(a) since its formation, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code;

Doubleday Station LLC
___________________, 2003
Page 3


(b) the OP has, since its formation, and continues to be treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation; and

(c) the transactions contemplated in the Merger Agreement will not result in federal corporate income tax to the Company for which PECO would become liable as a successor, transferee, or otherwise.

We assume no obligation to update the opinions expressed herein subsequent to the delivery of this opinion letter. The Company's qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Representation Letter. Accordingly, no assurance can be given that the actual results of the Company's operations, the sources of its income, the nature of its assets, the level of the Company's distributions to its stockholders and the diversity of the Company's stock ownership for any taxable periods ending subsequent to the date hereof will satisfy the requirements for qualification and taxation as a REIT.

The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT, or the OP from being classified as a partnership for federal income tax purposes.

The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter.

Very truly yours,

                                                                       Exhibit G
                                                                       ---------

                                                                          MASTER
                                                                         12/9/02
                                                                       75256.___

                            TENANT'S ESTOPPEL LETTER
                            ------------------------





                              _______________, ____


U.S. Bank National Association
Commercial Real Estate Department
10th Floor, CN-OH-W10C
425 Walnut Street
Cincinnati, OH 45202
Attn:_________________________

        RE:    _________________________________________________________________
               (the "Premises"); Lease dated _____________________, ____ between
               _________________________________________________("Landlord") and
               ________________________________________ ("Tenant") (the "Lease")

Ladies/Gentlemen:

        The undersigned acknowledges that you are or may be making a mortgage loan relative to property (the "Property") of which the Premises are a part and that, in consummating any such transaction, you would be relying on this letter.

        The undersigned, as Tenant under the Lease, hereby confirms, represents and certifies to you the following:

        1. Except in each case as noted on attached Schedule A: the Lease has not been amended; Tenant's interest in the Lease has not been assigned or encumbered; and the premises leased thereunder (the "Premises") have not been sublet.

        2. Except in each case as noted on Schedule A: Tenant has accepted possession of the Premises and now occupies and is open for business at the Premises; Tenant does not have any options or rights to renew or cancel the Lease; Tenant does not have any options or rights to lease additional space or to purchase any part of the Property; and Landlord has not agreed not to lease any space in the Property to other tenants who might compete with Tenant.

        3. The minimum rent now payable under the Lease is $_______________ per month. Tenant is currently paying: a real estate tax contribution under the Lease at the rate of $_______________ per month; a common area maintenance ("CAM")
contribution under the Lease at the rate of $_______________ per month; and an insurance contribution under the Lease at the rate of $_______________ per month. The percentage rate payable under the Lease is equal to _________% of ___________________ (as such term is defined in the Lease) in excess of $_______________ per annum. The most recent payment of percentage rent in the amount of $_______________ was made for the period ending _______________. All minimum rent, real estate tax, CAM contributions, insurance contributions and any additional charges have been paid through the period ending _______________, except in each case as noted on Schedule A. No rent or charge has been (or will be) paid more than thirty (30) days in advance of its due date.

        4. Except in each case as noted on Schedule A: the Lease is in full force and effect and there is no default thereunder; no event has occurred which, with the giving of notice and/or the passage of time, would constitute a default under the Lease by either Landlord or Tenant; and Tenant is not entitled to any rent concession or "free" rent or to any credit, offset or deduction against any rent or other charges and has no defenses to the payment of any rent or other charges due under the Lease.

        5. The amount of the security deposit under the Lease held by Landlord is $_______________.

        6. Except in each case as noted on Schedule A: all improvements, alterations or additions to the Premises and Property required to be made by Landlord have been completed to the satisfaction of Tenant; and all contributions required to be made by Landlord for improvements to the Premises and Property, including credits or offsets, if any, and including all contributions or payments to or for the benefit of Tenant, have been made.

        7. There are no actions, whether voluntary or otherwise, pending against Tenant (or any guarantor of Tenant's obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof, except as noted on Schedule A.

        8. To the best of its knowledge, Tenant has not used, stored, disposed of or transported at, to or from the Premises any substance classified as hazardous or toxic under applicable federal, state or local laws or regulations, except in compliance with such laws or regulations or as noted on Schedule A.

        9. If you become Landlord, in no event shall you be: liable for any act or omission of any prior landlord; liable for the return of any security deposit which has not been delivered to you; subject to any offsets or defenses which Tenant might have against any prior landlord; or bound by any payment of rent or additional rent which Tenant might have paid to any prior landlord for more than the current month. Tenant agrees that it will not, without your prior written consent: make a prepayment in excess of one month of rent thereunder; or make or enter into any amendment or termination of the Lease.

        10. In the event that you acquire title to the Premises, Tenant will attorn to and recognize and be bound to you as its new Landlord, and subject to the other terms of this letter, the Lease shall continue in full force and effect as a direct Lease between Tenant and you.

        11. The Lease is and at all times shall be subordinate in all respects to the lien of your mortgage or deed of trust, as the same may be modified, amended, extended and/or replaced. While you are not responsible for, or obliged to cure, any default by Landlord (including a default by a prior landlord even if you become lessor under the Lease), Tenant will give you written notice of, and a reasonable period of time thereafter within which to cure, any default by Landlord under the Lease.

        12. This letter shall inure to your benefit and to the benefit of your designees, successors and assigns, and shall be binding upon the undersigned and its legal representatives, successors and assigns.

                                            Very truly yours,

                                            TENANT


                                            _________________________________
                                            By:______________________________

                                   SCHEDULE A
                                   ----------


1. Date of Lease:



2. Date(s) of Amendment(s) to Lease:



3. Address of Premises:



4. No. of Square Feet in Premises:



5. Term of Lease Commenced On:



6. Term of Lease Will Expire On:



7. Other: [ ] Check if None.

                                                                       Exhibit H
                                                                       ---------

                                   MASTER FORM

                                 ESTOPPEL LETTER

                             [LETTERHEAD OF TENANT]



__________ , 200_

[Lender]


               Re: Confirmation of Lease Agreement for Premises at_________________________

Ladies and Gentlemen:

               At the request of __________________________________ ("Landlord")
the undersigned hereby certifies to you and agrees as follows recognizing that you will rely on the information contained herein:

               1 The undersigned is the tenant under a lease with Landlord, as described below:

                      [lease] [date] [premises] [term] [amendments] and occupies the premises demised thereunder.

               2 The above lease [, as amended as aforesaid] (said lease [, as amended,] the "Lease"), is in full force and effect and has not [otherwise] been amended, modified, supplemented or superseded, and together herewith constitutes the entire agreement between the undersigned and Landlord with respect to said premises. There is no other agreement (except for the agreements contained herein) between the undersigned and the Landlord with respect to said premises or any other space at the above referenced property.

               3 Neither the undersigned nor the Landlord is in default under the Lease. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease.

               4 The undersigned has not received notice and is not aware of any prior transfer, assignment, hypothecation or pledge by Landlord or of any of Landlord's interest in the Lease, except to you.

               5 The monthly base rent of $_____________ due under the lease has been paid through ______________, 20__ and all additional rent due under the Lease has been paid through _______________, 20__.

               6 There are no actions, voluntary or otherwise, pending or, to the best knowledge of the undersigned, threatened against the undersigned under the bankruptcy, reorganization, moratorium or similar laws of the United States, any state thereof or any other jurisdiction.

               7 The undersigned has accepted possession, taken occupancy of, and is conducting operations at the premises; the term of the Lease has commenced; the undersigned has commenced the payment of rents for all space subject to the Lease; and the expiration date of the Lease is
_________________________________.

               8 All work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any work have been paid in full.


                                            Very truly yours,

                                            [Tenant]


                                            By: _______________________________
                                                 Name:
                                                 Title:

                                                                       Exhibit I
                                                                       ---------


Loan No. ________________
STATE OF (           )

                         SUBORDINATION, NON-DISTURBANCE,
                            AND ATTORNMENT AGREEMENT
                            (Commercial Real Estate)

        THIS AGREEMENT, made effective as of the _____ day of _______________, 20____, by and between ________________________, with its principal offices at ___________________ ("Tenant"), and US BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), whose mailing address is c/o Commercial Real Estate Department, CN-WN-10CR, 425 Walnut Street, Cincinnati, Ohio 45202, and/or its participants, successors or assigns.


                              W I T N E S S E T H:

        *A. WHEREAS, by Lease dated ________________ (hereinafter referred to as the "Lease"), _____________________________________ ("Original Landlord") leased and rented to Tenant the real property commonly known as ____________________________, a legal description of which is attached hereto as Exhibit A (the "Property"); and

        *A. WHEREAS, by Lease dated _____________________ (hereinafter referred to as the "Lease"), _____________________________________ ("Landlord") leased and rented to Tenant the real property commonly known as __________________________________, a legal description of which is attached as Exhibit A (the "Property"); and

        B. WHEREAS, __________________________ ("Landlord") has obtained or will obtain a loan from Lender secured by, among other things, a mortgage on the Property (the "Mortgage"), and as a condition to making such loan, it was agreed between Landlord and Lender that Landlord would obtain from Tenant certain written agreements; and

        C. WHEREAS, Tenant and Lender desire hereby to establish certain rights,
safeguards,   obligations  and  priorities  with  respect  to  their  respective interests by means of the following agreement.

        NOW THEREFORE, for and in consideration of the premises and of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Lender agree as follows:

        1. The Lease and the rights of Tenant thereunder are and shall be subject and subordinate to the lien of the Mortgage and to all of the terms, conditions and provisions thereof, to all advances made or to be made thereunder, to the full extent of the principal sum, interest thereon and other amounts from time to time secured thereby, and to any renewal, substitution, extension, modification or replacement thereof, including any increase in the indebtedness secured thereby or any supplements thereto. In the event that Lender or any other person (the Lender, any other such person and their successors and assigns being referred to herein as the "Purchaser") acquires title to the Property pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure, Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and subject to the other terms, provisions and conditions of this Agreement, the Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser.

        2. So long as the Lease is in full force and effect and Tenant shall not be in default under any provision of the Lease or this Agreement, and no event has occurred which has continued to exist for a period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease or would cause without further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess the Tenant thereunder:

               a. the right of possession of Tenant to the Property shall not be terminated or disturbed by any steps or proceedings taken by Lender in the exercise of any of its rights under the Mortgage;

               b. the Lease shall not be terminated or affected by said exercise of any remedy provided for in the Mortgage, and Lender hereby covenants that any sale by it of the Property pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder.

        3. In no event shall Lender or any other Purchaser be:

               a. liable for any act or omission of any prior landlord;

               b. liable for the return of any security deposit which has not been delivered to the Purchaser;

               c. subject to any offsets or defenses which the Tenant might have against any prior landlord;

               d. bound by any payment of rent or additional rent which the Tenant might have paid to any prior landlord for more than the current month.

        4. Tenant agrees to give prompt written notice to Lender of any default by the Landlord under the Lease which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of Lease, no notice of cancellation thereof shall be effective unless Lender has received the notice aforesaid and has failed within 30 days of the date of receipt thereof to cure, or if the default cannot be cured within 30 days, has failed to commence and to pursue diligently the cure of the Landlord's default which gave rise to such right of cancellation or abatement. Tenant further agrees to give such notices to any successor-in-interest of Lender, provided that such successor-in-interest shall have given written notice to Tenant of its acquisition of Lender's interest in the Mortgage and designated the address to which such notices are to be sent.

        5. Tenant acknowledges that the Landlord has executed and delivered or will execute and deliver to Lender an Assignment of Rents and Leases conveying the rentals under the Lease as additional security for said loan, and Tenant hereby expressly consents to and recognizes such Assignment, and agrees to pay the rent to Lender or its nominee whenever Lender claims or requests the rent under the terms of said Assignment.

        6. Tenant agrees that it will not, without the prior written consent of Lender, do any of the following, and any such purported action without such consent shall be void as against Lender:

               a. make a prepayment  in excess of one month of rent  thereunder;
or

               b. subordinate or permit subordination of the Lease to any lien subordinate to the Mortgage.

               c.  make  or  enter  into  any  amendment  or   modification   or
termination of the Lease.

        7. Tenant agrees to certify in writing to Lender, upon request, whether or not any default on the part of the Landlord exists under the Lease and the nature of any such default. Tenant states that as of this date, the Lease is in full force and effect, without modification, a copy of said Lease being attached hereto. Tenant further states as follows:

               a. Tenant is the tenant under the Lease for space in the above-referenced Property demising approximately _____________ rentable square feet of space (the "Premises"). The monthly base rent presently is $_____________________ per month.

               b. Tenant has accepted possession of the Premises pursuant to the Lease. The Lease term commenced on _______________________. The termination date of the Lease term, excluding renewals and extensions, is________________. Tenant
* [does not have the right to extend or renew the Lease.] * [has the right to extend or renew the Lease for _________________ (______) ______________________
(________) year period(s).]

               c. Any improvements required by the terms of the Lease to be made by Original Landlord, and/or any subsequent Landlord, have been completed to the satisfaction of Tenant in all respects, and Original Landlord/subsequent Landlords have fulfilled all of their duties under the Lease.

               d. The Lease has not been assigned, modified, supplemented or amended in any way by Tenant, except as described on the attached sheet (if any). The Lease constitutes the entire agreement between the parties and there are no other agreements concerning the Premises, and Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with renting the Premises other than as set forth in the Lease.

               e. The Lease is valid and in full force and effect, and, to the best of Tenant's knowledge, no party thereto, their successors or assigns is presently in default thereunder. Tenant has no defense, set-off or counterclaim against Landlord arising out of the Lease or in any way relating thereto, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

               f. No rent or other sum payable under the Lease has been paid more than one month in advance.

               g. The amount of the security deposit, if any, to secure Tenant's performance under the Lease is $_______________.

         8. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto. However, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to effect said provisions.

         9. The agreements herein contained shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, successors-in-interest and assigns, and, without limiting such, the agreements of Lender shall specifically be binding upon any Purchaser of the Property at foreclosure or otherwise.

        10. This agreement may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

        11. This agreement may be signed in counterparts.

        12. If any term or provision of this Agreement shall to any extent be held invalid or unenforceable, the remaining terms and provisions hereof shall not be affected thereby, but each term and provision hereof shall be valid and enforceable to the fullest extent permitted by law.

        13. All notices, statements and other communications to be given under the terms of this agreement shall be in writing and delivered by hand against written receipt or sent by certified or registered mail, return receipt requested, postage prepaid and addressed as provided in the first paragraph of this Agreement, or at such other address as from time to time designated by the party receiving the notice.

        IN WITNESS WHEREOF, Tenant and Lender have caused this instrument to be executed as of the day and year first above written.

                                     TENANT:
Signed and delivered as
to Tenant in the presence of:        ___________________________________________


_________________________                          By:__________________________
Witness
                                                   Name:________________________

_________________________                          Its:_________________________
Witness

Signed and delivered as                            US BANK NATIONAL  ASSOCIATION
to Lender in the presence of:


_________________________                          By:__________________________
Witness
                                                   Name:________________________

_________________________                          Its:_________________________
Witness


                                                   AGREED:

Signed and delivered as                            LANDLORD:
to Landlord in the presence of:                    ---------


_________________________                          By:__________________________
Witness
                                                   Name:________________________

_________________________                          Its:_________________________
Witness

STATE OF ___________________ )
                             ) SS:
COUNTY OF______________      )

        The foregoing instrument was acknowledged before me the ____ day of __________________, ____, by _________________________, the ____________________
of __________________, on its behalf.


                                                          ______________________
                                                          Notary Public


STATE OF _________________   )
                             ) SS:
COUNTY OF_______________     )

        The foregoing instrument was acknowledged before me the ___ day of ______________, _______, by ________________________________, of US BANK
NATIONAL ASSOCIATION, a national banking association, on behalf of the association.


                                                          ______________________
                                                          Notary Public


STATE OF _________________   )
                             ) SS:
COUNTY OF_______________     )

        The foregoing instrument was acknowledged before me the ____ day of __________________, ____, by _________________________.


                                                          ______________________
                                                          Notary Public

This instrument was prepared by:

Daniel H. Demmerle, II, Esq.
Strauss & Troy
The Federal Reserve Building
150 East Fourth Street,4th Floor
Cincinnati, OH 45202
(513) 629-9427

                                                                       Exhibit J
                                                                       ---------


             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT


            THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the "Agreement") is made as of the ____ day ____________, 199_ by and between Lehman Brothers Bank, FSB, having an address at 1000 West Street, Wilmington, Delaware 19801 ("Lender") and __________________________, having an address at
____________________________________ ("Tenant").

                                    RECITALS:

            A. Tenant is the holder of a leasehold estate in a portion of the property known as ___________________, located at ______________________________, as more particularly described on Schedule A (the "Property") under and pursuant to the provisions of a certain lease dated ________________, 199__ between __________________________, as landlord
("Landlord") and Tenant or its predecessor in interest, as tenant (as amended through the date hereof, the "Lease");

            B. The Property is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the "Security Instrument") from Landlord, or its successor in interest, in favor of Lender; and

            C. Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

                                   AGREEMENT:

            NOW, THEREFORE, the parties hereto mutually agree as follows:

            1. Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

            2. Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the Lease, Lender agrees for itself and its successors in interest and for any other person acquiring title to the Property through a foreclosure (an "Acquiring Party"), that Tenant's possession of the premises as described in the Lease will not be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as said premises may be expanded as specified in the Lease, by reason of a foreclosure. For purposes of this agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Property and any other transfer of the Landlord's interest in the Property under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

            3. Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon the request of the Lender or any Acquiring Party any reasonable instrument which may be necessary or appropriate to evidence such attornment.

            4. No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither the Lender, any receiver nor any Acquiring Party shall be:

                        (a) liable for any act, omission, negligence or default of any prior landlord (other than to cure defaults of a continuing nature with respect to the maintenance or repair of the demised premises or the Property); provided, however, that any Acquiring Party shall be liable and responsible for the performance of all covenants and obligations of landlord under the Lease accruing from and after the date that it takes title to the Property; or

                        (b) except as set forth in (a), above, liable for any failure of any prior landlord to construct any improvements;

                        (c) subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord; or

                        (d) bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one
(1) month in advance to any prior landlord; or

                        (e) be liable to Tenant hereunder or under the terms of the Lease beyond its interest in the Property.

            Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord for prior losses or damages and against the successor landlord for all losses or damages arising from and after the date that such successor landlord takes title to the Property.

            5. Rent. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand.

            6. Lender to Receive Notices. Tenant shall notify Lender of any default by Landlord under the Lease which would entitle Tenant to cancel the Lease, and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof shall be effective unless Lender shall have received notice of default giving rise to such cancellation and shall have failed within sixty (60) days after receipt of such notice to cure such default, or if such default cannot be cured within sixty (60) days, shall have failed within sixty (60) days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default.

            7. NOTICES. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the receiving party at its address set forth above, and:

            if to Tenant, to
            the attention of:    _____________________________ ; and

            if to Lender:
            to the attention of: _____________________________

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Paragraph 7, the term "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

            Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

            8. Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties. In addition, Tenant acknowledges that all references herein to Landlord shall mean the owner of the landlord's interest in the Lease, even if said owner shall be different than the Landlord named in the Recitals.

            9. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

            IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

[NOTE TO PREPARER: ADD WITNESS LINE(S)
(ONE OR TWO, AS NECESSARY) IF REQUIRED
BY STATE LAW FOR RECORDING PURPOSES.
CONSULT WITH LOCAL COUNSEL OR TITLE
COMPANY AS TO RECORDING REQUIREMENTS.
OTHERWISE, DELETE WITNESS LINE(S).]


                                               LENDER:
                                               LEHMAN BROTHERS BANK, FSB


[Witness:                                      By: _____________________________
            Print Name]                             Name:
                                                    Title:

[Witness:
            Print Name]


                                               TENANT:


[Witness:  _____________________________       By: _____________________________
            Print Name]                             Name:
                                                    Title:

[Witness:
            Print Name]


                                               The undersigned accepts and
                                               agrees to the provisions of
                                               Paragraph 5 hereof.
[Witness:  _____________________________
            Print Name]
                                               LANDLORD:

[Witness:  _____________________________       By: _____________________________
            Print Name]                             Name:
                                                    Title:

[Witness:  _____________________________
            Print Name]


            NOTE TO PREPARER: SCHEDULE A (PROPERTY DESCRIPTION) AND
                       ACKNOWLEDGEMENTS MUST BE ATTACHED

          PREPARER SHOULD CONFIRM MULTI-STATE FORM OF ACKNOWLEDGEMENT ATTACHED HERETO TO BE ACCEPTABLE WITH TITLE COMPANY PRIOR TO
                        CIRCULATION OF EXECUTION COPIES

              MULTI-STATE CORPORATE GENERAL PARTNER ACKNOWLEDGEMENT
                                    (LENDER)

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this __ day of ________________, before me, the undersigned officer, personally appeared:

             (a)  _______________________________________________
                  (residing at ____________________________________*), and

             (b)  _______________________________________________
                  (residing at ____________________________________*),

personally known and acknowledged himself/herself/themselves to me (or proved to me on the basis of satisfactory evidence to be the

            [a]   [Vice] President, and
            [b]   (Assistant) Secretary [(Assistant) Treasurer**]

respectively of Lehman Brothers Bank, FSB (hereinafter, the "Bank"),

and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Bank by himself/herself/themselves in their authorized capacity as such officer(s) as his free and voluntary act and deed and the free and voluntary act and deed of said Bank.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________


*           New York only requiremen
**          Massachusetts only requirement

              MULTI-STATE CORPORATE GENERAL PARTNER ACKNOWLEDGEMENT
                                   (LANDLORD)

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this __ day of ________________, before me, the undersigned officer, personally appeared:

             (a)  _______________________________________________
                  (residing at ____________________________________*), and

             (b)  _______________________________________________
                  (residing at ____________________________________*),

personally known and acknowledged himself/herself/themselves to me (or proved to me on the basis of satisfactory evidence to be the

            [a]   [Vice] President, and
            [b]   (Assistant) Secretary [(Assistant) Treasurer**]

respectively of ______________________ (hereinafter, the "Corporation"), which said Corporation is the general partner of _____________________ (hereinafter, the "Partnership "),

and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Partnership by himself/herself/themselves in their authorized capacity as such officer(s) as his free and voluntary act and deed and the free and voluntary act and deed of said Partnership.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________


*           New York only requirement
**          Massachusetts only requirement

              MULTI-STATE CORPORATE GENERAL PARTNER ACKNOWLEDGEMENT
                                    (TENANT)

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this __ day of ________________, before me, the undersigned officer, personally appeared:

             (a)  _______________________________________________
                  (residing at ____________________________________*), and

             (b)  _______________________________________________
                  (residing at ____________________________________*),

personally known and acknowledged himself/herself/themselves to me (or proved to me on the basis of satisfactory evidence to be the

            [a]   [Vice] President, and
            [b]   (Assistant) Secretary [(Assistant) Treasurer**]

respectively of ______________________ (hereinafter, the "Corporation"), which said Corporation is the general partner of _____________________ (hereinafter, the "Partnership "),

and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Partnership by himself/herself/themselves in their authorized capacity as such officer(s) as his free and voluntary act and deed and the free and voluntary act and deed of said Partnership.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________


*           New York only requirement
**          Massachusetts only requirement

                      MULTI-STATE CORPORATE ACKNOWLEDGMENT
                                   (LANDLORD)

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this __ day of ________________, before me, the undersigned officer, personally appeared:

             (a)  _______________________________________________
                  (residing at ____________________________________*), and

             (b)  _______________________________________________
                  (residing at ____________________________________*),

personally known and acknowledged himself/herself/themselves to me (or proved to me on the basis of satisfactory evidence to be the

            [a]   [Vice] President, and
            [b]   (Assistant) Secretary [(Assistant) Treasurer**]

respectively of _________________________________________ (hereinafter, the
"Corporation"), and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself/herself/themselves in their authorized capacity as such officer(s) as his free and voluntary act and deed and the free and voluntary act and deed of said Corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________


*           New York only requirement
**          Massachusetts only requirement

                      MULTI-STATE CORPORATE ACKNOWLEDGMENT
                                    (TENANT)

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this __ day of ________________, before me, the undersigned officer, personally appeared:

             (a)  _______________________________________________
                  (residing at ____________________________________*), and

             (b)  _______________________________________________
                  (residing at ____________________________________*),

personally known and acknowledged himself/herself/themselves to me (or proved to me on the basis of satisfactory evidence to be the

            [a]   [Vice] President, and
            [b]   (Assistant) Secretary [(Assistant) Treasurer**]

respectively of _________________________________________ (hereinafter, the
"Corporation"), and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the Corporation by himself/herself/themselves in their authorized capacity as such officer(s) as his free and voluntary act and deed and the free and voluntary act and deed of said Corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________


*           New York only requirement
**          Massachusetts only requirement

       MULTI-STATE LIMITED LIABILITY COMPANY ACKNOWLEDGMENT BY INDIVIDUAL
                               MEMBER (LANDLORD)

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this _____ day of ______________________, 199_, before me, the undersigned officer, personally appeared __________________________, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that (s)he is [a] Member of ____________________________________, a ___________________ limited liability company, and that (s)he executed the foregoing instrument in the name of said limited liability company, and that (s)he had authority to sign the same, and
(s)he acknowledged to me that (s)he executed the same as the act and deed of said limited liability company for the uses and purposes therein mentioned by signing the name of the limited liability company by himself/herself in his/her authorized capacity as such officer as his/her free and voluntary act and deed and the free and voluntary act and deed of said limited liability company.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________

    MULTI-STATE LIMITED LIABILITY COMPANY ACKNOWLEDGMENT BY INDIVIDUAL MEMBER
                                    (TENANT)

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this _____ day of ______________________, 199_, before me, the undersigned officer, personally appeared __________________________, to me known to be the person who executed the foregoing instrument, and who, being by me duly sworn, did depose and say that (s)he is [a] Member of ____________________________________, a ___________________ limited liability company, and that (s)he executed the foregoing instrument in the name of said limited liability company, and that (s)he had authority to sign the same, and
(s)he acknowledged to me that (s)he executed the same as the act and deed of said limited liability company for the uses and purposes therein mentioned by signing the name of the limited liability company by himself/herself in his/her authorized capacity as such officer as his/her free and voluntary act and deed and the free and voluntary act and deed of said limited liability company.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________

              MULTI-STATE LIMITED LIABILITY COMPANY ACKNOWLEDGMENT
                         BY CORPORATE MEMBER (LANDLORD)

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this _____ day of ______________________, 199_, before me, the undersigned officer,personally appeared:

             (a)  _______________________________________________
                  (residing at ____________________________________*), and

             (b)  _______________________________________________
                  (residing at ____________________________________*),

personally known and acknowledged himself/herself/themselves to me (or proved to me on the basis of satisfactory evidence to be the

            [a]   [Vice] President, and
            [b]   (Assistant) Secretary [(Assistant) Treasurer**]

respectively of ______________________ (hereinafter, the "Corporation"), which said Corporation is a Member of _____________________ (hereinafter, the "LLC"),

and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the LLC by himself/herself/themselves in their authorized capacity as such officer(s) as his free and voluntary act and deed and the free and voluntary act and deed of said LLC.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________


*           New York only requirement
**          Massachusetts only requirement

              MULTI-STATE LIMITED LIABILITY COMPANY ACKNOWLEDGMENT
                          BY CORPORATE MEMBER (TENANT)


STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On this _____ day of ______________________, 199_, before me, the undersigned officer,personally appeared:

             (a)  _______________________________________________
                  (residing at ____________________________________*), and

             (b)  _______________________________________________
                  (residing at ____________________________________*),

personally known and acknowledged himself/herself/themselves to me (or proved to me on the basis of satisfactory evidence to be the

            [a]   [Vice] President, and
            [b]   (Assistant) Secretary [(Assistant) Treasurer**]

respectively of ______________________ (hereinafter, the "Corporation"), which said Corporation is a Member of _____________________ (hereinafter, the "LLC"),

and that as such officer(s), being duly authorized to do so pursuant to its bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the LLC by himself/herself/themselves in their authorized capacity as such officer(s) as his free and voluntary act and deed and the free and voluntary act and deed of said LLC.


                                               _________________________________
                                               Notary Public
Notarial Seal
                                               My Commission Expires:
                                               _________________________________


*           New York only requirement
                        ** Massachusetts only requirement

                                 ACKNOWLEDGMENT

STATE OF _____________  )
                        :ss.:
COUNTY OF ____________  )

            On the _____ day of ______________________ in the year ______, before me, the undersigned, a notary public in and for said state, personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                               _________________________________
                                               Notary Public

                                    EXHIBIT K
                                    ---------

                        [FORM OF ASSUMPTION AGREEMENT](1)
                         ----------------------------
                       [Doubleday Station LLC Letterhead]

                                                                  [Closing Date]

Aegis Realty Operating Partnership, L.P.
[address]

      Re: Assumption of Obligations of General Partner under Amended and Restated Agreement of Limited Partnership of Aegis Realty Operating Partnership, L.P.
            --------------------------------------------------------------


Ladies and Gentlemen:

      Reference is made to (i) Amended and Restated Agreement of Limited Partnership of Aegis Realty Operating Partnership, L.P. ("OP"), dated as of October 1, 1997, as amended by Amendment No. 1, dated as of June 2, 1998, Amendment No. 2, dated as of December 10, 1998 and Amendment No. 3, dated as of June 30, 1999 (collectively, the "Partnership Agreement") Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 24, 2002, by and among Aegis Realty, Inc., a Maryland corporation ("Aegis"), OP and Doubleday Station LLC, an Ohio limited liability company ("PECO"), Aegis merged with and into PECO effective as of [date].

      Effective as of the date hereof, PECO fully and unconditionally assumes every covenant, obligation and agreement of Aegis as the general partner of OP under the Partnership Agreement as though each such covenant, obligation and agreement were applicable directly to PECO (substituting PECO for Aegis for purposes of the Partnership Agreement), which assumption shall be subject to all of the terms and conditions contained herein, in the Partnership Agreement. The OP Unit Holders (as defined in the Merger Agreement) are intended third-party beneficiaries of this Assumption Agreement.



                    [Remainder of page intentionally left blank]








------------------------
1  To be executed at closing

      IN WITNESS WHEREOF, PECO has caused this Agreement to be executed and delivered by the undersigned duly authorized officer as of the date first written above.

                                    Very truly yours,

                                    DOUBLEDAY STATION LLC,
                                    an Ohio limited liability company

                                    By:   PHILLIPS EDISON & COMPANY SHOPPING
                                          CENTER OPPORTUNITY FUND II LLC,
                                          an Ohio limited liability company,
                                          its managing member

                                          By:   PHILLIPS EDISON & COMPANY
                                                SHOPPING CENTER OPPORTUNITY
                                                FUND II MANAGING MEMBER LLC,
                                                a _________________________,
                                                its managing member


                                                By:   ________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT L
                                    ---------

                                ESCROW AGREEMENT
                                ----------------

        This Escrow Agreement ("Agreement") is entered into as of December 24, 2002 by and between DOUBLEDAY STATION LLC, an Ohio limited liability company ("PECO"); AEGIS REALTY OPERATING PARTNERSHIP, L.P., a Delaware Limited Partnership("OP"); AEGIS REALTY, INC., a Maryland corporation ("COMPANY") and FIRST AMERICAN TITLE INSURANCE COMPANY ("Escrow Agent").

                                 R E C I T A L S
                                 - - - - - - - -

        A. PECO, OP and COMPANY have entered into an Agreement and Plan of Merger, dated December 24, 2002 (the "Merger Agreement"), a copy of which is attached hereto and incorporated herein by reference.

        B. Pursuant to the Merger Agreement, PECO is required to deliver to the Escrow Agent, the Deposit, as described in the Merger Agreement.

        C. The Deposit shall be in the amount of One Million Dollars ($1,000,000.00).

        D. The Deposit may be in immediately available funds or by letter of credit pursuant to the terms and conditions of the Merger Agreement. If the Deposit is made in immediately available funds, it may later be substituted for a letter of credit.

        E.            This Escrow is established as a condition to the Merger
                      Agreement.

        Therefore, the parties agree as follows:

        1. Appointment of Escrow Agent and Deposit.

        (a) PECO, OP and COMPANY hereby appoint and designate the Escrow Agent to serve as such under this Escrow Agreement, and the Escrow Agent accepts such appointment. The Escrow Agent will serve under this Escrow Agreement without compensation except for reimbursement of legal fees incurred as described herein.
        (b) The Deposit, if in the form of immediately available funds, shall be deposited into an interest bearing account with Escrow Agent, which will be maintained until disbursement of the Deposit pursuant to paragraph 2, below. The interest on the Escrow Funds will be reported on PECO's taxpayer identification number.

        2. Disbursement of the Deposit. The Escrow Agent shall hold and disburse the Deposit (and interest earned thereon) pursuant to the terms, conditions and obligations of the Merger Agreement.

        3. Escrow Agent's Duties. The Escrow Agent will be under no duty or obligation to give any notice, or to do or to omit the doing of any action with respect to the Deposit, except to give notice, make disbursements and deposit of the Deposit in accordance with the terms of this Escrow Agreement as directed by the Merger Agreement. The Escrow Agent will not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection with this Escrow Agreement, except for its own willful misconduct or gross negligence (including a disbursement made in violation of this Escrow Agreement unless done in good faith). The Escrow Agent will not be required in any way to determine the validity or sufficiency, whether in form or substance, of any instrument, documents, certificate, statement or notice referred to in this Escrow Agreement or contemplated by this Escrow Agreement, or the identity or authority of the persons executing it, and it will be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports to be correct in form and signed or otherwise executed by the party or parties required to sign or execute it under this Escrow Agreement. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein or as described in the Merger Agreement (and required by applicable law), which the parties agree are ministerial in nature. If in doubt as to its duties and responsibilities hereunder, the Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in good faith in connection with the advice or opinion of such counsel. The Escrow Agent shall have no duties except those that are expressly set forth herein, and it shall not be bound by any notice of a claim or demand hereunder, or any waiver, modification, amendment, termination or rescission of this Escrow Agreement, unless received by it in writing.

        4. Right of Interpleader. If any controversy arises between or among PECO, OP or COMPANY, or any other person, firm or entity, with respect to this Escrow Agreement or the Deposit, or the Escrow Agent is in doubt as to what action to take, or if PECO, OP and COMPANY at any time direct the Escrow Agent to do so, the Escrow Agent will (a) withhold delivery of the Escrow Funds until the controversy is resolved by a court of competent jurisdiction in New York, New York, the conflicting demands are withdrawn or the doubt is resolved, or (b) institute a bill of interpleader in a court in New York, New York to determine the rights of the parties (in which case the Escrow Agent will withhold delivery of the Deposit until paid into the court in accordance with state law). If a bill of interpleader is instituted, or if the Escrow Agent is threatened with litigation or becomes involved in litigation in any manner whatsoever on account of this Agreement or the Deposit, as between themselves and the Escrow Agent, PECO, OP and COMPANY, jointly and severally, will pay the Escrow Agent its reasonable attorneys' fees and any other disbursements, expenses, losses, costs and damages of the Escrow Agent in connection with or resulting from such threatened or actual litigation. All costs and expenses of such controversy will be charged to the non-prevailing party in such controversy.

        5. Indemnity. PECO, OP and COMPANY, jointly and severally, will indemnify the Escrow Agent against and hold the Escrow Agent harmless from any losses, costs, damages, expenses, claims and attorneys' fees suffered or incurred by the Escrow Agent as a result of, in connection with or arising from or out of the acts or omissions of the Escrow Agent in performance of or pursuant to this Agreement, except such acts or omissions as may result from the Escrow Agent's willful misconduct or gross negligence.

        6. Compensation. Escrow Agent shall be entitled to payment for legal fees incurred in negotiating, compromising and dealing with any creditor issues. The fees shall be paid from the Deposit, or if the Deposit is in the form of the letter of credit, shall be paid separately as a condition of release of the Deposit. The payment of fees to the Escrow Agent shall require the approval of PECO, OP and COMPANY for payment. The request for payment must be submitted with an itemized bill for legal fees.

        7. Resignation. The Escrow Agent may resign upon thirty (30) days' prior written notice to PECO, OP and COMPANY, and, upon joint instructions from PECO, OP and COMPANY, will deliver the Deposit to any designated substitute Escrow Agent or Escrow Agents selected by PECO, OP, and COMPANY. If PECO, OP and COMPANY fail to designate a substitute Escrow Agent within ten (10) days, the Escrow Agent may, at its sole discretion, institute a bill of interpleader as contemplated by Section 4, above.

        8. Termination. This Agreement shall terminate upon the earlier of: (i) delivery of the Deposit as provided in Section 2 above; or (ii) upon the institution of a bill of interpleader as provided in Section 4.

        9. Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by Federal Express or similar courier service providing evidence of delivery, or (c) confirmed transmission by facsimile transmission, telegram or telex. Each notice or communication that is mailed, delivered or transmitted in the manner described above will be deemed sufficiently given, served, sent and received, in case of mailing, five (5) days after the posting thereof, and, in the case of notices delivered by hand, courier service, facsimile, telegram or telex, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. For the purpose of notice, addresses of the parties the same as set forth in the Merger Agreement. Any party may change its address for notice by written notice given to the other parties.

        10. Choice of Laws. This Agreement will be construed under the laws of the Delaware.

        11. Counterparts. This Escrow Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute an original.

        12. Binding Effect. This Escrow Agreement and the rights, interests and obligations under this Escrow Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

        13. Entire Agreement. This Escrow Agreement represents the entire and complete understanding of the parties hereto with respect to the subject matter hereof.

        14. Headings. The heading of the paragraphs of this Escrow Agreement are for the convenience of reference only, and do not form a part hereof, and in no way define, limit, describe, modify, interpret or construe the meanings of the parties, the scope of this Escrow Agreement or the intent of any paragraph hereof.

        IN WITNESS WHEREOF, the parties have executed this Escrow Agreement on the date set forth in the introductory paragraph of this Escrow Agreement.


                             PECO:

                             DOUBLEDAY STATION LLC,
                                  an Ohio limited liability company

                             By:   Phillips Edison & Company Shopping
                                   Center Opportunity Fund II LLC, its
                                   Managing Member

                             By:   Phillips Edison & Company Shopping
                                   Center Opportunity Fund II Managing
                                   Member LLC, its Managing Member



                             By: ___________________________________________
                                    R. Mark Addy, Authorized Agent

                             ESCROW AGENT:

                             FIRST AMERICAN TITLE INSURANCE COMPANY


                             By: ___________________________________________
                                 Print Name:________________________________
                                 Title:_____________________________________




                             OP:

                             AEGIS REALTY OPERATING PARTNERSHIP, L.P.,
                             a Delaware limited partnership
                             By: Aegis Realty, Inc., a Maryland corporation, Its General Partner


                             By: ___________________________________________
                                    Stuart J. Boesky, President



                             COMPANY:

                             AEGIS REALTY, INC., a Maryland corporation



                             By: ___________________________________________
                                    Stuart J. Boesky, President

                                     ANNEX B
                                     -------

                   Fairness Opinion of RBC Dain Rauscher Inc.

                                                                         Annex B
                                                                         -------


                        [RBC Capital Markets' Letterhead]




December 23, 2002

The Board of Directors
Aegis Realty, Inc.
625 Madison Avenue
New York, NY 10022

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share ("Company Common Stock") of Aegis Realty, Inc., a Maryland corporation (the "Company"), of the Consideration to be received by holders of Company Common Stock set forth in the proposed Agreement and Plan of Merger (the "Agreement"), by and among Doubleday Station LLC, an Ohio limited liability company ("PECO"), Aegis Realty Operating Partnership, L.P., a Delaware limited partnership ("OP"), and the Company. Capitalized terms used herein shall have the meanings assigned to them in the Agreement unless otherwise defined herein.

        The Agreement provides, among other things, that the Company will merge with and into PECO with PECO continuing as the surviving corporation (the "Merger"), and each outstanding share of Company Common Stock outstanding (which would include shares of Common Stock that have been issued in exchange for OP Units) at the effective time of the Merger will be converted into the right to receive $11.52 in cash, subject to adjustment (the "Per Share Merger Price"). In addition, each stock option to purchase Company Common Stock (other than any options which are exercised at or prior to the effective time of the Merger) will be converted into the right to receive the product of (x) the excess, if any, of the Per Share Merger Price over the exercise price of each such option and (y) the number of shares of Company Common Stock underlying such option. The terms and conditions of the Merger are set forth more fully in the Agreement.

        RBC Dain Rauscher Inc. ("RBC"), a member company of RBC Capital Markets, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

        We are acting as financial advisor to the Board of Directors of the Company in connection with the Merger. We will receive a fee for rendering this opinion, which is not contingent on consummation of the merger nor on the conclusion reached in this opinion, and an additional fee for our services that is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of the Company and receive customary compensation in connection therewith, and also may trade securities of the Company for its own account and the accounts of its customers, and, accordingly, may hold a long or short position in such securities.

        In connection with our review of the Merger, and in connection with the preparation of our opinion, we have undertaken such review, inquiries and analyses as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft Agreement dated December 23, 2002 (the "Latest Draft Agreement"); (ii) we reviewed and analyzed

The Board of Directors
Aegis Realty Inc.
December 23, 2002
Page 2 of 3

certain publicly available financial and other information with respect to the Company that we deemed relevant and certain other historical operating data relating to the Company made available to us from published sources and from the internal records of the Company; (iii) we conducted discussions with members of senior management of the Company with respect to the business prospects, operations, assets, financial condition and financial outlook of the Company;
(iv) we received and reviewed financial forecasts prepared by the Company's management; and (v) we reviewed the reported prices and trading activity for Company Common Stock.

        In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we compared selected market valuation metrics of the Company and other comparable publicly-traded companies with the metrics implied by the Per Share Merger Price; (ii) we compared the financial metrics, to the extent publicly available, of selected precedent transactions with the financial metrics implied by the Per Share Merger Price; (iii) we prepared a discounted cash flow analysis using forecasted financial information and estimates provided to or discussed with us by the management of the Company; and (iv) we compared the premium implied by the Per Share Merger Price with the premiums paid in the selected precedent transactions.

        In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company or otherwise made available to us (including, without limitation, the financial statements and related notes thereto of the Company), and have not assumed responsibility for independently verifying and have not independently verified such information. With respect to the aforementioned financial forecast, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company and that the Company will perform substantially in accordance with such forecast.

        We have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of the Company, and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and have not conducted, any physical inspection of the property or facilities of the Company. Additionally, we have not been asked and did not consider the possible effects of any litigation or other legal claims.

        We have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement.

        Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or events of any kind or nature which may exist or occur after such date.

        Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with the Merger contemplated by the Agreement. We express no opinion and make no recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. This opinion shall not be disclosed, referred to, published or used (in whole or in part), nor shall any public references to us be made without our prior

The Board of Directors
Aegis Realty Inc.
December 23, 2002
Page 3 of 3

written consent. However, this opinion may be included in its entirety in any filing made by the Company in respect of the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is acceptable to us and our counsel.

        Our opinion addresses solely the fairness of the consideration payable in the Merger, from a financial point of view, to the holders of Company Common Stock. Our opinion does not in any way address other Merger terms or arrangements, including, without limitation, the decision by the holders of OP Units to exchange or not to exchange their OP Units for shares of Company Common Stock. We are not expressing any opinion herein as to the prices at which Company Common Stock has traded or may trade at any future time.

        Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be paid in the Merger to the holders of Company Common Stock pursuant to the terms of the Agreement is fair, from a financial point of view, to the holders of Company Common Stock.


                                                          Very truly yours,



                                                          RBC DAIN RAUSCHER INC.



                                                          /s/ Michael Coster
                                                          Michael Coster
                                                          Managing Director